UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )
____________________
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Atlassian Corporation
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2025

Notice of Annual Meeting of Stockholders and Proxy Statement

December 2, 2025 (Tuesday)
2:00PM (Pacific Time)

Our Values
They guide what we do, why we create, and who we hire.

Open company, no bullshit	Openness is root level for us. Information is open internally by default and sharing is a first principle. And we understand that speaking your mind requires equal parts brains (what to say), thoughtfulness (when to say it), and caring (how it’s said).

Play, as a team	We spend a huge amount of our time at work. So the more that time doesn’t feel like “work,” the better. We can be serious, without taking ourselves too seriously. We strive to put what’s right for the team first – whether in a meeting room or on a football pitch.

Build with heart and balance	“Measure twice, cut once.” Whether you're building a birdhouse or a business, this is good advice. Passion and urgency infuse everything we do, alongside the wisdom to consider options fully and with care. Then we make the cut, and we get to work.

Be the change you seek	All Atlassians should have the courage and resourcefulness to spark change – to make better our products, our people, our place. Continuous improvement is a shared responsibility. Action is an independent one.

Don’t #@!% the customer	Customers are our lifeblood. Without happy customers, we’re doomed. So considering the customer perspective - collectively, not just a handful - comes first.

3
Notice of 2025 Annual Meeting of Stockholders
Agenda Items

1.To elect the 11 directors nominated by our Board of Directors and named in this Proxy Statement
2.To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2026
3.To approve, on an advisory basis, the compensation of our named executive officers for the fiscal year ending June 30, 2025
4.To approve the Amended and Restated 2015 Share Incentive Plan to, among other things, extend the term of the plan by an additional ten years
5.To approve the Amended and Restated 2015 Employee Share Purchase Plan to, among other things, increase the share reserve by an additional 14.3 million shares and extend the term of the plan by an additional ten years

We also will consider any other matters that may properly be brought before the Annual Meeting (and any postponements or adjournments of the Annual Meeting). As of the date of this Proxy Statement, we have not received notice of any such matters.
Annual Meeting of Stockholders
Wednesday, December 2, 2025
2:00 p.m. Pacific Time
We will hold the Atlassian Corporation (“Atlassian”) Annual Meeting of Stockholders (the “Annual Meeting”) virtually. To attend, vote, or submit questions, stockholders of record should go to www.virtualshareholdermeeting.com/TEAM2025 and log in using the control number on their Notice of Internet Availability (“Internet Notice”) or proxy card. Beneficial owners of shares held by a broker, bank, or other nominee should review these proxy materials and their Internet Notice or voting instruction form for how to vote in advance of and participate in the Annual Meeting. We encourage you to join the Annual Meeting 15 minutes before the start time. There will not be a physical location for the Annual Meeting, and you will not be able to attend the Annual Meeting in person.
The list of stockholders will be available for inspection by stockholders during the Annual Meeting at www.virtualshareholdermeeting.com/TEAM2025.
Holders of record of shares of our Class A Common Stock and/or Class B Common Stock at the close of business on October 8, 2025 and their proxies are entitled to receive notice of, and to vote at, the Annual Meeting and any and all adjournments, continuations, or postponements thereof. These proxy materials are first being made available to stockholders on October 15, 2025.
Your vote is important. Please vote as promptly as possible.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on December 2, 2025: Both the Proxy Statement and Atlassian’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025, are available electronically at https://investors.atlassian.com/ and www.proxyvote.com.
By order of the Board of Directors,
Stan Shepard
General Counsel
San Francisco, California
October 15, 2025

2025 Proxy Statement

4	Notice of 2025 Annual Meeting of Stockholders
How to Vote

Online at the Annual Meeting	Online Before the Annual Meeting	Phone	Mail
Attend the Annual Meeting virtually at www.virtualshareholdermeeting.com/TEAM2025 and follow the instructions on the website.	Visit www.proxyvote.com and follow the instructions on your proxy card or Internet Notice.	Call 1-800-690-6903 and follow the instructions provided in the recorded message (if you received paper copies of the proxy materials).	Return your completed and signed proxy card in the postage-prepaid envelope accompanying the voting instruction forms.

Note for Street Name Holders: If you are a stockholder who holds shares through a brokerage firm, bank, trust, or other similar organization (that is, in “street name”), please refer to the instructions from the broker or organization holding your shares in an Internet Notice or voting instruction form that was provided to you. If you do not provide voting instructions, we expect that your nominee will only be permitted to vote on Proposal 2.

2025 Proxy Statement

5
Letter to Our Stockholders
To our stockholders, customers, partners, and Atlassians –
Fiscal year 2025 was another big step forward in Atlassian’s mission to unleash the potential of every team. We closed out the year with strong execution, surpassing $5.2 billion in revenue and generating $1.4 billion in free cash flow.(1) We are making significant progress on our key strategic priorities of serving the enterprise, delivering game-changing AI capabilities to our customers, and connecting all teams through the Atlassian System of Work. These strategies amplify each other and unlock multiple growth vectors across our business, resulting in $3.4 billion of Cloud revenue and a cloud net revenue retention rate of 120%.(2)
This past year, we reached many significant milestones. We signed a record number of deals over $1 million in annual contract value—more than 1.5x last year’s total. Our AI capabilities empower 2.3 million monthly active users to enhance their workflows. We shifted from selling stand-alone products to offering apps and agents, purchasable standalone or grouped in a carefully curated Collection, with Rovo at the center. We increased the scale of our cloud apps - supporting up to 100,000 and 150,000 users on a single site of Jira and Confluence, respectively. We entered into strategic partnerships with organizations like AWS, enabling us to streamline complex customer migrations, and with the Formula 1 team, Atlassian Williams Racing, increasing our global brand recognition. We also made strides on our multi-cloud strategy: achieving FedRAMP® Moderate authorization for Atlassian Government Cloud, announcing Atlassian Isolated Cloud, and entering a multi-year strategic partnership with Google Cloud to accelerate cloud transformation and deliver advanced AI solutions to more users.
We believe Atlassian is the platform for human and AI collaboration. We are a teamwork and collaboration company at our core (that’s why we chose TEAM as our ticker symbol), and in the AI era, we believe the demand for collaboration will increase significantly as more people are able to create and bring more ideas to life. Key differentiators like our world-class R&D engine, unified platform, unique depth and breadth of data in our Teamwork Graph, over two decades of domain expertise in team collaboration, and our distribution power with over 300k customers put us in a strong position to seize the opportunities ahead of us. We will continue to deliver powerful AI capabilities that delight and create value for customers positioning the Atlassian platform to be the orchestrator of human and AI collaboration.
Our AI-powered System of Work accelerates teamwork, business processes, and workflows across all types of teams. Enterprises increasingly are choosing to go wall-to-wall with our System of Work and consolidating from a variety of other tools onto the Atlassian platform. Approximately 50% of core apps users as business users, underscoring our platform’s mission-critical role in facilitating cross-functional collaboration between technology teams and business teams like marketing, HR, legal, finance, and many others.
As we look ahead, we are seizing the massive opportunities ahead by continuing to play offense and innovating rapidly, while maintaining our fiscal year 2027 non-GAAP operating margin target. Our position across the markets we play in has never been stronger, and our strategic bets across Enterprise, AI, and System of Work are paying off.
To the entire Atlassian team, thank you for your hard work, perseverance, and dedication to our mission to unleash the power of every team.
Thank you all for your continued trust and support on this journey.

Michael Cannon-Brookes
Chief Executive Officer & Co-Founder
(1)Free Cash Flow is not a U.S. generally accepted accounting principles (“GAAP”) measure. See Appendix A for information regarding non-GAAP financial measures, including a reconciliation of Free Cash Flow to the most directly comparable GAAP financial measure.
(2)See Appendix A for a description of this metric.

2025 Proxy Statement

6

2025 Proxy Statement

7
Note About Forward-Looking Statements
This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995, which statements involve substantial risks and uncertainties. In some cases, you can identify these statements by forward-looking words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “should,” “estimate,” or “continue,” and similar expressions or variations, but these words are not the exclusive means for identifying such statements. All statements other than statements of historical fact could be deemed forward looking, including statements about our products and offerings, including AI offerings, customers, leadership, business priorities and strategy, market position and opportunity, including the opportunity of the AI market, environmental, social and governance efforts and sustainability goals, Team Anywhere, the goals or effects of our executive compensation programs, and financial targets, including non-GAAP operating market target.
We undertake no obligation to update any forward-looking statements made in this Proxy Statement or to reflect events or circumstances after the date of this Proxy Statement or to reflect new information or the occurrence of unanticipated events, except as required by law.
The achievement or success of the matters covered by such forward-looking statements involves known and unknown risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. You should not rely upon forward-looking statements as predictions of future events. Forward-looking statements represent our management’s beliefs and assumptions only as of the date such statements are made.
Further information on these and other factors that could affect our financial results is included in filings we make with the Securities and Exchange Commission (the “SEC”) from time to time, including the section titled “Risk Factors” in our most recently filed Forms 10-K and 10-Q. These documents are available on the Financials - SEC Filings section of the Investor Relations section of our website at: https://investors.atlassian.com.
Website references throughout this Proxy Statement are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this Proxy Statement.
Unless otherwise indicated, all reference to “$,” “USD $,” “US dollars,” and “dollars” are to United States dollars and all reference to “AUD $” are to Australian dollars.

Important Notice Regarding the Availability of Proxy Materials for the 2025 Annual Meeting of Stockholders to Be Held on December 2, 2025. The Proxy Statement and Annual Report for the fiscal year ended June 30, 2025 are available at www.proxyvote.com.

2025 Proxy Statement

8
About the Annual Meeting
Who is soliciting my vote?
The Board of Directors (the “Board”) of Atlassian Corporation is soliciting your vote for Atlassian’s 2025 Annual Meeting of Stockholders (the “Annual Meeting”). Unless otherwise indicated, references in this proxy statement (the “Proxy Statement”) to “Atlassian,” “we,” “us,” “our” and the “Company” refer to Atlassian Corporation.
When and where will the Annual Meeting take place?
The Annual Meeting will take place on Tuesday, December 2, 2025 at 2:00 p.m. Pacific Time. The Annual Meeting will occur as a virtual meeting conducted exclusively via a live audio webcast at www.virtualshareholdermeeting.com/TEAM2025.
Why are you holding a virtual Annual Meeting?
Atlassian has embraced remote work through our Team Anywhere approach. The vast majority of Atlassians have flexibility in where they work – whether in an office, from home, or a combination of the two. Team Anywhere means, in part, that we aim to give all Atlassians the same ability to connect no matter from where they join our team.
In keeping with the Team Anywhere philosophy, we are utilizing a virtual meeting format for the Annual Meeting to provide a consistent experience to all stockholders regardless of geographic location. We also believe that the virtual meeting format enhances stockholder access and engagement and reduces the environmental impact of our Annual Meeting. In structuring our virtual Annual Meeting, our goal is to enhance rather than constrain stockholder participation in the meeting, and we have designed the meeting to provide stockholders with the same rights and opportunities to participate as they would have at an in-person meeting.
Where can I access the proxy materials?
Pursuant to the rules of the SEC we have provided access to our proxy materials primarily over the internet. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) has been mailed (or, if requested, emailed) to our stockholders owning our stock as of the record date, October 8, 2025. Our proxy materials were mailed to those stockholders who have asked to receive paper copies. Instructions on how to access the proxy materials over the internet, receive our proxy materials via email, or request a printed copy by mail may be found in the Internet Notice.
By accessing the proxy materials on the internet or choosing to receive your future proxy materials by email, you will reduce the cost of printing and mailing documents to you and will reduce the impact the Annual Meeting has on the environment. If you choose to receive future proxy materials by email, and you are an Atlassian stockholder as of the record date for next year’s annual meeting, you will receive an email next year with instructions containing a link to those materials. If you choose to receive future proxy materials by mail, you will receive a paper copy of those materials, including a form of proxy or voting instruction form. Your election to receive proxy materials by mail or email will remain in effect until you notify us that you are terminating such election.
How many votes do I have?
Each share of Class A Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to ten votes on all matters to be voted on at the Annual Meeting. Holders of shares of Class A Common Stock and/or Class B Common Stock as of our record date of October 8, 2025 are entitled to vote at the Annual Meeting. A list of our stockholders as of October 8, 2025 will be open for examination by any stockholder beginning ten days prior to the Annual Meeting at our headquarters located at 350 Bush Street, 13th Floor, San Francisco, California 94104 USA. If you would like to view this list, please contact our Corporate Secretary at the address above or IR@atlassian.com to schedule an appointment.

2025 Proxy Statement

About the Annual Meeting	9
What will I be voting on?
Stockholders will be asked to vote on the following matters at the Annual Meeting:

Proposals	Board’s Recommendation	Page
1.To elect Scott Belsky, Shona L. Brown, Michael Cannon-Brookes, Karen Dykstra, Scott Farquhar, Sasan Goodarzi, Christian Smith, Steven Sordello, Jason Warner, Richard P. Wong and Michelle Zatlyn to serve as directors until the 2026 annual meeting of stockholders and until their successors are duly elected and qualified	FOR each nominee	57
2.To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2026	FOR	58
3.To approve, on an advisory basis, the compensation of our named executive officers for the fiscal year ended June 30, 2025	FOR	59
4.To approve the Amended and Restated 2015 Share Incentive Plan to, among other things, extend the term of the plan by an additional ten years	FOR	60
5.To approve the Amended and Restated 2015 Employee Share Purchase Plan to, among other things, increase the share reserve by an additional 14.3 million shares and extend the term of the plan by an additional ten years	FOR	68
We will also transact any other business that may properly come before the Annual Meeting, although we are not aware of any such business as of the date of this Proxy Statement.
How do I vote in advance of the Annual Meeting?
If you are a stockholder of record, you may cast your vote in advance of the meeting in any of the following ways:

Internet	Phone	Mail
Visit www.proxyvote.com and follow the instructions on your proxy card or Internet Notice.	Call 1-800-690-6903 and follow the instructions provided in the recorded message (if you received paper copies of the proxy materials).	Return your completed and signed proxy card in the postage-prepaid envelope accompanying the voting instruction forms.
If you are a stockholder who holds shares through a brokerage firm, bank, trust or other similar organization (that is, in “street name”), please refer to the instructions from the broker or organization holding your shares.
How do I participate in the Annual Meeting?
You are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on October 8, 2025, the record date, or hold a valid proxy for the meeting. To participate in the virtual meeting, including to vote, ask questions and to view the list of registered stockholders as of the record date during the meeting, you must access the meeting website at www.virtualshareholdermeeting.com/TEAM2025, enter the 16-digit control number found on your Internet Notice, proxy card, or voting instruction form, and follow the instructions on the website. If your shares are held in street name and your voting instruction form or Internet Notice indicates that you may vote those shares through www.proxyvote.com, then you may access, participate in and vote at the Annual Meeting with the 16-digit access code indicated on that voting instruction form or Internet Notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in, or vote at the Annual Meeting. The meeting webcast will begin promptly at 2:00 p.m. Pacific Time. Online check-in will begin approximately 15 minutes before then and we encourage you to allow ample time for check-in procedures. If you experience technical difficulties during the check-in process or during the meeting, information for live technical support can be found at the meeting website at www.virtualshareholdermeeting.com/TEAM2025.
We will endeavor to answer as many stockholder-submitted questions that comply with the meeting rules of conduct as time permits. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or Company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.
Regardless of whether you plan to participate in the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Accordingly, we encourage you to vote in advance of the Annual Meeting by one of the methods indicated above.
Additional information regarding the rules and procedures for participating in the Annual Meeting will be set forth in our meeting rules of conduct, which stockholders can view during the meeting on the meeting website.

2025 Proxy Statement

10
2025 Proxy Statement Summary and Highlights
2025 Business Highlights
Our mission is to unleash the potential of every team. Our team collaboration software enables organizations to connect all teams through a system of work that gives all teams the right foundations to align work to goals, plan and track work, unleash knowledge across the organization, and, for our cloud customers, make AI part of the team and unlock productivity at scale.
During fiscal year 2025, we shifted from stand-alone products to a vision of apps, AI agents, and Collections. This shift represents a move from isolated, single-purpose software to integrated, modular solutions that can be easily added, updated, or removed within a larger platform. This transition enables greater flexibility, scalability, and customization for users, allowing them to tailor their digital environments to specific needs without the complexity of managing separate products from multiple vendors.
We now have a deeply interconnected portfolio of apps, AI agents, and Collections, each with discrete value propositions, that deliver solutions for software teams, IT operations and support teams, leadership, and business teams. We’ve put AI at the center of our portfolio to enhance teamwork for users across our apps and Collections for all teams. These apps, agents, and Collections are all built on the Atlassian Cloud Platform and data model: a common technology foundation that seamlessly connects teams, information, and workflows throughout an organization.
We achieved strong business and financial results in fiscal year 2025, including:

Total Revenue $5.2 billion	20% from FY24	AI Monthly Active Users 2.3 million	Cloud Revenue $3.4 billion	28% from FY24

Cash Flow from Operations $1.5 billion	Free Cash Flow (1) $1.4 billion Free Cash Flow Margin of 27%		120% Cloud Net Revenue Retention Rate (2)	300,000+ Cloud Customers

(1)Free Cash Flow is not a U.S. generally accepted accounting principles (“GAAP”) measure. See Appendix A for information regarding non-GAAP financial measures, including a reconciliation of Free Cash Flow to the most directly comparable GAAP financial measure.
(2)See Appendix A for a description of this metric.

2025 Proxy Statement

2025 Proxy Statement Summary and Highlights	11
Board and Corporate Governance Highlights
Atlassian is governed by a Board consisting of a highly experienced, qualified, and diverse group of directors. All of our director nominees, other than Michael Cannon-Brookes, our Chief Executive Officer (“CEO”) & Co-Founder, and Scott Farquhar, our Co-Founder & former Co-CEO, are independent within the meaning of the listing standards of The Nasdaq Stock Market LLC (“Nasdaq”). The figures below highlight the independence, tenure, and age of our director nominees.
Independence

■	Independent
■	Non-independent
Tenure(1)

■	0-5 years
■	6-10 years
■	>10 years
Age

■	41-45
■	46-50
■	51-55
■	56-60
■	61+
(1)Director tenure is measured by completed years of service from the initial month of service through the filing of this Proxy Statement.
Our Board does not believe in a specific limit for the overall length of time a director may serve. Directors who have served on the Board for an extended period can provide valuable insight into the operations and future of Atlassian based on their experience with, and understanding of, Atlassian’s history, policies, and objectives as well as the industry in which it operates. As an alternative to term limits, our Board seeks to maintain an average tenure of ten years or less for its independent directors.
Our corporate governance structure is designed to promote long-term stockholder value creation through the leadership and oversight provided by our thoughtfully composed Board. Our Board is committed to maintaining alignment with stockholder interests through our strong governance practices and by seeking and incorporating stockholder feedback that informs key areas of focus for our Board and our Company each year.

Corporate Governance Best Practices

  Independent Chair of the Board, separate from CEO role
  100% independent standing committees and committee chairs
  Board membership criteria established with consideration of potential director nominee’s personal and professional integrity, strong ethics, and values, and ability to make mature business judgments, with the objective of having a Board with a variety of backgrounds and experience
  Board with a variety of qualifications, background, professional experiences, and tenure
  Annual Board and committee evaluations

  Executive sessions of independent directors for all quarterly Board meetings led by the Chair of the Board
  Director orientation and continuing education programs
  Committee meetings open to all directors
  Annual election for all directors
  Majority voting standard for election of directors
  Removal of directors with or without cause
  Minimum stock ownership guidelines for both executive officers and directors
  Channels for stockholder feedback

For more detailed information on Atlassian’s corporate governance and risk oversight framework, see “Directors and Corporate Governance.”

2025 Proxy Statement

12
Directors and Corporate Governance
Nominees for Election
Our Board is composed of highly experienced directors who have led, advised and established leading global organizations. Our Board has taken a thoughtful approach to board composition so that our directors have backgrounds that collectively add significant value to the strategic decisions made by Atlassian and that enable them to provide oversight of management and accountability to our stockholders. Our directors have extensive backgrounds as entrepreneurs, technologists, operational and financial experts, investors, executives, and advisors. In addition, we have worked hard to strike a balance between long-term understanding of our business and fresh external perspectives, as well as to have a variety of backgrounds and perspectives within the boardroom.
The following table sets forth the names, ages, and certain other information for each of our director nominees. It also includes the membership of our standing committees that are expected to remain in effect following the Annual Meeting if all the director nominees are elected.

					Committee Membership
Director Nominee	Age	Director Since	Other Public Company Boards	Independent	Audit	Compensation and Leadership Development	Nominating and Corporate Governance
Scott Belsky Partner, A24 and Former Chief Strategy Officer, EVP, Adobe, Inc.	45	2024	0
Shona L. Brown Independent Advisor, Former Senior Vice President of Google.org Independent Board Chair	59	2015	1
Michael Cannon-Brookes CEO & Co-Founder, Atlassian Corporation	45	2002	0
Karen Dykstra Former Chief Financial Officer of VMWare	66	2025	2
Scott Farquhar Co-Founder & Former Co-CEO, Atlassian Corporation	45	2002	0
Sasan Goodarzi CEO, Intuit, Inc.	57	2018	1
Christian Smith Former Chief Revenue Officer, Splunk (Cisco Systems, Inc.)	60	2025	0
Steven Sordello Former Chief Financial Officer, LinkedIn Corporation	56	2015	1
Jason Warner Co-Founder and Co-CEO, Poolside, Inc.	48	2025	0
Richard P. Wong General Partner, Accel Partners	56	2010	1
Michelle Zatlyn Co-Founder, President and Chief Operating Officer, Cloudflare, Inc.	46	2021	1

= Member	= Chair

2025 Proxy Statement

Directors and Corporate Governance	13
Director Experience and Qualifications Matrix
The following matrix highlights the mix of key skills, qualities, attributes, and experiences of the nominees that, among other factors, led the Board and the Nominating and Corporate Governance Committee (the “Nominating Committee”) to recommend these nominees for election to the Board. The matrix is intended to depict notable areas of focus for each director, and not having a mark does not mean that a particular director does not possess that qualification or skill. Nominees have developed these skills through education, direct experience, and oversight responsibilities. Additional biographical information is set out starting on page 14.

	Scott Belsky	Shona L. Brown	Michael Cannon- Brookes	Karen Dykstra	Scott Farquhar	Sasan Goodarzi	Christian Smith	Steven Sordello	Jason Warner	Richard P. Wong	Michelle Zatlyn
Public Company CEO/ President Experience as a CEO or President of a public company.
Executive at Scale Experience leading at a company that is operating at scale.
Audit / Finance / Accounting Knowledge of financial markets, financing and accounting and financial reporting processes.
Technologist Expertise in engineering or development of software products or services, computer science, information technology or technology research and development.
Sales and Marketing Experience in sales management, marketing campaign management, marketing/advertising or public relations.
Human Capital / Compensation / Employee Development Experience human capital development at an organization, including attracting and retaining top talent.
Enterprise Software Industry Experience as a leader at companies operating in the enterprise software industry.
Risk / Cybersecurity / Privacy Experience in enterprise risk oversight, including directors with experience in cybersecurity and data privacy management.
Strategy / Business Development / M&A / Venture Capital Experience in creating long-term value through investment, acquisitions and growth strategies.

2025 Proxy Statement

14	Directors and Corporate Governance
Biographies
Set forth below are the names and certain information about each of our director nominees, all of whom are currently members of the Board. There are no family relationships among any of our directors or executive officers. Our directors serve until the next annual meeting of stockholders and until their successors are elected and qualified, subject to earlier resignation or removal. Please see Proposal 1 in this Proxy Statement for more information about the election of our directors.

Scott Belsky Partner, A24 and Former Chief Strategy Officer, EVP, Adobe, Inc.

Independent Director Age: 45 Director Since: 2024 Committees: Compensation and Leadership Development
Professional Experience
•Partner at A24, an independent film, television, music, and publishing studio (2025 to Present)
•Chief Strategy Officer and Executive Vice President of Design & Emerging Products and Chief Product Officer (2025) and Executive Vice President for Creative Cloud (2017 to 2023) at Adobe, Inc. (“Adobe”), a creative design software company
•Venture investor at Benchmark, a venture capital firm (2016 to 2017)
•Head of Behance & VP Products, Creative Cloud at Adobe (2012 to 2016)
•CEO and Founder of Behance LLC, a social media platform for creative work, which was acquired by Adobe in 2012 (2006 to 2012)
Education
•Bachelor of Science from Cornell University
•M.B.A. from Harvard Business School
Key Skills and Qualifications
•Deep strategy and product experience, from a broad range of executive roles at Adobe and as co-founder and CEO of Behance until its acquisition by Adobe, combining an understanding of product strategy and operations at varying scales
•Thought leader in the product and design space, with domain expertise in the AI, serving as an investor and advisor for companies including Pinterest, Uber, and Airtable, and authoring two books, entitled The Messy Middle and Making Ideas Happen

2025 Proxy Statement

Directors and Corporate Governance	15

Shona L. Brown Independent Advisor and Former Senior Vice President of Google.org

Board Chair since 2018
Independent Director
Age: 59
Director Since: 2015
Committees: Compensation and Leadership Development; Nominating and Corporate Governance
Other Public Company Boards: DoorDash, Inc.
Prior Public Company Boards (last 5 years): PepsiCo, Inc.

Professional Experience
•Senior advisor to Google Inc. (now Alphabet Inc.) (“Google”), an internet search and technology company (2013 to 2015)
•Senior Vice President of Google.org, Google’s philanthropic organization (2011 to 2012)
•Vice President and later Senior Vice President, Business Operations of Google (2003 to 2011)
•Consultant (1995 to 2003) and Partner (2000 to 2003) of McKinsey & Company, a consulting firm
Education
•Bachelor of Computer in Systems Engineering from Carleton University
•Master of Arts in philosophy and economics from Oxford University
•Ph.D. from the Department of Industrial Engineering and Engineering Management at Stanford University
Key Skills and Qualifications
•Extensive experience in organizational structure, people operations, and culture gained from her decade-long tenure as an executive at Google, in a period during which Google grew from 500 to 50,000 employees; thought leadership through co-authoring a book, entitled Competing on the Edge: Strategy as Structured Chaos, which introduced a new strategic model for competing in volatile markets
•Significant public company board experience, as the current Lead Independent Director of DoorDash, Inc. and a former director of PepsiCo, Inc. with additional corporate governance experience as an advisor and board member to a portfolio of technology startups and a number of non-profit organizations
•Expertise in public policy and sustainability from leading Google’s technology for social impact efforts

Michael Cannon-Brookes CEO and Co-Founder, Atlassian Corporation

Age: 45 Director Since: 2002
Professional Experience
•CEO & Co-Founder of Atlassian (2002 to Present)
•Adjunct Professor of Computer Science & Engineering at University of New South Wales, Australia (2014 to Present)
Education
•Bachelor of Science in information systems from the University of New South Wales, Australia
Key Skills and Qualifications
•Innovative industry leadership as one of our Co-Founders and over two decades as our Chief Executive Officer provide unique and invaluable experience to the Atlassian Board
•Deep knowledge of Atlassian’s products, customers, culture, and values gained from developing and executing Atlassian’s strategic priorities since its founding
•Decades leading Atlassian and investing in businesses across the technology industry, providing an extensive understanding of the markets in which Atlassian operates

2025 Proxy Statement

16	Directors and Corporate Governance

Karen Dykstra Former Chief Financial Officer, VMware, Inc. and AOL, Inc.

Independent Director Age: 66 Director Since: 2025 Committees: Audit Other Public Company Boards: Gartner Inc. Arm Holdings Plc
Professional Experience
•Chief Financial Officer (2023) of VMware, Inc. (“VMware”), a cloud computing company
•Chief Financial and Administrative Officer (2013 to 2015) and Chief Financial Officer (2012 to 2013) of AOL, Inc. (“AOL”), an online service provider
•Partner at Plainfield Asset Management LLC, a financial services firm (2006 to 2010) and Chief Operating Officer and Chief Financial Officer of Plainfield Direct LLC, Plainfield’s business development company (2006 to 2010)
•Chief Financial Officer (2003 to 2006) at Automatic Data Processing, Inc., a human resources management software and service provider.
Education
•Bachelor of Science in Accounting from Rider University
•M.B.A. from Fairleigh Dickinson University
Key Skills and Qualifications
•Over 30 years of financial leadership and operational expertise from serving in senior executive roles in a wide range of industries, including major technology companies
•Significant experience scaling companies and leading companies through periods of transformational change, including by playing a pivotal role at VMware during its pre-acquisition transition period to Broadcom Inc.
•Extensive risk oversight and governance, and public company board experience from current roles as Lead Independent Director of Gartner, Inc. and director of Arm Holding plc, and prior service on the boards of VMware, Crane Co., AOL, and Boston Properties, Inc.

Scott Farquhar Co-Founder & Former Co-CEO, Atlassian Corporation

Age: 45 Director Since: 2002
Professional Experience
•Co-CEO & Co-Founder of Atlassian (2002 to August 2024)
•Chair of the Board of Atlassian (2016 to 2018)
•Interim Chief Financial Officer of Atlassian (July 2022 to September 2022)
Education
•Bachelor of Science in business information technology from the University of New South Wales, Australia
Key Skills and Qualifications
•Innovative industry leadership as one of our Co-Founders and over two decades as our Co-Chief Executive Officer (including previous terms of service as our interim Chief Financial Officer and Board Chair) provides unique and invaluable experience to the Atlassian Board
•Deep knowledge of Atlassian’s product, customers, culture, and values gained from developing and executing Atlassian’s strategic priorities from its founding until August 2024
•Decades leading Atlassian and investing in businesses across the technology industry, providing an extensive understanding of the markets in which Atlassian operates

2025 Proxy Statement

Directors and Corporate Governance	17

Sasan Goodarzi CEO, Intuit, Inc.

Independent Director Age: 57 Director Since: 2018 Committees: Compensation and Leadership Development Other Public Company Boards: Intuit, Inc.
Professional Experience
•President, CEO, and director of Intuit Inc. (“Intuit”), a global financial technology company (2019 to Present)
•Executive Vice President and General Manager of Intuit’s Small Business & Self Employed Group (2016 to 2018), Executive Vice President and General Manager of Intuit’s Consumer Tax Group (2015 to 2016), Senior Vice President and General Manager of Intuit’s Consumer Tax Group (2013 to 2015), Senior Vice President and Chief Information Officer (2011 to 2013)
•CEO of Nexant Inc., a global software, consulting and services energy company (2010 to 2011)
•Senior Vice President and General Manager of Intuit’s ProTax division and Intuit Financial Services (2004 to 2010)
•Global President of the Products Group of Invensys, a global provider of industrial automation, transportation and controls technology (2002 to 2004)
•Various senior leadership roles in the automation control division of Honeywell (1993 to 2002)
Education
•Bachelor of Science in electrical engineering from University of Central Florida
•M.B.A. from Kellogg School of Management at Northwestern University
Key Skills and Qualifications
•Almost 20 years of experience driving product leadership and growth at Intuit, a $150+ billion global financial technology company, including serving as CEO during Intuit’s evolution from a tax and accounting platform to an “AI-driven expert platform”
•Deep expertise in the customer, product, technology, go-to-market, and public policy/government relations domains from decades of experience as a leader in the software industry

Christian Smith Former Chief Revenue Officer, Splunk, Inc. (Cisco Systems, Inc.)

Independent Director Age: 60 Director Since: 2025 Committees: Audit; Nominating and Corporate Governance
Professional Experience
•Senior Vice President, Chief Revenue Officer (2020 to 2025) and various other sales leadership roles (2017 to 2020) at Splunk Inc. (“Splunk”), a cybersecurity and observability company, acquired by Cisco Systems, Inc. in 2024
•Chief Revenue Officer (2014 to 2017) and Senior Vice President (2013 to 2014) at Nintex USA, Inc.
•Various sales leadership roles at Oracle Corporation (2011 to 2013), ATG (2009 to 2011), and Daptiv (1999 to 2009)
Education
•Bachelor of Arts in marketing, advertising, and communications from University of Washington
Key Skills and Qualifications
•Over 30 years of experience in senior leadership roles in the enterprise software space, driving global sales and digital transformations including leading Splunk’s software transformation from perpetual license to recurring revenue while achieving consistent growth and improved profitability
•Deep experience scaling cloud-based businesses, as a founder, executive, and advisor
•Pioneered the Unified Engagement Model, an industry-leading sales methodology based on value selling and customer engagement

2025 Proxy Statement

18	Directors and Corporate Governance

Steven Sordello Former SVP and Chief Financial Officer, LinkedIn Corporation

Independent Director Age: 56 Director Since: 2015 Committees: Audit Other Public Company Boards: Compass, Inc.
Professional Experience
•Senior Vice President and Chief Financial Officer of LinkedIn Corporation (“LinkedIn”), an online business-oriented social networking service, which was acquired by Microsoft Corporation (“Microsoft”) in 2016 (2007 to 2022)
•Chief Financial Officer of TiVo, Inc., a manufacturer of digital video recorders (2006 to 2007)
•Various senior management positions, including most recently Chief Financial Officer, of Ask Jeeves, Inc., an internet search engine company, which was acquired by IAC in 2005 (1999 to 2005)
•Various finance roles at Adobe Systems Incorporated, a software company (1994 to 1999)
•Various finance roles at Syntex Corporation, a pharmaceuticals company (1992 to 1994)
Education
•Bachelor of Science in business from Santa Clara University
•M.B.A. from Santa Clara University
Key Skills and Qualifications
•Extensive background in strategy, operational and financial management, mergers and acquisitions and corporate leadership from decades of experience as a financial executive at consumer-facing and enterprise software companies operating at scale
•As Senior Vice President and Chief Financial Officer at LinkedIn, oversaw major transactions including the company’s IPO and its $26.2 billion acquisition by Microsoft
•Additional board of directors and audit committee expertise from tenures as independent director and audit committee member of private and public companies, including Compass, Inc. and Cloudera, Inc., until its merger with Hortonworks, Inc.

Jason Warner Co-Founder and Co-Chief Executive Officer, Poolside, Inc.

Independent Director Age: 48 Director Since: 2025 Committees: Compensation and Leadership Development
Professional Experience
•Co-Founder and Co-Chief Executive Officer at Poolside, Inc. (“Poolside”), a frontier AI lab start-up (2023 to Present)
•Managing Director at Redpoint Ventures, a venture capital firm (2021 to 2023)
•Chief Technology Officer at GitHub, Inc. (“GitHub”), a developer platform (2017 to 2021), including in period following GitHub’s acquisition by Microsoft in 2018
•Various engineering leadership roles at Heroku (2014 to 2017), Canonical (2010 to 2014), and 41st Parameter (2006 to 2010)
Education
•Bachelor of Science in computer science from Pennsylvania State University
•Master of Science in computer science from Rensselaer Polytechnic Institute
Key Skills and Qualifications
•Seasoned technology executive and software engineering leader with a visionary approach to AI and developer tools; thought leader and advocate for the importance of safeguarding the creativity of the engineering profession while embracing technological advancements
•Extensive experience leading the development of advanced AI models, including security and privacy for enterprise use, and deep expertise on the AI market and opportunity generally
•During tenure as GitHub’s Chief Technology Officer, expanded GitHub’s user base to tens of millions of developers and served on the executive team through and following the company’s $7.5 billion acquisition by Microsoft in 2018

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Directors and Corporate Governance	19

Richard P. Wong General Partner, Accel Partners

Independent Director Age: 56 Director Since: 2010 Committees: Nominating and Corporate Governance Other Public Company Boards: UiPath, Inc.
Professional Experience
•General Partner of Accel Partners, a venture capital firm (2006 to Present)
•Various senior management positions, including Senior Vice President of Products and Chief Marketing Officer, of Openwave Systems Inc., a mobile software company
•Director of several private companies
Education
•Bachelor of Science in materials science and engineering from the Massachusetts Institute of Technology (“MIT”)
•Master of Management from MIT Sloan School of Management
Key Skills and Qualifications
•Almost two decades of experience scaling and guiding high-growth technology companies as an investor, including guiding a number of private companies through successful M&A and IPO exits
•Industry experience as a product and marketing leader at software companies
•Broad corporate governance expertise from serving on the boards of directors of a variety of public and private software companies
•During his tenure on the Atlassian Board, has guided the Company through its IPO and significant growth

Michelle Zatlyn President and COO, Cloudflare, Inc.

Independent Director Age: 46 Director Since: 2021 Committees: Audit Other Public Company Boards: Cloudflare, Inc.
Professional Experience
•Co-Founder, President (2020 to Present), and Co-Chair (2025 to Present) of Cloudflare, Inc. (“Cloudflare”), a connectivity cloud company
•Chief Operating Officer of Cloudflare (2016 to 2025)
•Head of User Experience of Cloudflare (2009 to 2016)
Education
•Bachelor of Science in chemistry and business from McGill University
•M.B.A. from Harvard Business School
Key Skills and Qualifications
•Strong executive, strategic, and operational experience, as well as expertise as a product development leader, from growing Cloudflare from a start-up to a global, publicly-listed company
•A woman leader in the technology industry, recognized by Fortune’s 40 Under 40 list, Marie Claire’s 7th Annual New Guard, and womentech networks’ 100 Top Women in Tech Leaders to Watch in 2025
•Deep knowledge of our customers and products from firsthand experience using Atlassian products while scaling Cloudflare

2025 Proxy Statement

20	Directors and Corporate Governance
Director Independence
As required by the Nasdaq listing standards, a majority of the members of our Board must qualify as “independent,” as affirmatively determined by our Board. Our Board consults with our legal counsel to ensure that its determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in the applicable Nasdaq listing standards. In addition, in making its determination, the Board considers any arms-length transactions made in the ordinary course between Atlassian and certain related entities, for instance the purchase from Atlassian of software products and services by companies of which a director is an executive officer and vice versa.
After review of all relevant transactions and relationships between each director, any of their family members, Atlassian, our executive officers and our independent registered public accounting firm, the Board has affirmatively determined that a majority of our Board is comprised of independent directors. Our current independent directors are: Mr. Belsky, Dr. Brown, Ms. Dykstra, Mr. Goodarzi, Mr. Smith, Mr. Sordello, Mr. Warner, Mr. Wong, and Ms. Zatlyn.
The Board also concluded that all members of each of the Audit Committee, Compensation and Leadership Development Committee (the “CLDC”) and the Nominating Committee are independent within the meaning of our Corporate Governance Guidelines and Nasdaq listing standards, including the additional independence requirements applicable to members of the Audit Committee and the CLDC.
Board Leadership Structure
Each year, the Board appoints a Board Chair, reviews its leadership structure and determines whether, at the time, it is in the best interests of Atlassian and our stockholders for the role of Board Chair to be held by someone other than our CEO. When the same person serves as both Board Chair and CEO, the independent directors may appoint a Lead Independent Director.
Currently, the roles of Board Chair and CEO are separated. In September 2025, Dr. Brown was re-appointed as Board Chair. At this time, the Board has determined that it is not necessary to appoint a Lead Independent Director given that the Board has determined Dr. Brown to be independent. The Board believes this governance structure, which consists of an independent Board Chair, a CEO (who is also a director), and a majority of independent, engaged directors, is optimal at this time for guiding our company and maintaining the focus required to achieve our business goals. In particular, Atlassian and our Board recognize the importance of the effective oversight that is provided by our independent Board members.
While separation of the Board Chair and CEO roles is not required under our Bylaws or Corporate Governance Guidelines, the Board believes that at this time it is appropriate for us and in the best interests of Atlassian and our stockholders. The Board believes this structure provides an effective balance between strong company leadership and oversight by independent directors with expertise from outside Atlassian, as it enables Mr. Cannon-Brookes to focus his attention on our business strategy and operations.
Board Meetings and Committees
During our fiscal year ended June 30, 2025, our Board held nine meetings. Each director attended at least 75% of the aggregate of (i) the total number of meetings of our Board held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our Board on which he or she served during the periods that he or she served.
Although we do not have a formal policy regarding attendance by members of our Board at annual meetings of stockholders, we encourage, but do not require, our directors to attend. None of the then current members of our Board attended the 2024 Annual Meeting of Stockholders.
Our Board has established the Audit Committee, the CLDC, and the Nominating Committee. Each of these committees has a written charter that it reviews annually, making recommendations to the Board for any charter revisions that might be needed to reflect evolving best practices. All three committee charters are available on our website at https://investors.atlassian.com/ under “Corporate Governance—Governance Documents.” The members of each committee are independent and appointed by the Board based on recommendations of the Nominating Committee.

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The composition and responsibilities of each of the committees of our Board, as of the date of this Proxy Statement, are described below. Members will serve on these committees until their resignation or until otherwise determined by our Board.

Audit Committee

Members Steven Sordello (Chair) Karen Dykstra Christian Smith (1) Michelle Zatlyn
All Committee members are independent and meet the requirements of financial literacy under Nasdaq listing standards.
Mr. Sordello and Ms. Dykstra have each been determined to qualify as an audit committee financial expert.
Number of meetings in fiscal year 2025: 8
Committee Report: page 55

(1) Mr. Smith was appointed to the Audit Committee effective October 1, 2025.

The Audit Committee oversees our accounting and financial reporting process, the auditing of our financial statements and our management’s assessment and mitigation of enterprise risks. Among other matters, the Audit Committee’s responsibilities include:
•Selecting and hiring our independent registered public accounting firm.
•Evaluating the performance and independence of our independent registered public accounting firm and the performance of Atlassian’s internal audit function.
•Approving the audit and pre-approving any non-audit services to be performed by our independent registered public accounting firm.
•Reviewing our financial statements and related disclosures and reviewing our critical accounting policies and practices.
•Reviewing the adequacy and effectiveness of our internal control policies and procedures and our disclosure controls and procedures.
•Overseeing and reviewing our guidelines and policies that govern the process by which our exposure to risk is assessed and managed by management.
•Overseeing procedures for the treatment of complaints on accounting, internal accounting controls, or audit matters.
•Reviewing and discussing with management and the independent registered public accounting firm the results of our annual audit and the financial statements included in our publicly filed reports.
•Reviewing and approving any proposed related party transactions.

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Compensation and Leadership Development Committee

Members Sasan Goodarzi (Chair) Scott Belsky Shona L. Brown Jason Warner (1)	All Committee members are independent. Number of meetings in fiscal year 2025: 3 Committee Report: page 46

(1) Mr. Warner was appointed to the CLDC concurrently with his appointment to the Board effective October 1, 2025.

The CLDC reviews and approves our compensation structure, policies and programs, including the compensation and benefits of our executive officers. Among other matters, the CLDC’s responsibilities include:
•Establishing, overseeing, and administering employee compensation, including incentive-based compensation plans, such as employee bonus plans, and equity-based plans, and benefits policies and programs and overseeing related risks.
•Reviewing and approving compensation programs and awards for our executive officers and non-employee directors.
•Establishing performance goals for our executive officers and evaluating the performance of our executive officers in light of those goals and objectives.
•Reviewing executive officer succession plans, leadership development, attraction and retention and related risks.
•Reviewing and approving the peer group of companies used to inform our evaluation of compensation for our executive officers, other employees and directors.
•Sole authority to retain and oversee the engagement of compensation consultants, legal counsel, or other advisors to advise the CLDC at the expense of Atlassian.
•Reviewing with management our annual Compensation Discussion and Analysis.
•Preparing and approving the annual CLDC Report.
The CLDC may delegate its authority to one or more subcommittees or to one member of the CLDC, in accordance with applicable law. The CLDC delegates its authority to members of management to determine certain types of awards under our equity-based compensation plans for employees who are not executive officers. The CLDC has delegated authority to management to determine cash awards under our cash incentive plans for non-executive officers.

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Nominating and Corporate Governance Committee

Members Richard P. Wong (Chair) Shona L. Brown(1) Christian Smith	All Committee members are independent. Number of meetings in fiscal year 2025: 3

(1) Dr. Brown was appointed to the Nominating Committee effective October 1, 2025.

The Nominating Committee identifies individuals qualified to become members of the Board, recommends to the Board the director nominees for election at each annual meeting of stockholders, develops and maintains our Corporate Governance Guidelines and oversees the evaluation of the Board and its committees. Among other matters, the Nominating Committee’s responsibilities include:
•Recommending to the Board criteria for Board and committee membership, including any specific qualities or skills that the Nominating Committee believes are necessary for one or more of the Company’s directors.
•Establishing a process for evaluating nominees for the Board, including nominees recommended by stockholders.
•Recommending to the Board the director nominees for election at each annual meeting of stockholders, based on a review of the minimum qualifications and other criteria approved by the Board.
•Reviewing all stockholder nominations and proposals submitted to Atlassian and recommending to the Board appropriate action on each such nomination or proposal.
•Developing and regularly assessing a set of Corporate Governance Guidelines applicable to Atlassian that satisfy the applicable requirements under Nasdaq rules.
•Overseeing the Board’s performance and annual self-evaluation process.

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24	Directors and Corporate Governance
Compensation Committee Interlocks and Insider Participation
During fiscal year 2025, Dr. Brown and Messrs. Belsky, Goodarzi and Parikh served on the CLDC. Mr. Belsky was appointed to the CLDC concurrently with his appointment to the Board effective August 1, 2024 and Mr. Parikh stepped down concurrently with his resignation from the Board effective December 31, 2024. Additionally, effective October 1, 2025, Mr. Warner was appointed to the CLDC concurrently with his appointment to the Board. None of the members of the CLDC has been an officer or employee of Atlassian. None of our executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on the Board or the CLDC.
Director Selection and Board Evaluation
Identifying and Evaluating Director Candidates
The Nominating Committee uses a variety of methods for identifying and evaluating director nominees. Candidates may come to the attention of the Nominating Committee through directors, management, stockholders or third parties. The Nominating Committee and the Board believe it is in the best interests of Atlassian and its stockholders to obtain highly qualified individuals to serve on the Board.
The Nominating Committee regularly assesses the appropriate size, composition and needs of the Board and its respective committees and the qualifications of candidates in light of these needs. The Nominating Committee believes that it is important to maintain and consistently refresh a list of qualified potential candidates for nomination.
The Nominating Committee will evaluate and recommend candidates for membership on the Board consistent with criteria established by the committee. In identifying prospective director candidates, the Nominating Committee may consider all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the prospective director candidate, their independence, their depth and breadth of business experience, and the needs of the Board.
At a minimum, the Nominating Committee must be satisfied that each Nominating Committee-recommended nominee meets the following minimum qualifications:
•The nominee must have experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing.
•The nominee must be highly accomplished in their respective field, with superior credentials and recognition.
•The nominee must be well regarded in the community and must have a long-term reputation for the highest ethical and moral standards.
•The nominee must have sufficient time and availability to devote to the affairs of Atlassian, particularly in light of the number of boards on which the nominee may serve.
•To the extent such nominee serves or has previously served on other boards, the nominee must have a demonstrated history of actively contributing at board meetings.
•The nominee must have skills that are complementary to those of the existing Board.
•The nominee must have the ability to assist and support management and make significant contributions to Atlassian’s success.
•The nominee must have an understanding of the fiduciary responsibilities that are required of a member of the Board and the commitment of time and energy necessary to diligently carry out those responsibilities.
The Nominating Committee will also seek appropriate input from our CEO from time to time in assessing the needs of the Board for relevant background, experience, and skills of its members.

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Board Evaluation Process
Annually, our Board works with an outside advisor to conduct a comprehensive evaluation of our Board, its committees and its individual members. The Nominating Committee oversees this evaluation process. The evaluation aims (i) to find opportunities where our Board and committees can improve their performance and effectiveness, (ii) to assess any need to evolve the composition and expertise of our Board, and (iii) to assess the quality and effectiveness of the interactions between our Board and Atlassian management. The collection of information is facilitated by an outside advisor to preserve integrity and anonymity of the members of our Board.
The Nominating Committee is responsible for designing the evaluation process and establishing the evaluation criteria. During the evaluation process, the outside advisor collects feedback from each director, and then the results of the evaluation and any recommendations for improvement are provided to our Board. Our Board reviews and discusses the evaluation results and any actions to be taken as a result of the discussion. Our Board, including our Nominating Committee, uses the results to inform Board and committee composition, including considering the backgrounds, skills and experience that can best prepare our Board for the evolving needs of Atlassian.
Stockholder Recommendations and Nominees for Director
The Nominating Committee considers properly submitted recommendations for candidates to the Board from stockholders. In evaluating such recommendations, the Nominating Committee evaluates candidates recommended by stockholders using the same criteria it applies to evaluate other candidates and seeks to achieve a balance of experience, knowledge, integrity, and capability on the Board and to address the membership criteria set forth under “Identification, Criteria and Evaluation of Director Nominees” above.
Stockholder recommendations to the Board should be sent to the attention of Atlassian’s Corporate Secretary by one of the following two ways:

By email: IR@atlassian.com	By mail or expedited delivery service: Atlassian Corporation 350 Bush Street, 13th Floor San Francisco, California 94104 USA Attention: Corporate Secretary
In addition, our Bylaws permit stockholders to nominate directors for consideration at an annual meeting of stockholders. For a description of the process for nominating directors in accordance with our Bylaws, see “Information About the Meeting, Voting and Procedural Matters — Procedure for Introducing Business or Director Nominations at Our 2026 Annual Meeting of Stockholders.”

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26	Directors and Corporate Governance
Board’s Role in Risk Oversight
The full Board oversees Atlassian’s risk management program and delegates certain risk oversight responsibilities to Board committees. Management is responsible for balancing risk and opportunity in support of Atlassian’s objectives, and carries out the daily processes, controls and practices of our risk management program — many of which are embedded in our operations. Atlassian’s enterprise risk management program is designed to identify, assess and prioritize Atlassian’s risk exposures across various time frames, from the short term to the long term. Risks are evaluated based on their potential magnitude, likelihood and immediacy. The committees of the Board play key roles in the Board’s risk oversight responsibility. All committees receive regular reports from Atlassian officers responsible for monitoring and mitigating particular risk exposures, and the committee chairs provide regular reports to the full Board on relevant areas of oversight, as summarized below.

Full Board

•Reviews and discusses priority risks with management, including through the annual strategic planning process and reviews of annual operating plans, financial performance, merger and acquisition opportunities, market environment and go-to-market updates, legal and regulatory developments, cybersecurity matters, AI governance, international business activities, and presentations on specific risks.
•Considers regular reports from each committee regarding risk matters under its areas of oversight.

Audit Committee	Compensation and Leadership Development Committee	Nominating and Corporate Governance Committee

•Reviews and discusses Atlassian’s overall assessment and management of enterprise risks, including financial, operational, data privacy, cybersecurity, competition, legal, regulatory, tax and accounting risk exposures and the steps that Atlassian’s management has taken to monitor and control such exposures.
•Discusses the guidelines and policies that govern the process by which Atlassian’s exposure to risk is assessed and managed by management, including a review of Atlassian’s enterprise risk-management framework.
•Oversees risks associated with our financial statements and other financial-related risks, including insurance exposure and corporate infrastructure risks.

•Reviews risks associated with our compensation programs, policies and practices, both for executives in particular and for employees generally.
•Oversees organizational development activities and human-capital management, including: management depth and strength assessment; leadership development and succession planning; company-wide organization and talent assessment; employee recruitment, engagement and retention; workplace environment and culture; employee health and safety; and pay equity.
•Reviews risks associated with corporate governance. •Oversees overall board effectiveness, including identifying and recruiting members with appropriate skills and experience.

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Corporate Governance Guidelines and Code of Business Conduct and Ethics
The Board and Nominating Committee regularly review and evaluate Atlassian’s corporate governance practices. The Board has adopted corporate governance principles that address the composition of, and policies applicable to, the Board, as well as a Code of Business Conduct and Ethics applicable to all directors, officers and employees of Atlassian, including our CEO and Chief Financial Officer.
The Corporate Governance Guidelines and the Code of Business Conduct and Ethics are available on Atlassian’s website at https://investors.atlassian.com/ under “Corporate Governance—Governance Documents” or in print by contacting Investor Relations at IR@atlassian.com or 350 Bush Street, 13th Floor, San Francisco, California 94104, Attention: Investor Relations. Any substantive amendments to or waivers of the Code of Business Conduct and Ethics relating to our executive officers or directors will be disclosed promptly on our website, as required under applicable Nasdaq and SEC rules.
Stockholder Engagement
We proactively engage with our stockholders throughout the year on a wide range of topics that are of interest and priority to both Atlassian and our stockholders. In fiscal year 2025, we conducted outreach to holders of nearly 60% of shares of our Class A Common Stock outstanding and engaged in dialogue with holders of more than 55% of shares of our Class A Common Stock outstanding through this program. We engaged with 70% of our top 20 investors (not including our Co-Founders, Mr. Cannon-Brookes or Mr. Farquhar); such engagements represent over 33% of the total shares of our Class A Common Stock outstanding. We discussed and solicited feedback from stockholders on various topics, including: business strategy, new and developing products and technologies, including generative and agentic AI, company performance, compensation programs, corporate governance, risk, and culture.
Our engagement process enables us to better understand our stockholders’ priorities, thoughtfully consider a variety of perspectives, elaborate on our initiatives, and foster an open and constructive dialogue. Our Investor Relations team in coordination with our Corporate Secretary team is responsible for leading our stockholder outreach. Meetings can include participation by our senior management team, as well as members of the Board, as appropriate. Our Head of Investor Relations regularly communicates topics discussed and stockholder feedback to senior management and the Board for consideration in their decision-making.
During fiscal year 2025, in addition to targeted meetings, we engaged with stockholders, prospective investors, and investment analysts in quarterly earnings calls, analyst meetings, and industry conferences. We also hosted an investor forum at our TEAM’25 conference, including a Rovo product demo and a Q&A session with Atlassian executives.
Stockholder Communications with the Board
Stockholders are able to communicate with the Board and with individual directors in their capacity as a member of the Board, by email or in writing as follows:

By email: IR@atlassian.com	By mail or expedited delivery service: Atlassian Corporation 350 Bush Street, 13th Floor San Francisco, California 94104 USA Attention: Corporate Secretary
All communications from stockholders must be accompanied by the following information regarding the person submitting the communication: (i) a statement of the type and amount of the securities of Atlassian that such stockholder holds, and a representation that the stockholder is a record holder of Atlassian’s securities, or if the stockholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Exchange Act, and (ii) the address, telephone number and e-mail address, if any, of such person.
Atlassian’s Corporate Secretary will initially receive all stockholder communications and review it for compliance with the Stockholder Communications Policy before sharing with the Board or the addressed director. Atlassian’s Corporate Secretary will not forward (i) communications regarding individual grievances or other interests that are personal to the party submitting the communication; (ii) communications regarding ordinary business operations; and (iii) communications that contain offensive, obscene or abusive content. The full Stockholder Communications Policy is available for review at https://investors.atlassian.com/ under “Corporate Governance—Governance Documents.”

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28	Directors and Corporate Governance
Our Values and Sustainability Strategy
Corporate Culture
As a company, we strive to be open, fair, and just. Our company culture is exemplified by our core values, which guide what we do, why we create, and who we hire:
1.Openness and Innovation - We value transparency and openness as an organization. We believe that putting product pricing and documentation online promotes trust and makes customers more comfortable engaging with our low-touch model. In addition, we are dedicated to innovation and encourage our employees to invent new capabilities, applications, uses, and improvements for our software. We run Atlassian using our own products, which promotes open communication and transparency throughout the organization.
2.Dedication to the Customer - Customer service and support is at the core of our business. Our customer support teams strive to provide unparalleled service to our customers. We also encourage our service teams to build scalable, self-service solutions that customers will love, as we believe superior service drives greater customer happiness, which in turn breeds positive word-of-mouth.
3.Team-driven - As our mission is to unleash the potential of every team, we value teamwork highly. We encourage our employees to be both team-oriented and entrepreneurial in identifying problems and inventing solutions. Dedication to teamwork is celebrated throughout Atlassian.
4.Long-term Focused - We believe that we are building a company that can grow and prosper for decades to come. Our model, in which we expand across our customers’ organizations over time, requires a patient, long-term approach, and a dedication to continuous improvement. This is exemplified by our investment in research and development, which is significant relative to traditional software models and is designed to drive the long-term sustainability of our product leadership. Given the choice between short-term results and building long-term scale, we choose the latter.

Open company, no bullshit	Play, as a team	Build with heart and balance	Be the change you seek	Don’t #@!% the customer
Planet
Atlassian set science-based targets to achieve net zero by 2040, focusing on operational emissions, suppliers, and business travel. We have run our operations on 100% renewable electricity since fiscal year 2020 by purchasing energy attribute certificates to cover 100% of office electricity use. In fiscal year 2024, our first U.S. fixed-price Virtual Power Purchase Agreement came online to deliver renewables and match our U.S. office and work-from-home energy use. To reduce the impact of business travel on the environment, we updated our travel policy to allow for direct flights when cost appropriate to reduce fuel usage and joined the Sustainable Aviation Buyer Alliance as we explore Sustainable Aviation Fuels. We’ve gained traction in engaging suppliers to set their own science-based targets by providing free advisory services and a supplier climate agreement that includes a supplier commitment to set their own climate goals.
Read more about our climate action strategy, including our science-based targets, interim progress, methodologies and third-party verification of greenhouse gas emissions in our latest Sustainability Report, which is on the Investor Relations section of our website under the Sustainability tab. The contents of this report and other materials accessible through our website are not incorporated into this filing.

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People
Atlassian is committed to building a workplace where everyone belongs, is valued and can do their best work—together. We strive to implement a structural approach to mitigating bias and drive inclusion across how we hire, promote and retain our people. Launched in 2022, Atlassian Employee Resource Groups play a vital role in our culture of inclusion. To support candidates that need accommodations, we’ve defined and created an accommodations process. We also aim to embed bias mitigation across our hiring process, empower leaders with the training and support to build teams where members can thrive, and provide all employees with tools to support their employee wellness.
We have a distributed work model, which we call “Team Anywhere.” The vast majority of our employees are offered the choice to work from their homes, our physical office locations, or any combination of the two, within 15 countries. We believe that our Team Anywhere approach allows for a variety of benefits, including greater flexibility for our employees and broadening our talent pool beyond the urban hubs in which we have physical office locations.
Customers
Atlassian is committed to respecting human rights. We have aligned to the UN Guiding Principles on Business and Human Rights in a public Human Rights Statement. We annually seek to identify and manage salient human rights risks with teams across the business. Our Human Rights Statement is available under the Sustainability section of our website. The contents of the statement, or the contents of those materials accessible through our website, are not incorporated into this filing.
We have established Responsible Technology Principles, which outline five tenets that guide how we uphold Atlassian’s Values when it comes to building, deploying and using new technologies. We also developed and publicly shared a Responsible Technology Review Template and accompanying “No BS Guide” to advance the conversation on responsible product development and deployment. These materials are on the Trust section of our website. The contents of these materials, or the contents of those materials accessible through our website, are not incorporated into this filing.
Community
Since the early days of Atlassian, our Co-Founders have built giving back into Atlassian’s operations, with the creation of Atlassian Foundation. Atlassian contributes 1% of its equity, profit, employee time, and products to the Atlassian Foundation to do good on a global scale and in our own backyards. One of Atlassian’s values is “Be the change you seek,” and we believe that the opportunities the Atlassian Foundation provides are a great way for our employees to live this value.
Below are the areas of focus for Atlassian Foundation and our corporate philanthropy program:
•Education – Atlassian Foundation seeks to improve educational opportunities for young people from under-resourced communities, at scale.
•Pledge 1% – We co-founded the global Pledge 1% movement ten years ago to inspire businesses to bake social impact into their DNA.
•Volunteering and giving – All permanent employees of Atlassian get five paid days of leave every year to volunteer for causes they care about, and Atlassian also offers a donation matching program.
•Product discounts and programs – All Atlassian products are free to try and offered at a discount to eligible nonprofits. We have dedicated nonprofit programs and resources to support social impact teams in using our products to work better, together.
More information about Atlassian Foundation is available on the Atlassian Foundation website, atlassianfoundation.org, the contents of which are not incorporated into this filing.

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Related Person Transaction Policy
The Audit Committee is responsible for reviewing, and approving or ratifying, as appropriate, transactions between Atlassian (or one of our subsidiaries) and any “related person” of Atlassian. Under SEC rules, “related persons” include directors, officers, nominees for director, 5% or greater stockholders, and their immediate family members. The Audit Committee has adopted a written policy to evaluate these transactions for approval or ratification. Under this policy, the Audit Committee will review the relevant facts and circumstances of all related person transactions and either approve, ratify or disapprove of the entry into the transaction. In determining whether to approve or ratify any such transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the transaction (i) is on terms no less favorable than terms generally available to an unaffiliated third party, (ii) is consistent with the interests of Atlassian and its stockholders, and (iii) arose in the ordinary course of business. The policy grants standing pre-approval of certain transactions, including, among other things, (i) certain compensation arrangements involving directors and executive officers that are required to be reported in our Annual Report on Form 10-K or proxy statement and, with respect to executive officer compensation, satisfy other criteria, including having been approved by the CLDC, (ii) certain transactions where the relationship between us and the related person arises only from the related person’s position as a director of, and/or having holdings of less than 10% of, such entity, and (iii) transactions where a related person’s interest arises solely from the ownership of our stock and all holders of our stock received the same benefit on a pro rata basis.
Transactions with Related Persons
Other than as set forth below, since the beginning of fiscal year 2025, there have not been any transactions, nor are there any currently proposed transactions, in which Atlassian was or is to be a participant, where the amount involved exceeded $120,000 and in which any related person had or will have a direct or indirect material interest. As is the case with most multinational corporations, from time to time in the ordinary course of business, we engage in arms-length transactions with companies in which members of our Board or our executive team have professional relationships.
Indemnification Agreements
Atlassian has entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our Bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.
Aircraft Arrangements
In fiscal year 2025, we paid approximately $1.9 million to an entity affiliated with Mr. Cannon-Brookes, as a reimbursement (the “Initial Aircraft Reimbursement”) for operational costs relating to business-related travel on a private aircraft that is indirectly and wholly owned by Mr. Cannon-Brookes (the “Private Aircraft”’). The reimbursement was for flights that occurred on the Private Aircraft in fiscal year 2025, prior to us entering the Charter Agreement (as defined below).
In fiscal year 2025, we also entered into a charter arrangement (the “Charter Agreement”) with an independent charter operator for business travel by Mr. Cannon-Brookes primarily on the Private Aircraft. Under the Charter Agreement, we pay a pre-determined rate per flight hour which, following a review of market data, we determined is below the market rate for a similar aircraft. In fiscal year 2025, we incurred costs totaling approximately $1.8 million for business travel on the Private Aircraft under the Charter Agreement. As owner of the Private Aircraft, Mr. Cannon-Brookes received substantially all of the fees we pay under the Charter Agreement. Due to the fact that the pre-determined rate we pay for the use of the Private Aircraft is less than the actual operational costs incurred, Mr. Cannon-Brookes does not profit from this arrangement.
The Initial Aircraft Reimbursement and Charter Agreement were each authorized by the Audit Committee, which believes these transactions provide the Company with substantial value because our cost is less than the cost we would incur if we were to charter a similar aircraft from another operator at market rates or commit substantial Company capital to own and operate our own aircraft. The arrangements allow for significant benefits in terms of safety, security, efficiency, privacy, confidentiality, flexibility, and productivity for Mr. Cannon-Brookes’s role as CEO, particularly since the use of a private aircraft facilitates non-stop long-haul flights from Australia to the United States. We believe the amounts we pay pursuant to this arrangement are reasonable, necessary, appropriate, and for the benefit of us and our stockholders, particularly in light of their business purpose and the fact that Mr. Cannon-Brookes receives only a nominal salary and does not receive any bonus payments, equity awards or other incentive compensation.

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Director Compensation
Non-Employee Director Compensation Policy
Our non-employee director compensation policy (as amended and restated from time to time, the “Non-Employee Director Compensation Policy”) is designed to attract, retain, and award directors of Atlassian who are not employees or officers of Atlassian and align their long-term interests with those of Atlassian and our stockholders. Employee directors receive no additional compensation for their service as a director.
Decisions regarding the Non-Employee Director Compensation Policy are approved by our CLDC. The CLDC conducts an evaluation of the design and competitiveness of our Non-Employee Director Compensation Policy on an annual basis in conjunction with Semler Brossy, the CLDC’s independent compensation consultant. The annual review includes an assessment of competitive market practices for pay levels, pay design, and other market trends using the same peer group used for executive pay. We aim to position non-employee director compensation competitively against the peer group that is used for executive pay assessment. We review non-employee director compensation levels annually and make adjustments as necessary.
Our Non-Employee Director Compensation Policy consists of an annual cash retainer for service on the Board, additional retainers for serving as the chair of each of our standing Board committees, an additional cash retainer for the non-employee Board Chair, and an annual equity retainer awarded in the form of restricted stock units (“RSUs”).
We reimburse non-employee directors for all reasonable expenses incurred in connection with their service on the Board, including attending Board and committee meetings. However, we do not pay meeting attendance fees.
The table below outlines the details of our Non-Employee Director Compensation Policy in effect for fiscal year 2025:
Annual Cash Retainers

Cash Amount ($)
Annual Cash Retainer for Board Membership	55,000
Additional Annual Cash Retainer for Independent Board Chair	50,000
Additional Annual Cash Retainer for Committee Chairs
Annual service as chair of the Audit Committee	20,000
Annual service as chair of the CLDC	15,000
Annual service as chair of the Nominating Committee	10,000
Annual Equity Awards
On the date of each annual meeting of stockholders, each non-employee director who continues as a member of our Board following such annual meeting of stockholders will receive a grant of RSUs (the “Annual Award”). In fiscal year 2025, the Annual Award had a value of $290,000, rounded up to the nearest whole share. The Annual Award vests in full on the earlier of: (i) the one-year anniversary of the grant date; and (ii) the next annual meeting of stockholders, subject to continued service as a director through the applicable vesting date, unless the CLDC determines that circumstances warrant continuation of vesting.

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Fiscal Year 2025 Non-Employee Director Compensation Table
The following table provides information regarding the total compensation that was earned by or paid to each of our non-employee directors in fiscal year 2025. Messrs. Cannon-Brookes and Farquhar did not receive any additional compensation for their service as directors. Mr. Warner was appointed to our Board effective October 1, 2025 and did not receive any compensation in fiscal year 2025.

Name	Fee Earned or Paid in Cash ($)	Stock Award ($)(1)(2)	Total ($)
Scott Belsky	50,417	290,030	345,030
Shona L. Brown(3)	105,000	290,030	395,030
Karen Dykstra(4)	11,764	191,543	203,307
Heather Fernandez(5)	55,000	290,030	345,030
Sasan Goodarzi(6)	70,000	290,030	360,030
Jay Parikh(7)	27,500	290,030	345,030
Enrique Salem(8)	43,389	290,030	345,030
Christian Smith(9)	27,500	272,689	300,189
Steven Sordello(10)	75,000	290,030	365,030
Richard P. Wong(11)	65,000	290,030	355,030
Michelle Zatlyn	55,000	290,030	345,030
(1)The amounts reported in this column represent the aggregate grant date fair value of RSUs calculated in accordance with FASB ASC Topic 718. The grant date fair value of RSUs was calculated by multiplying the closing trading price of our Class A Common Stock on the date of grant by the number of RSUs granted.
(2)As of June 30, 2025, each of our current non-employee directors, other than Ms. Dykstra, Mr. Smith and Mr. Warner, held 1,056 unvested RSUs. Ms. Dykstra held 953, and Mr. Smith held 1,125 unvested RSUs.
(3)Dr. Brown served as the Board Chair.
(4)Ms. Dykstra was appointed to the Board effective April 15, 2025.
(5)Ms. Fernandez resigned from the Board effective October 1, 2025.
(6)Mr. Goodarzi served as the chair of the CLDC.
(7)Mr. Parikh resigned from the Board effective December 31, 2024.
(8)Mr. Salem resigned from the Board effective April 14, 2025.
(9)Mr. Smith was appointed to the Board effective January 1, 2025.
(10)Mr. Sordello served as the chair of the Audit Committee.
(11)Mr. Wong served as the chair of the Nominating Committee.
Stock Ownership Policy
We believe it is important for our non-employee directors to own a meaningful amount of Atlassian stock to create alignment between the interests of our non-employee directors and our stockholders. As such, our Non-Employee Director Compensation Policy requires each non-employee director to own a specific value of our stock while they serve on our Board. The policy requires each non-employee director to hold Atlassian stock with a fair market value of at least $265,000. Non-employee directors have four years from their initial appointment to the Board to meet this minimum requirement. Semler Brossy, the CLDC’s independent compensation consultant, has reviewed this policy and found it to be competitive with those of our peer companies.

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Executive Officers
Set forth below are the names and certain information about our executive officers, except Mr. Cannon-Brookes, whose biographical information can be found under “Directors and Corporate Governance—Biographies.”

Anu Bharadwaj President

Age: 43
Professional Experience
Ms. Bharadwaj has served as our President since February 2023 and, on August 7, 2025, announced that she will step down from this role effective December 31, 2025. She previously served as our Chief Operating Officer from August 2021 to February 2023. From January 2014 to July 2021, Ms. Bharadwaj served in multiple roles at Atlassian, including Vice President of Product, Head of Product, Atlassian Cloud, Head of Product Strategy, Atlassian, and Head of Product, Jira. Prior to joining Atlassian, Ms. Bharadwaj served in various leadership positions at Microsoft, most recently as Principal Group Program Manager.
Education
•Bachelor of Engineering in computer science from R.V. College of Engineering

Joe Binz Chief Financial Officer

Age: 58 Public Company Boards: Paycom Software
Professional Experience
Mr. Binz has served as our Chief Financial Officer since September 2022. Prior to joining Atlassian, Mr. Binz served as Corporate Vice President, Finance of Microsoft from 2014 to August 2022. He served in various other leadership roles at Microsoft from 2002 to 2014. From 1994 to 2001, Mr. Binz served in a variety of finance positions at Intel Corporation.
Education
•Bachelor of Science in finance from the University of Illinois Urbana-Champaign
•M.B.A. from the University of Michigan’s Ross School of Business

Rajeev B. Rajan Chief Technology Officer

Age: 55
Professional Experience
Mr. Rajan has served as our Chief Technology Officer since May 2022. From March 2021 to May 2022, Mr. Rajan served as Vice President, Engineering at Meta Platforms, Inc. (“Meta”), a social networking company, and he was the Head of Office in the Pacific Northwest Region from March 2021 to May 2022. From July 2017 to March 2021, Mr. Rajan served as an Engineering Director of Meta. From September 1994 to July 2017, Mr. Rajan served in various roles at Microsoft Corporation.
Education
•Bachelor of Engineering in computer science from Birla Institute of Technology and Science, Pilani
•Master of Science in computer science from The Ohio State University

Brian Duffy Chief Revenue Officer

Age: 45
Professional Experience
Mr. Duffy has served as our Chief Revenue Officer since January 2025. From May 2023 to October 2024, Mr. Duffy was the Chief Executive Officer of SoftwareOne. From 2005 to March 2023, he served in various roles at SAP SE, including as President, Cloud from February 2021 to March 2023 and President, EMEA North from September 2017 to March 2021.
Education
•Bachelor of International Law from the University College Dublin
•Master of Laws in International Business/Trade/Commerce from University of Illinois Chicago School of Law

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Executive Compensation
Compensation Discussion and Analysis
Introduction
The Compensation Discussion and Analysis describes the compensation programs for our named executive officers (our “NEOs”). For the fiscal year ended June 30, 2025 these individuals were:

Named Executive Officer	Position
Michael Cannon-Brookes	Co-Founder and Chief Executive Officer
Scott Farquhar(1)	Co-Founder and Former Co-Chief Executive Officer
Joseph Binz	Chief Financial Officer
Anu Bharadwaj(2)	President
Rajeev Rajan	Chief Technology Officer
Brian Duffy(3)	Chief Revenue Officer
(1)Mr. Farquhar stepped down from his role as Co-Chief Executive Officer effective August 31, 2024.
(2)Ms. Bharadwaj will be stepping down from her role as President effective December 31, 2025.
(3)Mr. Duffy became our Chief Revenue Officer effective January 1, 2025.
Leadership Transitions
We have undergone or announced three NEO changes since the beginning of fiscal year 2025:
•Mr. Farquhar, our Co-Founder, former Co-Chief Executive Officer, and director, stepped down from his role as Co-Chief Executive Officer effective August 31, 2024. Following this transition, Mr. Cannon-Brookes has continued on as the Company’s sole Chief Executive Officer. Mr. Farquhar continues to serve as a member of our Board.
•Mr. Duffy was appointed as our Chief Revenue Officer effective January 1, 2025. Mr. Duffy joined us from SoftwareOne, where he most recently served as Chief Executive Officer.
•On August 8, 2025, we announced that Anu Bharadwaj will be stepping down from her role as President effective December 31, 2025.
Executive Summary
We are guided by our mission of unleashing the potential of every team. We view a talented executive team at the center of enabling the long-term success of Atlassian’s mission. Our current executive compensation programs and philosophy are designed to attract, motivate, and retain top executive talent within a highly competitive technology labor market.

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The Compensation and Leadership Development Committee (the “CLDC”) reviews the efficacy of our programs annually, taking into consideration our executive compensation philosophy, business performance, stockholder interests, our peer group of companies, and company objectives. Our current executive compensation programs reflect the enhancements made over multiple years by the CLDC to ensure strong alignment with our long-term business strategy.
Fiscal Year 2025 Company Performance
Our product strategy and company culture work in concert to create unique value for our customers and competitive advantages for Atlassian.
We invest significantly in our deeply interconnected portfolio of apps, AI agents, and Collections, which each have their own discrete value propositions for delivering solutions for software teams, IT operations and support teams, and leadership and business teams. Our apps and agents are easy to adopt and use, which allows them to support a wide range of teams.
As a company, we have massive opportunities in enterprise cloud, AI, and the Atlassian System of Work that we believe will drive Atlassian’s growth for years to come. In fiscal year 2025, we achieved strong business and financial results, including:

Total Revenue $5.2 billion	20% from FY24	AI Monthly Active Users 2.3 million	Cloud Revenue $3.4 billion	28% from FY24

Cash Flow from Operations $1.5 billion	Free Cash Flow (1) $1.4 billion Free Cash Flow Margin of 27%		120% Cloud Net Revenue Retention Rate (2)	300,000+ Cloud Customers

(1)Free Cash Flow is not a GAAP measure. See Appendix A for information regarding non-GAAP financial measures, including a reconciliation of Free Cash Flow to the most directly comparable GAAP financial measure.
(2)See Appendix A for a description of this metric.
Competitive Market Context Impacting our Talent and Pay Philosophy
Our products serve teams of all shapes and sizes in every industry. Our competitors range from large technology vendors to new and emerging businesses in each of the markets we serve:
•Software Teams. Our competitors include large technology vendors and smaller companies that offer project management, collaboration and developer tools.
•Service Teams. Our competitors range from cloud vendors targeting enterprise service management teams to legacy vendors that offer service desk solutions.
•Business Teams. Our competitors range from large technology vendors that offer a suite of products, to smaller companies that offer point solutions for team collaboration.
As a result, our compensation programs are designed to reflect the realities of operating in competitive technology markets that are as varied as our product market landscapes and ensure that we are able to attract and retain critical talent to support our continued growth and success across all aspects of our business.
Specifically, we note the following points of context that impact our pay philosophy and objectives:
•High Growth. Our revenue and headcount have grown over the last three fiscal years, commensurate with our market opportunities. We design our programs to motivate both individual and company performance and reward executive talent who deliver our key company strategic priorities.
•Geographical Impact. Atlassian has adopted an approach to distributed work that we call Team Anywhere. The vast majority of our employees can work from home, the office, or a combination of the two within 15 countries. We believe this approach allows for a variety of benefits, including greater flexibility for our employees and broadening our talent pool beyond the urban hubs in which we have physical office locations. In addition, we have significant operations, including our U.S. headquarters, in the San Francisco Bay Area, where competition for top talent is particularly intense. We also have a large employee population in Australia, as well as Austin, Seattle, and New York which are additional technology hubs and battlegrounds for experienced talent in the United States.

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•Specific Senior Executive Skill Sets. As we continue to grow, sources of potential talent have continued to evolve to include larger companies as well as other innovative companies with a high growth orientation. We seek to recruit and retain executives with specific skills and experiences from other highly innovative and dynamic operating models. We find that these skill sets are in high demand and have required us to be more flexible and competitive with our compensation packages.
CEO Compensation
Mr. Cannon-Brookes, our CEO & Co-Founder, and Scott Farquhar, our Co-Founder & former Co-CEO while he was serving in his executive role, each agreed to receive a level of compensation that is substantially lower than CEOs at many peer companies. Other than modest statutorily required Australian superannuation contributions, their annual compensation consists of the following:
•Base Salary. Beginning in fiscal year 2020, both Messrs. Cannon-Brookes and Farquhar substantially reduced their annual base salaries to AUD $74,653 (equal to USD $48,258 in fiscal year 2025, converted into U.S. dollars using a monthly average exchange rate for fiscal year 2025 of USD $1.00 to AUD $1.55). Mr. Farquhar’s salary in fiscal year 2025 was also pro-rated to reflect his partial year of service as an executive officer.
•Annual Incentive Compensation. Both Messrs. Cannon-Brookes and Farquhar forgo participation in our annual cash incentive bonus program.
•Long-Term Incentive Compensation. Neither Messrs. Cannon-Brookes nor Farquhar receive long-term incentive compensation, in light of their considerable pre-existing Atlassian equity holdings as Co-Founders.
“Say-on-Pay” Advisory Vote on Executive Compensation
At our 2023 Annual Meeting of Stockholders, our stockholders voted, on an advisory and non-binding basis, for an annual non-binding advisory vote on the compensation program for our named executive officers (“Say-on-Pay” vote). On the basis of that recommendation, the Board has determined that future Say-on-Pay proposals would be conducted each year. Accordingly, Say-on-Pay proposals will continue to be presented to our stockholders annually unless our stockholders vote at our 2029 Annual Meeting of Stockholders, as required under the Dodd Frank Act and the related rules of the SEC, to approve a different Say-on-Pay vote frequency.
During our 2024 Annual Meeting of Stockholders, approximately 97.6% of the votes cast were in favor of our Say-on-Pay proposal, which indicated broad support for our executive compensation program and philosophy. We continue to consider the direct feedback we receive when engaging with stockholders and feedback from proxy advisors, highlights of which are summarized in the below table, as we make compensation decisions for our named executive officers. After considering these factors, as well as the desire to attract, retain and motivate high-level talent, we determined to maintain the same overall compensation design for 2025.

What We Heard	How We Responded

•Limit usage of one-time awards to executives	•No one-time awards outside of new hire awards were provided to executives in fiscal year 2025

•Lack of performance-based criteria on the vesting of equity awards
•Continuously evaluating peer practices and designs to inform potential evolutions to our structure that are (a) consistent with our compensation philosophy and principles and (b) complementary to our existing ownership guidelines and holding requirements

•Lack of risk mitigators (e.g., clawback policies, stock ownership guidelines, holding period requirements)
•Maintained our peer group-leading executive stock ownership requirements and holding requirements which require executives to hold 20% of post-tax shares from all equity awards, except for new-hire awards. Assuming neutral share price performance, non-CEO NEOs would be required to hold shares valued at over seven times their annualized base salary on average over ten years to build a meaningful ownership stake. The next highest requirement for a non-CEO NEO within our peer group is five times their base salary over a five-year period.

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Compensation Philosophy and Governance Practices
Executive Compensation Philosophy & Principles
Our executive compensation philosophy is based on the understanding that for us to be successful, we must attract, motivate, reward, and retain high-caliber talent. We also recognize the need to create a strong pay-for-performance connection through our compensation programs and establish a long-term ownership mentality. As such, our programs are focused on providing our executives the opportunity to earn competitive pay levels, with the ability to exceed these levels with strong company and individual performance. Further, we deliver the vast majority of each non-CEO executive’s compensation in the form of equity, which features a multi-year vesting period, and we prioritize ensuring our executives have a meaningful equity stake in Atlassian to further align their long-term wealth creation with that of our stockholders. Our philosophy adheres to the following guiding principles:
1.We aim to foster long-term thinking and an ownership culture. We have instilled a focus beyond annual results in favor of sustained, long-term performance, with an emphasis on equity ownership. For our NEOs, excluding our CEO, 90% of pay is tied to long-term incentive awards which creates immediate alignment with our stockholders. We adopted a rigorous stock ownership policy to foster an ownership mentality, go-forward business strategy accountability, and long-term thinking.
2.We strive for simplicity. Our compensation programs are deliberately simple to avoid introducing what we believe to be unnecessary complexity that would undermine the competitiveness or efficacy of these programs. This approach allows us to remain agile and flexible year-to-year to consider adjustments to our compensation programs as our business and talent strategy evolve.
3.We aim to deliver competitive target compensation levels. We annually assess our peer group and pay levels to ensure that our executives have target pay opportunities that are commensurate with their role expectations, reflect their individual experiences and skill sets, and their pay is positioned competitively against appropriate market references to attract and retain talent in a highly competitive market. Actual outcomes for our executives may be higher or lower and are influenced by overall company and individual performance.
4.We reinforce a pay-for-performance orientation. We have a robust performance management process centered on development and growth priorities which support us in directly tying our executive pay to performance in three explicit ways: (1) company-specific financial performance metrics through the annual incentive program, (2) overall team performance via the granting of RSU awards that connect the value of compensation to Atlassian’s stock price, and (3) individual performance which will impact how annual long-term incentive compensation decisions are calibrated.
5.We embrace transparency and consistency. We find value in a transparent, and largely formulaic, decision-making process that we believe enhances executive engagement and trust in how outcomes are determined.
Compensation and Governance Practices and Policies
The CLDC believes that its executive compensation and benefits philosophy and objectives have resulted in programs that align our executives’ interests with our stockholders’ interests.

What We Do	What We Don’t Do

   Limit CEO pay given size of existing equity stake
   Prioritize equity-based compensation and ownership through the use of RSUs
   Link pay to strategic priorities (e.g., cloud revenue) that align with stockholder interests
   Set a cap on incentive payouts
   Utilize a four-year vesting period to support our long-term orientation
   Use of an independent compensation consultant to advise the CLDC
   Conduct continuous succession planning
   Have an independent compensation committee
   Perform annual risk assessment reviewed by independent compensation consultants
   Maintain post-vesting stock ownership requirements for all senior leaders to create long-term ownership
   Maintain a clawback policy that permits the Board to recover incentive compensation, including annual bonus payments, in compliance with applicable law

   No “single trigger” equity acceleration upon a change in control when equity awards are assumed
   No excessive perquisites or personal benefits for executives
   No tax gross-ups to our executives
   No hedging or pledging of Atlassian stock by executives, without prior approval by the Audit Committee
   No special benefit or retirement plans that are exclusive to executive officers
   No guaranteed annual bonus payouts

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Authority Over Executive Compensation
The CLDC, in consultation with Semler Brossy, its independent compensation consultant, conducts an executive compensation market assessment each year that relies on publicly available data for a group of peer companies and available third-party compensation surveys. This process ensures that our Board and the CLDC have current information when calibrating compensation levels for our executive officers. Beyond the competitive market assessment, the CLDC also reviews talent profiles for each executive officer and considers comparisons against internal peers.
Role of the Board of Directors and CLDC
The CLDC oversees our executive compensation programs, including executive salaries, payouts under our annual incentive plan, the size and structure of equity awards, and any executive perquisites. The CLDC receives assistance from two sources: (1) an independent compensation consulting firm, Semler Brossy, and (2) our internal executive compensation staff, led by our Chief People Officer. All decisions regarding named executive officer compensation are made solely by the CLDC.
Role of Compensation Consultant
The CLDC has the authority to engage its own advisors to assist in carrying out its responsibilities. In fiscal year 2025, the CLDC engaged Semler Brossy to provide guidance regarding the amount and types of compensation that we provide to our executives, how our compensation practices compare to the compensation practices of other companies, including with respect to a peer group of companies developed in consultation with Semler Brossy, governance policy best practices, and other compensation-related matters. Semler Brossy reports directly to the CLDC and its chair and serves at the discretion of the CLDC which reviews the engagement annually. Semler Brossy may meet with members of management for the purposes of gathering information on proposals that management may make to the Board or the CLDC. Semler Brossy does not provide any services to Atlassian other than the services relating to executive and director compensation.
Semler Brossy maintains a policy that is specifically designed to prevent any conflicts of interest. In addition, the CLDC has assessed the independence of Semler Brossy taking into account, among other things, the factors set forth in Rule 10C-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the listing standards of Nasdaq and concluded that no conflict of interest exists with respect to the work that Semler Brossy performs for the CLDC.
Role of Management
In setting compensation for fiscal year 2025, our CEO and Chief People Officer worked closely with the Board in managing our executive compensation programs and attended CLDC meetings to discuss these topics. Our CEO made recommendations to the CLDC regarding compensation for our executive officers (other than himself) because of his daily involvement with our executive team. No executive officer participated directly in the final deliberations or determinations regarding their own compensation package.
Use of Comparative Market Data
For fiscal year 2025, the CLDC assessed the competitiveness of each element of each executive officer’s total target direct compensation against our executive pay peer group. The CLDC does not use a single method or measure in developing its recommendations, nor does it establish one specific target for the compensation opportunities of our executive officers.
The CLDC reviewed and compared our executive compensation to that of executives in similar positions in our peer group. In assessing the peer group, the CLDC first looked at industry and growth and scale fits:
•Industry. Companies with similar business models and a preference for innovative, collaboration-oriented environments, enterprise software solutions, cloud and software-as-a-service leaders, and broader product suites.
•Growth and Scale. Companies with high revenue and free cash flow growth rates, which were within a similar revenue scale to where Atlassian is today and where we expect to grow.

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We further narrowed down the list of potential companies by examining the following factors:
•Sources of talent in the market (companies where we source and potentially lose executive talent).
•Companies with strong historical and projected top-line revenue growth and revenue to valuation multiples which reflect industry leaders and companies with similar talent priorities and business dynamics.
•Companies with a significant presence in the San Francisco Bay Area, high research and development spend as a percentage of revenue, and that are highly influential in the talent market.
After considering the above factors, the CLDC approved the following peer group for fiscal year 2025 compensation decisions:

Fiscal Year 2025 Compensation Peer Companies
Autodesk, Inc.	Datadog, Inc.	Okta, Inc.	ServiceNow, Inc.	Splunk Inc.	Workday, Inc.
Block, Inc.	DocuSign, Inc.	Palo Alto Networks, Inc.	Shopify Inc.	Twilio Inc.	Zoom Video Communications, Inc.
CrowdStrike Holdings, Inc.	Intuit, Inc.	Salesforce, Inc.	Snowflake, Inc.	Veeva Systems Inc.

Against the fiscal year 2025 peer group, we were positioned at the 34th percentile on trailing twelve-month revenues, 60th percentile on historical three-year compounded annual revenue growth, 49th percentile on market value, and 54th percentile on the total number of employees. The CLDC considered the peer group to be an accurate representation of the talent and business markets, with a relatively balanced stance across various factors (i.e., bigger in some metrics and smaller in others).
Components of Compensation
Our executive compensation programs are heavily tied to performance-based pay. Excluding pay for our CEO and former Co-CEO, over 95% of our NEOs’ target total pay is linked to performance as illustrated in the chart below:
Average NEO Pay Mix

97.1%
2.9%
1.7%
95.5%
Base Salary
Annual Cash Incentive
Long-term Incentive
Pay "At Risk"

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For fiscal year 2025, the primary elements of our NEOs’ compensation were:

Element	Description and Primary Purpose
Base Salary	Attracts and retains talented executives that can drive superior performance, recognizes individual roles and responsibilities, and provides a stable income.
Annual Incentive Compensation	Rewards for the achievement of critical operational goals, which we believe is essential for us to excel in the markets in which we compete, allows us to scale effectively and leads to sustained value for all stockholders over the long term.
Long-Term Incentive Compensation	Supports our long-term orientation and ownership culture while creating alignment with our stockholders and supporting retention.
Base Salary
Our base salary program strives for simplicity, embraces transparency and consistency, and delivers competitive compensation to each of our NEOs to reflect their respective positions, duties, and responsibilities.
The CLDC reviews the base salaries of our executive officers annually and may adjust them to reflect market conditions or other factors. The base salaries listed below, other than for our CEO and former Co-CEO, were established in reference to our peer group with input from the CEO and, for fiscal year 2024, former Co-CEO and were reviewed and approved by the CLDC.
As noted above, we strive for simplicity and equity within our compensation programs, and we strongly encourage our executives to embrace a long-term performance mentality. As a result, we’ve standardized base salaries across our top executive officers and have shifted focus from short-term fixed compensation to long-term variable pay. Because of our focus on internal equity, our executive officers receive base salary amounts within a narrow range. We will continue to review base salaries in the context of our peer group, and when appropriate, may adjust the base salary for all applicable executive officers in order to maintain internal equity.
The below table reflects the annualized base salary of each NEO as of June 30, 2024 and 2025.

Executive Officer	Fiscal Year 2024 Base Salary	Fiscal Year 2025 Base Salary
Michael Cannon-Brookes(1)	$49,442	$48,258
Scott Farquhar(1)	$49,442	$48,258
Anu Bharadwaj(2)	$600,000	$625,000
Joseph Binz(2)	$550,000	$575,000
Rajeev Rajan(2)	$550,000	$575,000
Brian Duffy	$—	$575,000
(1)Messrs. Cannon-Brookes and Farquhar are paid in Australian dollars, which have been converted into US dollars using a monthly average exchange rate for fiscal year 2025 of USD $1.00 to AUD $1.55 and for fiscal year 2024 of USD $1.00 to AUD $1.52. Effective July 1, 2019, Messrs. Cannon-Brookes and Farquhar each opted to reduce their salaries to AUD $74,653 (or USD $48,258 for fiscal year 2025 and USD $49,442 for fiscal year 2024). While an annualized amount is set forth in the table above, Mr. Farquhar’s salary in fiscal year 2025 was pro-rated to reflect his partial year of service as an executive officer.
(2)The base salaries for our continuing non-CEO NEOs from the prior year were increased by $25k (~4%) and considered several factors including history of pay changes, competitive market positioning and alignment with our pay philosophy, and internal equity positioning
Annual Cash Incentive Compensation
Approach to Annual Cash Incentives
Our annual cash incentive program reinforces our pay-for-performance orientation by focusing our NEOs’ attention on performance of our key business priorities and embraces a simple, clear, and transparent decision-making process.
Our annual cash incentive program is 100% formulaic and measures performance on Cloud and Marketplace Cloud revenue. For purposes of our annual cash incentive program, Cloud and Marketplace Cloud revenue is equal to Cloud revenue as reported in the audited financial statements, plus fees received for sales of third-party cloud apps in the Atlassian Marketplace, which is a component of other revenue as reported in the audited financial statements. Cloud revenue, including the related revenue from sales of third-party cloud apps in the Atlassian Marketplace, remains a critical strategic priority for us to support our customers and seamlessly connect them to a diverse set of products that will enhance their workflow capabilities. We believe that success on Cloud revenue is crucial to Atlassian’s ability to scale and continue leading in our industry.

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Messrs. Cannon-Brookes and Farquhar do not participate in the annual cash incentive program due to their sizable equity stakes in Atlassian, which we and they feel appropriately aligns their personal financial interests with company performance.
Each NEO (excluding Messrs. Cannon-Brookes and Farquhar) is eligible to receive an annual cash incentive award based on a specified target annual cash incentive award amount, expressed as a percentage of the NEO’s base salary. The potential payout will range from 0% up to 200% of an individual NEO’s target opportunity based on performance against predetermined financial goals. In fiscal year 2025, our NEOs’ annual cash incentive program was targeted at 60% of their annual base salaries.
The mechanics of the annual cash incentive program are as follows:

Eligible Earnings(1)	×	Annual Cash Incentive Target % (60%)	×	Company Multiplier % (0% - 200%)	=	Annual Cash Incentive Payout
(1)Eligible earnings reflect salary earned during fiscal year 2025
Annual Cash Incentive Payments for Fiscal Year 2025 Performance
The annual cash incentive payout structure is aligned with our top company priority of driving Cloud revenue growth and ensures we are incentivizing what we believe is the right outcome. The CLDC references our internal plan when setting targets for the annual Cloud and Marketplace Cloud revenue metric. The target is intended to be challenging but achievable, while threshold performance is intended to be reasonably achievable, and the maximum represents a stretch goal. The CLDC reviews the appropriateness of threshold, target, and maximum goals annually, with a focus on attempting to ensure that our performance goals will result in stockholder value creation in the long term. The fiscal year 2025 Cloud and Marketplace Cloud revenue threshold, target, and maximum goals (as well as actual fiscal year 2025 achievement) are shown below ($ in millions):

Element	Threshold	Target	Maximum	Actual
Cloud and Marketplace Cloud Revenue(1)	$3,067	$3,609	$4,150	$3,547
Payout	0	100%	200%	96.6%
Year-over-year Cloud Revenue Growth	10%	30%	49%	28%
(1)Cloud and Marketplace Cloud revenue is equal to Cloud revenue as reported in the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2025, plus fees received for sales of third-party cloud apps in the Atlassian Marketplace.
During fiscal year 2025, we achieved Cloud and Marketplace Cloud revenue of $3,547 million, which corresponds to 98.3% of the fiscal year 2025 target. This performance translated into cash incentive payouts equal to 96.6% of each executive’s targeted amount based on a 2.0x leveraged payout curve between 95% and 105% Cloud and Marketplace Cloud revenue attainment (i.e., 2% change in payout for each 1% change in attainment), as shown below.

Executive Officer	Fiscal Year 2025 Target(1)(2)	Fiscal Year 2025 Cash Incentive Payment
Anu Bharadwaj	$287,301	$277,540
Joseph Binz	$341,250	$329,650
Rajeev Rajan	$341,250	$329,650
Brian Duffy	$172,500	$166,640
(1)These amounts reflect the target dollar amount for fiscal year 2025 based on each NEO’s eligible earnings.
(2)Messrs. Cannon-Brookes and Farquhar do not participate in the annual cash incentive program due to their sizable equity stakes in Atlassian.
Long-Term Equity Incentive Compensation
Approach to Long-Term Equity Incentive Compensation
We view long-term equity incentive compensation as a critical component of our balanced total compensation programs. Our equity compensation program design is competitive, simple, and fosters an ownership mentality and a pay-for-performance orientation.
Our CEO and former Co-CEO did not participate in our long-term equity incentive compensation program in fiscal year 2025 due to their sizable equity stakes in Atlassian, which we and they feel appropriately align their personal financial interests with our performance.

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42	Executive Compensation
The CLDC believes that RSUs serve as an effective retention tool for our high-performing executive officers and focus executive officers on completing long-term objectives, which will result in increased stockholder value creation over time. Our RSUs vest quarterly over a four-year vesting period, subject to continued service. In addition, annual equity awards are subject to holding requirements intended to align long-term NEO and shareholder interests.
To determine the size of the annual equity awards for our NEOs, the CLDC reviewed data provided by Semler Brossy, which estimated the range of competitive grant values among our peer companies. From that data set, individual equity award targets were established that would position our executives competitively against their market reference. Awarded equity values also took into consideration each executive’s performance, impact, the scope of their roles, and unvested equity values at the time of grant.
Performance Management Process and Connection to Fiscal Year 2025 Long-Term Equity Incentive Awards
Each September we use our performance management assessment framework and resulting individual assessments from the most recent fiscal year to inform the equity award amounts. The fiscal year 2025 awards granted in September 2024 were based on our performance assessment outcomes from fiscal year 2024.
Our performance management assessment framework follows a robust process to assess each individual against performance and development objectives. All performance assessments and long-term incentive outcomes were reviewed by the CLDC in consultation with our CEO. This approach further reinforced the link between performance and pay, while continuing to deliver compensation that is tied to long-term stockholder value.
Annual Equity Awards for Fiscal Year 2025 Performance
In September 2024, we granted the following annual equity awards (with four-year ratable quarterly vesting) to our NEOs:

Named Executive Officer	Target Value of Fiscal Year 2025 Awards	Number of RSUs Granted (Actual)(1)
Anu Bharadwaj	$13,100,000	85,790
Joseph Binz	$12,500,000	81,861
Rajeev Rajan	$12,800,000	83,826
Brian Duffy (2)	—	—
(1)The number of RSUs granted is equal to the target dollar value of the award for each NEO divided by the average closing price of Atlassian stock during the month of August 2024, which was $152.70, rounded up to the nearest whole share. The target values of awards do not match exactly the grant date fair values presented in the Fiscal Year 2025 Summary Compensation Table, which were calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“ASC Topic 718”) and take into account the price of Atlassian’s Class A Common Stock on the September 27, 2024 grant date.
(2)Mr. Duffy received a standalone equity award in connection with his appointment as Chief Revenue Officer, as described in the “Compensation Action for Mr. Duffy” section below.
The CLDC believes that acknowledging individual performance and ensuring long-term incentive awards constitute a significant portion of compensation is vital to encouraging appropriate behaviors and intended outcomes while reinforcing our pay-for-performance philosophy.
Compensation Action for Mr. Duffy
In February 2025, upon the appointment of Mr. Duffy as Chief Revenue Officer, the CLDC approved a new-hire equity award with an initial grant having a target value of $20 million as part of his overall compensation package. The number of RSUs granted to Mr. Duffy was determined by dividing the target dollar value of the award by the average closing price of Atlassian stock during the month of January 2025, rounded up to the nearest whole share. The target value of Mr. Duffy’s award does not match the grant date fair value presented in the Fiscal Year 2025 Summary Compensation Table, which was calculated in accordance with ASC Topic 718 and took into account the price of Atlassian’s Class A Common Stock on the February 20, 2025 grant date. The grant vests over four years with the first vesting date occurring three months after the grant and then quarterly thereafter.
The award was designed to align Mr. Duffy’s interests with those of our stockholders, promote long-term value creation, and recognize the skills and past experience he brings to Atlassian. The CLDC, its consultants, and the Company’s compensation team conducted a thorough analysis to ensure that the equity award was competitive against our peer companies and aligned with our compensation philosophy. When calibrating the magnitude of the award, the CLDC considered several factors including the competitive target equity grant value for Chief Revenue Officers in our peer group.

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Perquisites, Benefits, and Other Compensation and Governance Policies
Stock Ownership Requirements
Atlassian adopted an equity ownership requirements policy, effective July 1, 2023, that is applicable to all senior executives including our NEOs (the “Stock Ownership Policy”). The Stock Ownership Policy was designed to closely align the interests of our executives with those of our stockholders over the long term. Executives must retain 20% of shares remaining at the time of the vesting of RSUs, after payment of any applicable tax withholding, for a period of seven years from each vesting event. The Stock Ownership Policy does not enforce a lot-by-lot requirement on shares vested, so executives can satisfy the requirements by holding the equivalent number of shares from unrelated vesting events. All equity awards are included under the scope of this policy, except for new-hire awards. All NEOs subject to the policy met the stock ownership guidelines and holding requirements as of June 30, 2025.
The Stock Ownership Policy also includes a post-termination ownership requirement. In the event of employment termination, 50% of the shares subject to the holding requirements will be released after one year, and the remaining 50% of the shares subject to the holding requirements will be released on the second anniversary of termination.
Health/Welfare Plans
Our executive officers are eligible to participate in all of our employee benefit plans, including our medical, dental, life, and disability insurance plans, to the same extent as other employees generally in the jurisdiction each executive officer resides. For Messrs. Cannon-Brookes and Farquhar, as required by Australian law, we pay statutorily required amounts into an Australian “superannuation” retirement fund on their behalf.
401(k) Plan
We maintain a 401(k) Plan that provides all regular U.S. employees, including U.S. executive officers, with an opportunity to save for retirement on a tax-advantaged basis. Under our 401(k) Plan, participants may elect to defer a portion of their eligible compensation on a pre-tax, Roth after-tax, and voluntary after-tax basis and have it contributed to the 401(k) Plan subject to applicable annual limits set forth in the Internal Revenue Code of 1986, as amended (the “Code”). The 401(k) Plan allows for matching contributions to be made by us. Currently, we make a safe harbor match based on the participant's pre-tax and Roth after-tax contributions up to a maximum of four percent of the participant's base salary, bonus, and commissions paid during the applicable contribution period, subject to statutory limits. Employee elective deferrals and safe harbor matching contributions are 100% vested at all times.
Perquisites and Other Personal Benefits
We do not view perquisites or other personal benefits as a significant component of our executive compensation program and generally seek to limit their usage. Accordingly, we will only provide perquisites or other personal benefits to our NEOs in limited circumstances, such as where we believe it is appropriate to assist an individual in the performance of their duties or to make them more efficient and effective.
In fiscal year 2025, we entered into a charter agreement with an independent operator (the “Charter Agreement”) to facilitate business travel by Mr. Cannon-Brookes, primarily on a private aircraft he indirectly and wholly owns. Under the Charter Agreement, we pay a pre-determined rate per flight hour which, following a review of market data, we determined is below the market rate for a similar aircraft. If family members or private guests of Mr. Cannon-Brookes travel on the private aircraft, Mr. Cannon-Brookes is required to notify the appropriate departments at our company so that he can reimburse the company for any incremental costs. Any income or other tax liability arising from income relating to this arrangement will not be reimbursed or “grossed up” by the company. Additionally, because the intention of the Charter Agreement is to facilitate business travel and not personal use, Mr. Cannon-Brookes may from time to time reimburse Atlassian for amounts we pay under the Charter Agreement when those amounts may be deemed a perquisite to him. During fiscal year 2025, no such reimbursements were made because no incremental costs were incurred for family members or personal guests.

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44	Executive Compensation
Our CLDC has approved a CEO Travel Policy, which outlines the parameters under which we pay for our CEO’s private aircraft business travel. Our CLDC believes this policy allows for significant benefits in terms of safety, security, efficiency, privacy, confidentiality, flexibility, and productivity for Mr. Cannon-Brookes’s role as CEO, particularly since the use of a private aircraft facilitates non-stop long-haul flights from Australia to the United States. We believe the amounts we pay pursuant to this arrangement are reasonable, necessary, appropriate, for the benefit of us and our stockholders, and does not include any compensatory element that is not fully reimbursed by Mr. Cannon-Brookes.
Severance Benefits
Our NEOs, excluding Messrs. Cannon-Brookes and Farquhar, participate in the Atlassian Corporation Amended and Restated Executive Severance Plan (the “Executive Severance Plan”). The Executive Severance Plan provides for our NEOs to receive a severance payment equal to nine months of base salary upon a termination of their employment by us without "cause" (as defined in the Executive Severance Plan) or a resignation by the executive officer for "good reason" (as defined in the Executive Severance Plan) or, if the termination or resignation occurs within three months prior to or 12 months following a "change in control" (as defined in the Executive Severance Plan), a severance payment equal to twelve months of base salary, plus 100% of the covered executive’s annual target bonus in effect immediately prior to the “date of termination” (as defined in the Executive Severance Plan). In addition, upon such a qualifying termination of employment within three months prior to or 12 months following a "change in control" in which outstanding equity awards of Atlassian will be assumed, continued, or substituted by the successor entity, an executive officer will generally receive 100% (or such lower percentage as may be determined by our Board or the CLDC) accelerated vesting of all unvested and outstanding equity awards held by such executive officer at such time; provided, that any equity awards subject to performance conditions will be deemed satisfied at the target levels specified in the applicable award agreements. Notwithstanding the foregoing, if the outstanding equity awards of Atlassian will not be assumed, continued or substituted by the successor entity in connection with the change in control, then each executive officer will receive accelerated vesting of all unvested and outstanding equity awards held by such executive officer at such time; provided, that any equity awards subject to performance conditions will be deemed satisfied at the target levels specified in the applicable award agreements.
Information on the estimated payments and benefits that our NEOs would have been eligible to receive as of June 30, 2025, is set forth in the subsection titled “Potential Payments Upon Termination or Change in Control” below.
Company Policies Regarding Hedging and Pledging
No executive officers, members of the Board, employees, consultants or independent contractors may directly or indirectly engage in transactions intended to hedge or offset any change in value of Atlassian stock owned by them, including pledging of Atlassian stock as collateral for a loan, unless approved by the Audit Committee. If a transaction is permitted, the executive officer remains subject to all other restrictions related to Atlassian’s Insider Trading and Disclosure Policy and Stock Ownership Policy (each as defined below).
Insider Trading and Disclosure Policy
Atlassian adopted an insider trading and disclosure policy, effective December 10, 2015 (the “Insider Trading and Disclosure Policy”), that governs the purchase, sale, and other disposition of our securities by our employees, directors, officers, consultants, and contractors (“Covered Persons”). We believe our Insider Trading and Disclosure Policy is reasonably designed to promote compliance with insider trading laws, rules, and regulations as well as the exchange listing standards applicable to us. Our Insider Trading and Disclosure Policy prohibits our employees, directors, officers, consultants, and contractors from trading in our securities while in possession of material non-public information, among other things.
Under the terms of our Insider Trading and Disclosure Policy, Covered Persons are permitted to adopt written stock plans (“Rule 10b5-1 Plans”), under which they contract with a broker to execute trades of common shares pursuant to parameters established when the plan was entered into, provided that any such plan be in accordance with guidelines of Rule 10b5-1 of the Exchange Act. Several of our directors and senior executives have established Rule 10b5-1 Plans, and additional directors and senior executives may choose to do so in the future.
The foregoing summary of our Insider Trading and Disclosure Policy does not purport to be complete and is qualified by reference to our Insider Trading and Disclosure Policy, which can be found as an exhibit to our Annual Report on Form 10-K for the fiscal year ended June 30, 2025.

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Equity Grant Policy
We do not grant equity awards in anticipation of the release of material nonpublic information and we do not time the release of material nonpublic information for the purpose of affecting the value of executive compensation. In the event material nonpublic information becomes known to the CLDC before granting an equity award, the CLDC will consider such information and use its business judgment to determine whether to delay the grant of equity to avoid any appearance of impropriety.
Although we do not have a formal policy with respect to the timing of our equity award grants, the CLDC has historically granted such awards on a predetermined annual schedule. In fiscal year 2025, we did not grant any stock options, stock appreciation rights or similar option-like instruments to our named executive officers.
Clawback Policy
Atlassian adopted a Compensation Recovery Policy (the “Clawback Policy”) that meets the requirements of SEC and Nasdaq rules prior to the effectiveness of the rules in December 2023. The Clawback Policy applies to our Section 16 officers and requires the return of any erroneously awarded “Incentive Compensation” (as defined in the Clawback Policy) that was received during the three completed fiscal years preceding the date that the Board or a committee of the Board concludes, or reasonably should have concluded, that Atlassian is required to restate its financial statements, or if earlier, the date on which a court, regulator or other legally authorized body directs Atlassian to make such a restatement. Atlassian will seek to recover any additional amount of compensation actually paid over the amount that would have been paid following recalculation based on the restated financial statements.
Tax and Accounting Considerations
As a general matter, the CLDC reviews and considers the various tax and accounting implications of the compensation programs we utilize.
Section 409A of the Code
Section 409A of the Code imposes additional significant taxes in the event that an executive officer, director or service provider receives “deferred compensation” that does not satisfy the requirements of Section 409A of the Code. Although we do not maintain a traditional non-qualified deferred compensation plan for our executive officers, Section 409A of the Code does apply to certain severance arrangements, bonus arrangements and equity awards, and we have structured all such arrangements and awards in a manner to either be exempt from or comply with the applicable requirements of Section 409A of the Code.
Accounting for Stock-Based Compensation
We follow ASC Topic 718 for our stock-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all stock-based awards made to employees and directors, including stock options and RSUs, based on the grant-date fair value of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may never realize the value reported from their awards.
Compensation Risk Assessment
We conduct an annual review of our compensation programs to assess whether our policies, program designs, or practices create risks that are reasonably likely to have a material adverse effect on Atlassian. The results of this analysis concluded that our compensation practices do not create incentives to take risks that are reasonably likely to have a material adverse effect on Atlassian. The assessment and our findings were reviewed by Semler Brossy, the independent consultant of the CLDC, and discussed with the CLDC.

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46	Executive Compensation
Report of the Compensation and Leadership Development Committee
The CLDC has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussions with management, the CLDC recommended to our Board that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the fiscal year ended on June 30, 2025.
THE COMPENSATION AND LEADERSHIP DEVELOPMENT COMMITTEE
Sasan Goodarzi (Chair)
Scott Belsky
Shona L. Brown
The material in this report is being furnished and shall not be deemed “filed” with the SEC for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, nor shall the material in this section be deemed to be “soliciting material” or incorporated by reference in any registration statement or other document filed with the SEC under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

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Executive Compensation Tables
Fiscal Year 2025 Summary Compensation Table
The following table sets forth information regarding the compensation paid to, or earned by our NEOs for the fiscal years ended June 30, 2023, June 30, 2024 and June 30, 2025. Positions listed below are those held by the named executive officers as of June 30, 2025.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Michael Cannon-Brookes (3) CEO and Co-Founder	2025	48,258	—	—	5,982	54,240
	2024	49,052	—	—	5,833	54,885
	2023	49,442	—	—	5,667	55,109
Scott Farquhar(3)(4) Co-Founder & Former Co-CEO	2025	12,056	—	—	1,191	13,247
	2024	49,940	—	—	5,931	55,871
	2023	49,442	—	—	5,667	55,109
Anu Bharadwaj(5) President	2025	478,835	13,831,064	277,540	13,846	14,601,285
	2024	600,000	—	344,200	14,843	959,043
	2023	543,750	27,483,145	147,370	10,525	28,184,790
Joseph Binz Chief Financial Officer	2025	568,750	13,197,630	329,650	17,563	14,113,593
	2024	550,000	7,358,269	315,520	16,463	8,240,253
	2023	452,083	13,995,130	122,530	13,583	14,583,327
Rajeev B. Rajan Chief Technology Officer	2025	568,750	13,514,428	329,650	17,306	14,430,134
	2024	550,000	10,585,525	315,520	15,342	11,466,387
	2023	543,750	—	147,370	12,304	703,424
Brian Duffy(6) Chief Revenue Officer	2025	287,500	23,154,168	166,640	19,161	23,627,469
(1)The amounts reported in this column represent the aggregate grant date fair value of RSUs calculated in accordance with ASC 718. The grant date fair value of RSUs was calculated by multiplying the closing trading price of our Class A Common Stock on the date of grant times the number of RSUs.
(2)Generally consists of company-wide programs including 401(k) match in the amount of $12,113 for Ms. Bharadwaj, $14,300 for Mr. Binz, $14,250 for Mr. Rajan, and $10,542 for Mr. Duffy in fiscal year 2025. Messrs. Cannon-Brookes and Farquhar do not participate in the Company’s 401(k) plan, as they are based in Australia. Other programs included are superannuation contributions and remote work allowances. Mr. Duffy additionally received $5,000 as a relocation bonus and $2,478 as a tax gross-up payment for the same.
(3)Messrs. Cannon-Brookes and Farquhar are paid in Australian dollars, which have been converted into US dollars using a monthly average exchange rate for fiscal year 2025 of USD $1.00 to AUD $1.55 and for fiscal year 2024 of USD $1.00 to AUD $1.52. Effective July 1, 2019, Messrs. Cannon-Brookes and Farquhar each opted to reduce their salaries to AUD $74,653 (or USD $48,258 for fiscal year 2025 and USD $49,442 for fiscal year 2024).
(4)Mr. Farquhar stepped down from his role as our Co-Chief Executive Officer, effective August 31, 2024. Mr. Farquhar’s salary in fiscal year 2025 was pro-rated to reflect his partial year of service as an executive officer.
(5)Ms. Bharadwaj will be stepping down from her role as President, effective December 31, 2025.
(6)Mr. Duffy became our Chief Revenue Officer, effective January 1, 2025.

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Fiscal Year 2025 Grants of Plan-Based Awards Table
The following table provides information on the equity grants awarded to our NEOs in fiscal year 2025 and estimated payouts under our non-equity incentive plan.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Michael Cannon-Brookes
Annual Incentive Program		—	—	—
Scott Farquhar
Annual Incentive Program		—	—	—
Anu Bharadwaj
Annual Incentive Program		—	287,301	574,602
Annual Award	9/27/2024(4)				85,790	13,831,064
Joseph Binz
Annual Incentive Program		—	341,250	682,500
Annual Award	9/27/2024(4)				81,861	13,197,630
Rajeev B. Rajan
Annual Incentive Program		—	341,250	682,500
Annual Award	9/27/2024(4)				83,826	13,514,428
Brian Duffy
Annual Incentive Program		—	172,500	345,000
New-Hire Award	2/20/2025(5)				77,571	23,154,168
(1)Constitutes threshold, target, and the maximum amount payable under our annual cash incentive bonus program. Messrs. Farquhar and Cannon-Brookes were not eligible to participate in our annual cash incentive bonus program for fiscal year 2025.
(2)Constitutes equity awards in the form of RSUs that vest in quarterly installments over four years.
(3)The amounts reported in this column represent the aggregate grant date fair value of RSUs calculated in accordance with ASC 718. The grant date fair value of RSUs was calculated by multiplying the closing trading price of our Class A Common Stock on the date of grant times the number of RSUs.
(4)RSUs vest on the closest quarterly vesting dates after the date of grant according to the following schedule: 6.25% quarterly vesting for 16 quarters, subject to continued employment at each such date. All vest events occur on a quarterly schedule during the months of February, May, August, and November.
(5)RSUs vest on the closest quarterly vesting dates after the date of grant according to the following schedule: 8.33% vesting on the first quarterly vesting date, followed by 6.25% quarterly vesting for the following 14 quarters, followed by 4.17% vesting the 16th quarterly vesting date, subject to continued employment at each such date. All vest events occur on a quarterly schedule during the months of February, May, August, and November.

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Fiscal Year 2025 Year-End Outstanding Equity Awards Table
The following table provides information on the current holdings of unvested RSUs by our NEOs as of June 30, 2025. Our NEOs do not hold any stock options, so that portion of the table is omitted below.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Michael Cannon-Brookes	—	—	—
Scott Farquhar	—	—	—
Anu Bharadwaj	09/15/2021⁽²⁾	3,287	667,557
Anu Bharadwaj	09/15/2022⁽²⁾	8,364	1,698,645
Anu Bharadwaj	09/15/2022⁽³⁾	1,464	297,324
Anu Bharadwaj	12/15/2022⁽²⁾	11,250	2,284,763
Anu Bharadwaj	04/15/2023⁽²⁾	37,940	7,705,235
Anu Bharadwaj	09/27/2024⁽²⁾	69,705	14,156,388
Joseph Binz	10/15/2022⁽⁴⁾	21,369	4,339,830
Joseph Binz	09/28/2023⁽²⁾	21,017	4,268,343
Joseph Binz	09/27/2024⁽²⁾	66,513	13,508,125
Rajeev Rajan	06/15/2022⁽²⁾	30,171	6,127,428
Rajeev Rajan	09/28/2023⁽²⁾	30,235	6,140,426
Rajeev Rajan	09/27/2024⁽²⁾	68,109	13,832,257
Brian Duffy	02/20/2025⁽⁵⁾	71,107	14,441,121
(1)Market value calculated based on a price per share of $203.09, the closing trading price of our Class A Common Stock on June 30, 2025.
(2)RSUs vest on the closest quarterly vesting dates after the date of grant according to the following schedule: 6.25% quarterly vesting for 16 quarters, subject to continued employment at each such date. All vest events occur on a quarterly schedule during the months of February, May, August, and November.
(3)RSUs vest on the closest quarterly vesting dates after the date of the grant according to the following schedule: 18.75% vesting in the first quarter, followed by 6.25% quarterly vesting for 13 additional quarters, subject to continued employment at each such date. All vest events occur on a quarterly schedule during the months of February, May, August, and November.
(4)RSUs vest on the closest quarterly vesting dates after the date of grant according to the following schedule: 12.5% cliff vesting in the first two quarters, followed by 6.25% quarterly vesting for 14 additional quarters, subject to continued employment at each such date. All vest events occur on a quarterly schedule during the months of February, May, August, and November.
(5)RSUs vest on the closest quarterly vesting dates after the date of grant according to the following schedule: 8.33% vesting on the first quarterly vesting date, followed by 6.25% quarterly vesting for the following 14 quarters, followed by 4.17% vesting the 16th quarterly vesting date, subject to continued employment at each such date. All vest events occur on a quarterly schedule during the months of February, May, August, and November.
Fiscal Year 2025 Option Exercises and Stock Vested Table
The following table shows the vesting of RSUs for each of our NEOs during fiscal year 2025, including the value realized on vesting. Our NEOs do not hold any options, so that portion of the table is omitted below.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Michael Cannon-Brookes	—	—
Scott Farquhar	—	—
Anu Bharadwaj	67,958	16,375,626
Joseph Binz	41,784	10,253,607
Rajeev Rajan	59,325	14,353,382
Brian Duffy	6,464	1,427,187
(1)Amounts reported calculated by multiplying the closing trading price of our Class A Common Stock on the date of vest by the number of RSUs vesting.

2025 Proxy Statement

50	Executive Compensation
Potential Payments Upon Termination or Change in Control
The potential payments under our Executive Severance Plan for the termination of an NEO’s employment by the Company other than for cause or a resignation by the NEO for good reason are shown in the below table and are summarized as follows:
Termination within Three Months Prior to or 12 Months After a Change in Control (a “Change in Control Period”)
•Base Salary. The NEO receives a lump sum cash amount equal to 12 months of the NEO’s then current base salary.
•Annual Bonus. The NEO receives one hundred percent of the NEO’s annual target bonus in effect immediately prior to the date of termination (or the NEO’s target bonus in effect immediately prior to the change in control, if higher).
•Pro-rated Annual Bonus. The NEO receives a prorated portion of the NEO’s annual target bonus in effect immediately prior to the date of termination.
•Benefit Premium Payment. If the NEO was participating in Atlassian’s group health plan immediately prior to the date of termination and elects COBRA health continuation, NEO receives a lump sum cash payment equal to the monthly employer contribution that Atlassian would have made to provide health insurance for (i) 12 months or (ii) the NEO’s applicable COBRA health continuation period, whichever ends earlier.
•Equity Acceleration. If Atlassian equity awards are being assumed or substituted by the successor entity in the change in control, one hundred percent of the outstanding and unvested equity awards held by the NEO immediately becomes fully exercisable and vested as of the date of the NEO’s date of termination or change in control (if later). If Atlassian equity awards are not being assumed or substituted by the successor entity in the change in control, then all equity awards held by the NEO become fully vested and exercisable immediately prior to the consummation of the change in control.
Termination Outside of a Change in Control Period
•Base Salary Continuation. The NEO receives continued base salary payments for nine months following the termination or resignation.
•Benefit Premium Continuation. If the NEO was participating in Atlassian’s group health plan immediately prior to the date of termination and elects COBRA health continuation, the NEO receives a monthly cash payment equal to the monthly employer contribution that Atlassian would have made to provide health insurance for (i) six months or (ii) the NEO’s applicable COBRA health continuation period, whichever ends earlier.

	Qualifying Termination During a Change in Control Period(1)				Qualifying Termination Outside of a Change in Control Period(2)
Name	Cash Severance ($)	COBRA Payment ($)(3)	Equity Acceleration ($)(4)	Total ($)	Cash Severance ($)	COBRA Payment ($)	Equity Acceleration ($)	Total ($)
Michael Cannon-Brookes(5)	—	—	—	—	—	—	—	—
Scott Farquhar(5)	—	—	—	—	—	—	—	—
Anu Bharadwaj	1,000,000	9,648	26,809,911	27,819,559	468,750	4,824	—	473,574
Joseph Binz	920,000	29,892	22,116,298	23,066,190	431,250	14,946	—	446,196
Rajeev Rajan	920,000	29,892	26,100,111	27,050,003	431,250	14,946	—	446,196
Brian Duffy	920,000	29,892	14,441,121	15,391,013	431,250	14,946	—	446,196
(1)Amounts reported assume a change in control on June 30, 2025 and a qualifying termination of employment as of the same date.
(2)Amounts reported assume a qualifying termination of employment as of June 30, 2025, outside of a Change in Control Period.
(3)COBRA Continuation amount calculated based on COBRA premiums in effect as of June 30, 2025, and health coverage levels in effect as of the same date.
(4)Amount reported calculated by multiplying $203.09, the closing trading price of our Class A Common Stock on June 30, 2025, by the number of RSUs held by the NEO as of the same date.
(5)Messrs. Farquhar and Cannon-Brookes are not eligible to participate in the Executive Severance Plan

2025 Proxy Statement

Executive Compensation	51
CEO Pay Ratio
The fiscal year 2025 total compensation of the median employee, based on the compensation of all employees who were employed as of June 30, 2025, other than our CEO, was $216,706. Mr. Cannon-Brookes’s fiscal year 2025 annual total compensation was $54,240 and Mr. Farquhar’s fiscal year 2025 annual total compensation was $13,247. The ratios of our CEO’s and former Co-CEO’s’ fiscal year 2025 pay to that of our median employee were 0.25 to 1 and 0.06 to 1, respectively.
To identify the median employee, we used the following methodology and estimates, consistent with all applicable SEC rules:
•We selected June 30, 2025 as the date upon which we would identify the “median employee.”
•As of this date, we considered a total of 13,812 full- and part-time employees (other than our CEO and former Co-CEO).
•For purposes of determining our median employee we used target annual base salary, target cash incentive bonus, and grant date fair market value of awards granted to our employees, in each case, for the fiscal year ended June 30, 2025, to calculate our consistently applied compensation measure. We annualized wages and salaries for employees that were not employed for the full year.
•Once we identified the median employee, we calculated the annual total compensation for the median employee according to the methodology used to report the annual compensation of our NEOs in the Summary Compensation Table.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s total annual compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.
Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following disclosure regarding executive compensation for our principal executive officers (“PEOs”) and our other NEOs (“Non-PEO NEOs”) and our performance for the fiscal years listed below. For further information regarding our pay-for-performance philosophy refer to “Compensation Discussion and Analysis.” The CLDC did not consider the pay versus performance disclosure below as a determining factor for the pay decisions in fiscal year 2025.

	Summary Compensation Table Total for PEO (Cannon- Brookes)(2) ($)	Summary Compensation Table Total for PEO (Farquhar)(2) ($)	Compensation Actually Paid for PEO (Cannon- Brookes) ($)	Compensation Actually Paid for PEO (Farquhar) ($)	Average Summary Compensation Table Total for non-PEO NEOs(3) ($)	Average Compensation Actually Paid to non-PEO NEOs(3) ($)	Value of Initial Fixed $100 Investment Based On(1):
Year							Total Stockholder Return ($)	Peer Group Total Stockholder Return ($)	GAAP Net Loss (in millions) ($)	Cloud Revenue(4) (in millions) ($)
2025	$54,240	$13,247	$54,240	$13,247	$16,693,120	$21,046,349	$108.4	$199.3	-$256.7	$3,447
2024	$54,885	$55,871	$54,885	$55,871	$7,324,202	$3,180,090	$94.4	$173.9	-$300.5	$2,699
2023	$55,109	$55,109	$55,109	$55,109	$13,612,685	$9,861,062	$89.5	$133.7	-$486.8	$2,085
(1)The Peer Group Total Stockholder Return set forth in this table utilizes the S&P 500 System Software Sub Industry Index which we also include in the stock performance graph required in our Annual Report on Form 10-K for fiscal year 2025. The comparison assumes $100 was invested for the period starting June 30, 2025, through the end of the listed year in Atlassian Class A Common Stock and in the S&P 500 System Software Sub Industry Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.
(2)Messrs. Cannon-Brookes and Farquhar are paid in Australian dollars, which have been converted into U.S. dollars using a monthly average exchange rate for fiscal year 2025 of USD $1.00 to AUD $1.55, fiscal year 2024 of USD $1.00 to AUD $1.52, and for fiscal year 2023 of USD $1.00 to AUD $1.51. Messrs. Cannon-Brookes and Farquhar did not receive stock awards as part of their compensation, and they did not participate in the annual incentive bonus program.

2025 Proxy Statement

52	Executive Compensation
(3)The individuals comprising the Non-PEO NEOs for each year are listed below:

2025	2024	2023
Anu Bharadwaj	Anu Bharadwaj	Anu Bharadwaj
Joseph Binz	Joseph Binz	Joseph Binz
Rajeev B. Rajan	Rajeev B. Rajan	Rajeev B. Rajan
Brian Duffy	Cameron Deatsch	Cameron Deatsch
(4)Cloud revenue is equal to Cloud revenue as reported in the audited financial statements included in our Annual Report on Form 10-K for fiscal years 2025, 2024 and 2023.
To calculate Compensation Actually Paid, the following amounts were deducted from and added to Summary Compensation Table total compensation:

	Fiscal Year 2025			Fiscal Year 2024			Fiscal Year 2023
	Mr. Cannon- Brookes (PEO)	Mr. Farquhar (PEO)	Non-PEO NEOs(1)	Mr. Cannon- Brookes (PEO)	Mr. Farquhar (PEO)	Non-PEO NEOs(1)	Mr. Cannon- Brookes (PEO)	Mr. Farquhar (PEO)	Non-PEO NEOs(1)
Summary Compensation Table Total	$54,240	$13,247	$16,693,120	$54,885	$55,871	$7,324,202	$55,109	$55,109	$13,612,685
Less - Grant date fair value of awards granted during the fiscal year	—	—	$15,924,322	—	—	$6,577,254	—	—	$12,944,242
Plus - Fair value of awards granted during the fiscal year at vest (if vested) or at year-end (if unvested)	—	—	$17,477,926	—	—	$4,198,254	—	—	$10,268,477
Plus - Change in fair value of awards granted prior to the fiscal year (2)	—	—	$2,799,625	—	—	-$1,765,112	—	—	-$1,075,858
Compensation Actually Paid	$54,240	$13,247	$21,046,349	$54,885	$55,871	$3,180,090	$55,109	$55,109	$9,861,062
(1)All amounts included in this column represent the average for all Non-PEO NEOs.
(2)Calculated as fair value at the earlier of vesting date or last day of the fiscal year minus the fair value on the last day of the prior fiscal year.
Pay Versus Performance Tabular List
We believe that Cloud revenue, which we define as Cloud revenue as reported in our audited financial statements, represents the most important financial performance measure used by us to link compensation actually paid to our NEOs to our performance for the fiscal year ended June 30, 2025. We also believe that Marketplace Cloud revenue is an important financial performance measure that we have used to link compensation actually paid to our NEOs to our performance for the fiscal year 2025. We do not use any other financial performance measures in linking compensation actually paid to our NEOs to our performance.
Analysis of the Information Presented in the Pay Versus
Performance Table
As explained in the “Compensation Discussion and Analysis,” our annual cash incentive program is tied to a broader definition of Cloud revenue that includes fees received for sales of third-party cloud apps in the Atlassian Marketplace. Other metrics included in the Pay Versus Performance table are not determining factors for pay outcomes. In accordance with Item 402(v) of Regulation S-K of the Exchange Act, Atlassian is providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.
None of our cumulative total stockholder return over fiscal years 2023 through 2025, net income across fiscal years 2023 through 2025 or Cloud revenue across fiscal years 2023 through 2025 had a direct impact on the Compensation Actually Paid (as computed in accordance with SEC rules) to our PEOs since our PEOs’ total compensation is comprised of a modest base salary and statutory superannuation contributions. However, because of the large number of shares of our common stock held by each of our co-CEOs, our cumulative total stockholder return over fiscal years 2023 through 2025 did have a negative impact on the aggregate value of their holdings.
Our annual Cloud revenue targets had a direct impact on the overall compensation of our Non-PEO NEOs, as it, when added to fees received for sales of third-party cloud apps in the Atlassian Marketplace, resulted in bonus payouts of 45.2%, 95.6%, and 96.6% for fiscal years 2023, 2024, and 2025, respectively. Our cumulative total stockholder return over the same period reflects the challenging competitive landscape and macroeconomic environment. The increase in Compensation Actually Paid (as computed in accordance with SEC rules) to our Non-PEO NEOs for fiscal year 2025 is due primarily to the change in composition of our Non-PEO NEOs. Our net losses across fiscal years 2023, 2024, and 2025 were inclusive of stock-based compensation expense and did not have any impact on the Compensation Actually Paid (as computed in accordance with SEC rules) to our Non-PEO NEOs.

2025 Proxy Statement

Executive Compensation	53
Relationship Between Compensation Actually Paid and Cumulative Company and Peer Group TSR
The graph below (i) sets forth the relationship between the amount of Compensation Actually Paid to our PEOs, the average amount of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the three most recently completed fiscal years; and (ii) compares our cumulative Total Shareholder Return (“TSR”) over the three most recently completed fiscal years to that of the S&P 500 System Software Sub Industry Index over the same period.
Relationship Between Compensation Actually Paid and Net Income
The graph below sets forth the amount of Compensation Actually Paid to our PEOs, the average amount of Compensation Actually Paid to our Non-PEO NEOs, and our GAAP net income during the three most recently completed fiscal years.

2025 Proxy Statement

54	Executive Compensation
Relationship Between Compensation Actually Paid and Cloud Revenue
The graph below sets forth the amount of Compensation Actually Paid to our PEOs, the average amount of Compensation Actually Paid to our Non-PEO NEOs, and our Cloud revenue during the three most recently completed fiscal years.

2025 Proxy Statement

55
Report of the Audit Committee of the Board
The Audit Committee oversees Atlassian’s financial reporting process and internal control structure on behalf of the Board. Management is responsible for the preparation, presentation, and integrity of the financial statements and the effectiveness of Atlassian’s internal control over financial reporting. Atlassian’s independent auditors are responsible for expressing an opinion as to the conformity of Atlassian’s consolidated financial statements with generally accepted accounting principles and as to the effectiveness of Atlassian’s internal control over financial reporting.
In performing its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended June 30, 2025 with management of Atlassian.
The Audit Committee has discussed with Ernst & Young LLP, our independent registered public accounting firm, the matters required to be discussed with the Audit Committee under the applicable requirements of the Public Company Accounting Oversight Board and the SEC.
The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young LLP its independence.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in Atlassian’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025, for filing with the SEC.
THE AUDIT COMMITTEE
Steven Sordello (Chair)
Karen Dykstra
Heather M. Fernandez
Michelle Zatlyn
The material in this report is being furnished and shall not be deemed “filed” with the SEC for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, nor shall the material in this section be deemed to be “soliciting material” or incorporated by reference in any registration statement or other document filed with the SEC under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

2025 Proxy Statement

56
Proposals To Be Voted On

Proposal 1 – Election of Directors	57

Proposal 2 – Ratification of Appointment of Independent Auditor	58

Proposal 3 – Advisory Vote to Approve Named Executive Officer Compensation	59

Proposal 4 – Approval of an Amendment and Restatement to the 2015 Share Incentive Plan	60

Proposal 5 – Approval of an Amendment and Restatement to the Company's 2015 Employee Share Purchase Plan	68

2025 Proxy Statement

Proposals To Be Voted On	57

Proposal 1 – Election of Directors

The Board has nominated directors Scott Belsky, Shona L. Brown, Michael Cannon-Brookes, Karen Dykstra, Scott Farquhar, Sasan Goodarzi, Christian Smith, Steven Sordello, Jason Warner, Richard P. Wong and Michelle Zatlyn to be elected to serve on the Board until the next annual meeting of stockholders and until their successors are duly elected and qualified. Each of the directors nominated by the Board has consented to serving as a nominee, being named in this Proxy Statement, and serving on the Board if elected.
It is intended that proxies will be voted, unless otherwise indicated, for the election of the nominees as directors to the Board to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified, subject to earlier death, resignation or removal. In the event that any of the director nominees should become unable to serve or otherwise will not serve as a director (a “Non-serving Director”), the Board may elect to designate a substitute nominee or reduce the size of the Board. If the Board designates a substitute nominee, it is intended that the proxies will be voted for the election of such other person. If the Board elects to reduce its size, any votes that are submitted with instruction to vote for all of the Board’s nominees will be voted only for the remaining director nominees and any votes submitted with instruction to vote for a Non-serving Director will be disregarded.
If a nominee does not receive more votes in favor than votes against their election, Delaware law provides that the director would continue to serve on the Board as a “holdover director.” However, in accordance with our Corporate Governance Guidelines, an incumbent director who fails to receive a majority of the voting power of Class A and Class B Common Stock cast in favor of their re-election in an uncontested election is expected to tender their resignation. The Nominating Committee will then promptly recommend to the Board whether to accept or refuse the director’s resignation, or whether other action should be taken. The Board will act on the recommendation of the Nominating Committee and will publicly disclose its decision within 90 days from the date of the certification of the election results.
For more information on the director nominees, please see the section entitled “Directors and Corporate Governance—Biographies” above.
Vote Required and the Atlassian Board Recommendation
Atlassian has implemented majority voting in uncontested elections of directors. Accordingly, each director must receive the affirmative vote of a majority of the voting power of shares of Class A Common Stock and Class B Common Stock present or represented by proxy at the Annual Meeting and voting either “for” or “against,” as a single class. Unless marked to the contrary, proxies received will be voted FOR the election of each of the director nominees.

THE ATLASSIAN BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

2025 Proxy Statement

58	Proposals To Be Voted On

Proposal 2 – Ratification of Appointment of Independent Auditor

The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2026. The Board recommends that stockholders vote for ratification of such appointment. Stockholder ratification of the appointment of Ernst & Young LLP as Atlassian’s independent registered public accounting firm is not required by law or our Bylaws. However, we are seeking stockholder ratification as a matter of good corporate practice. In the event of a negative vote on such ratification, the Board will reconsider its selection. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our stockholders’ best interests.
We expect representatives of Ernst & Young LLP to attend the Annual Meeting virtually and be available to respond to appropriate questions. They will also have the opportunity to make a statement if they desire to do so.
Fees Paid to Auditors
The following table shows fees that we paid (or accrued) for professional services rendered by Ernst & Young LLP for fiscal years 2025 and 2024.

	2025	2024
	(in thousands)
Audit fees(1)	$5,440	$6,056
Audit-related fees(2)	—	530
Tax fees(3)	20	352
Other fees(4)	10	10
Total	$5,470	$6,948
(1)    Audit fees consist of fees incurred for professional services rendered for the integrated audit of our annual consolidated financial statements, review of the quarterly consolidated financial statements and foreign statutory audits and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements.
(2)Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” This primarily consisted of fees for comfort letter procedures in connection with a debt offering, and fees for due diligence related to an acquisition during fiscal year 2024.
(3)Tax fees relate to assistance with tax compliance, tax planning, and various tax advisory services.
(4)Other fees are any additional amounts for products and services provided by the principal accountants.
Pre-Approval of Audit and Non-Audit Services
Our Audit Committee has adopted a pre-approval policy for the engagement of our independent accountant to perform certain audit and non-audit services. Pursuant to this policy, which is designed to assure that such engagements do not impair the independence of our auditors, the Audit Committee pre-approves annually all audit services, audit-related services, tax services and other services as described above, that may be performed by our independent accountants. All of the audit and non-audit services provided by our principal accountants have been pre-approved by our Audit Committee.
Vote Required and the Atlassian Board Recommendation
Approval of this proposal requires the affirmative vote of a majority of the voting power of Class A Common Stock and Class B Common Stock present or represented by proxy at the Annual Meeting and voting either “for” or “against,” as a single class. Unless marked to the contrary, proxies received will be voted FOR ratification of the appointment of Ernst & Young LLP.

THE ATLASSIAN BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

2025 Proxy Statement

Proposals To Be Voted On	59

Proposal 3 – Advisory Vote to Approve Named Executive Officer Compensation

In accordance with the requirements of Section 14A of the Exchange Act, we are asking our stockholders to cast an advisory vote to approve the compensation of our NEOs during fiscal year 2025 as disclosed in this Proxy Statement. This Proposal gives our stockholders the opportunity to express their views on the design and effectiveness of our executive compensation program.
We are guided by our mission of unleashing the potential of every team. As described in detail under the heading “Compensation Discussion and Analysis,” we view a talented executive team at the center of enabling the long-term success of Atlassian’s mission. Our current executive compensation programs and philosophy are designed to attract, motivate, and retain top executive talent within a highly competitive technology labor market. Under these programs, our CEO and former Co-CEO received a level of compensation that is substantially lower than CEOs at many peer companies due to their considerable pre-existing Atlassian equity holdings tying their compensation directly to the performance of our business and stock price. Further, we deliver the vast majority of our other NEOs’ compensation in the form of equity, which features a multi-year vesting period, and we prioritize ensuring these NEOs have a meaningful equity stake in Atlassian to further align their long-term wealth creation with that of our stockholders.
Please read the “Compensation Discussion and Analysis,” the executive compensation tables, and the narrative disclosures that accompany the executive compensation tables for additional details about our executive compensation program, including information about the fiscal year 2025 compensation of our NEOs.
We request stockholder approval of the fiscal year 2025 compensation of our NEOs as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules. This vote is not intended to address any specific element of compensation, but rather the overall compensation of our NEOs and the compensation philosophy, policies and practices described in this Proxy Statement.
Accordingly, we ask that you vote FOR the following resolution:
“RESOLVED, that the stockholders of Atlassian approve, on an advisory basis, the compensation of our NEOs, as disclosed in Atlassian’s Proxy Statement for the 2025 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Fiscal Year 2025 Summary Compensation Table and the other executive compensation tables and narrative disclosure within such Proxy Statement.”
Vote Required and the Atlassian Board Recommendation
Approval of this proposal requires the affirmative vote of a majority of the voting power of Class A Common Stock and Class B Common Stock present or represented by proxy at the Annual Meeting and voting either “for” or “against,” as a single class. Unless marked to the contrary, proxies received will be voted FOR the approval of the above resolution.
As an advisory vote, the outcome of the vote on this Proposal is not binding. However, our CLDC, which is responsible for designing and administering our executive compensation program, values the opinions expressed by our stockholders and will consider the outcome of this vote when making future executive compensation decisions.
We expect the next advisory vote to approve the compensation of our named executive officers to occur at the 2026 annual meeting of stockholders.

THE ATLASSIAN BOARD RECOMMENDS A VOTE FOR APPROVING ON AN ADVISORY BASIS THE COMPENSATION OF OUR NEOs.

2025 Proxy Statement

60	Proposals To Be Voted On

Proposal 4 - Approval of an Amendment and Restatement to the 2015 Share Incentive Plan

We are asking our stockholders to approve an amendment and restatement of our 2015 Share Incentive Plan to, among other administrative, clarifying and conforming changes:
•renew the “evergreen” provision in effect under the existing plan, so that the number of shares reserved for issuance under the Restated 2015 SIP will be subject to an automatic annual increase each year during the 10-year term of the plan;
•extend the expiration date of the plan to December 2, 2035;
•remove the individual share limits previously in place for awards to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986 (the “Code”), as in effect prior to the Tax Cuts and Jobs Act of 2017; and
•prohibit the payment of dividends or dividend equivalents prior to the vesting of the award to which they relate, or as applicable, the standalone dividend equivalent right (including time-based awards and rights, as well as performance-based).
We believe that our continuing ability to offer equity incentive awards under our 2015 Share Incentive Plan is critical to our ability to attract, retain, and motivate highly qualified personnel. This is especially important given the highly competitive market for employee talent in which we operate. A component of our compensation philosophy is the belief that providing employees with the opportunity to participate in stock ownership, and in turn, our long-term future performance, fosters an ownership culture and aligns the objectives of our employees with those of our stockholders. Based on this, we consider the approval of this amendment and restatement of our 2015 Share Incentive Plan to be important to our Company’s continued success.
Background
In October 2015, the board of directors of Atlassian Corporation Plc. (now Atlassian Corporation Ltd.), a public company limited by shares and incorporated under the laws of England and Wales, (“Atlassian UK”), adopted and, in November 2015, the stockholders of Atlassian UK approved the Atlassian Corporation Plc 2015 Share Incentive Plan, effective upon the initial public offering of Atlassian UK. In September 2022, we completed a re-domestication transaction, resulting in Atlassian Corporation, a Delaware corporation, becoming our publicly traded parent company (the “U.S. Domestication”). Upon the completion of the U.S. Domestication, Atlassian Corporation assumed the Atlassian Corporation Plc 2015 Share Incentive Plan and amended and restated such plan as the Atlassian Corporation Amended and Restated 2015 Share Incentive Plan (the “SIP”) in order to reflect the assumption and changes in applicable law and to provide for the securities to be issuable in connection with equity awards to be shares of Atlassian Corporation Class A Common Stock instead of Atlassian UK Class A ordinary shares.
On September 17, 2025, our CLDC recommended an amendment and restatement of our SIP to the Board, and on September 22, 2025, the Board approved this amendment and restatement subject to the approval of our stockholders. If the stockholders approve this proposal, the Restated 2015 SIP (as defined below) will become effective on the date of our 2025 Annual Meeting.
In the discussion of this proposal, we refer to the currently existing version of the Atlassian Corporation Amended and Restated 2015 Share Incentive Plan as the “SIP,” and we refer to the version of the Atlassian Corporation Amended and Restated 2015 Share Incentive Plan that we are asking stockholders to approve as the “Restated 2015 SIP.”
Shares Available for Future Awards
As of September 30, 2025, a total of 27,593,273 Shares remained available under the SIP for issuance under new awards (the "SIP's Available Shares"). The number of Shares available for issuance under new awards under the Restated 2015 SIP will include the SIP's Available Shares, less grants made after September 30, 2025 and before stockholder approval of the Restated 2015 SIP, as increased by the Annual Increase under the “evergreen” provision described below, subject to adjustments for changes in capitalization. Aside from the future Annual Increase which will commence in 2026, we are not asking our stockholders to approve an increase in the number of Shares authorized for issuance under the SIP.
Our Board and CLDC considered a number of factors in determining to request a renewal of the “evergreen” provision in effect under the SIP through the Annual Increase under the Restated 2015 SIP, including the SIP's Available Shares, our past share usage, our estimate of the number of Shares needed for future awards, a dilution analysis and competitive data from relevant peer companies.
We generally make equity grants to all of our employees. Grants are generally made upon hire and then annually based on performance to retain and motivate our employees. We occasionally make performance-related grants in recognition of individual contributions or promotions. These new hire, annual and special grants promote our goal of fostering an ownership culture among our employees by providing a direct link between compensation and long-term stockholder value creation.

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Assuming that aggregate equity awards are granted at levels consistent with recent historical practices, we generally expect that the share reserve under the Restated 2015 SIP, including the shares from the Restated 2015 SIP’s Annual Increase provision, should be sufficient to cover our projected stock grants for a period of approximately ten years. However, the amount of awards granted in the past is not necessarily indicative of the amount that may be granted in the future. The amount of future grants is not currently known and will depend on various factors that cannot be predicted, including but not limited to the market price of the Shares on the future dates of grant, the volatility of the stock, the growth of our employee population and prevailing market conditions.
As of September 30, 2025, there were 167,238,849 shares of our Class A Common Stock and 96,049,867 shares of our Class B Common Stock outstanding. On September 30, 2025, the closing price of our Class A Common Stock on Nasdaq was $159.70.
Key Terms of the Restated 2015 SIP
The following is a summary of the key provisions of the Restated 2015 SIP, as it would become effective if stockholders approve this Proposal No. 4. This summary does not purport to be a complete description of all the provisions of the Restated 2015 SIP. A copy of the Restated 2015 SIP has been filed with this proxy statement as Appendix B, and the following description of the Restated 2015 SIP is qualified in its entirety by reference to that Appendix.

Termination Date	December 2, 2035

Administration
The Restated 2015 SIP will generally be administered by the CLDC. The CLDC has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Restated 2015 SIP. The CLDC may also delegate to our Chief Executive Officer, the chair of our CLDC, or any other body or person the power to grant awards to individuals other than individuals subject to Section 16 of the Exchange Act.

Eligibility	Persons eligible to participate in the Restated 2015 SIP will be full- or part-time executive officers, employees, non-employee directors and consultants of Atlassian and its subsidiaries, as selected from time to time by the CLDC in its discretion. Only employees of Atlassian or a subsidiary corporation may receive incentive stock options (“ISOs”) under the Restated 2015 SIP. As of September 30, 2025, there were approximately 15,846 individuals eligible to participate in the SIP, including approximately 5 executive officers, 14,084 employees, 9 non-employee directors and 1,748 consultants.

Share Reserve
Subject to adjustment in the event of a stock split, stock dividend, or other changes in our capitalization, the maximum number of Shares reserved and authorized for issuance under the Restated 2015 SIP (including all Shares authorized since the inception of the SIP in 2015) is 85,890,333 shares of our Class A Common Stock (the “Initial Limit”).The Restated 2015 SIP provides that the number of shares reserved and available for issuance under the plan will automatically increase each July 1, beginning on July 1, 2026, by 5% of our total number of Shares outstanding on the immediately preceding June 30 or such lesser number of Shares as determined by the CLDC in its discretion (the “Annual Increase”).
The maximum aggregate number of Shares that may be issued pursuant to ISOs shall not exceed the Initial Limit, cumulatively increased on July 1, 2026 and on each July 1 thereafter during the term of the Restated 2015 SIP by the lesser of the Annual Increase for such year or 8,350,000 Shares, subject in all cases to adjustment in the event of a share split, share dividend or other changes in our capitalization.

Share Counting / Recycling
Any Shares subject to awards that are forfeited, canceled, satisfied without the issuance of Shares or otherwise terminated (other than by exercise) or that are held back upon exercise of a stock option or settlement of an award to cover the exercise price or tax withholding, will be added back to the Shares available for issuance under the Restated 2015 SIP. However, if the Company repurchases Shares on the open market, such Shares will not be added to the Shares available for issuance.
“Substitute awards” granted under the Restated 2015 SIP upon the assumption or substitution of equity awards granted by an entity acquired by the Company will generally not be counted against the Shares authorized for issuance under the plan and will generally increase the number of Shares available for issuance. Additionally, if the Company acquires a company with a pre-existing, stockholder-approved equity plan, it may elect to use any shares available under that pre-existing plan (as adjusted to reflect the acquisition) for new awards under the Restated 2015 SIP to employees of the acquired company and certain other eligible individuals in accordance with applicable Nasdaq rules, and any such shares will also generally not be counted against the Shares authorized for issuance under the plan and will generally increase the number of Shares available for issuance.

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Award Types and General Terms
The Restated 2015 SIP provides for the grant of the following types of awards:
(1)Restricted Stock Units (RSUs)
(2)Non-qualified and incentive stock options (ISOs)
(3)Stock Appreciation Rights (SARs)
(4)Restricted and Unrestricted Stock Awards
(5)Cash-Based Awards
(6)Dividend Equivalent Rights
RSUs. RSUs are contractual promises to deliver Shares in the future, subject to vesting conditions such as continuing employment and/or achievement of performance goals, as further discussed below under “Vesting.” A participant will have no stockholder rights unless and until the RSUs vest and Shares are delivered to the participant. Delivery of the shares underlying RSUs may be deferred under the terms of the award or at the election of the participant, if the CLDC permits such a deferral. The CLDC may accelerate the vesting of RSUs by removing any and all restrictions imposed on the award. Unless otherwise provided by the CLDC, RSUs will be settled and paid in the form of fully transferable Shares, but may also be settled in cash or in a combination of Shares and cash.
Stock Options and SARs. Stock options provide for the right to purchase Shares in the future at an exercise price set on the grant date. SARs entitle their holder, upon exercise, to receive an amount equal to the appreciation of the Shares subject to the award between the grant date and the exercise date, payable in Shares, cash or a combination of Shares and cash. The exercise price of stock options and SARs granted pursuant to the Restated 2015 SIP will not be less than 100% of the fair market value of the Shares on the date of grant (with the exception of substitute awards). The exercise price of a stock option may be paid by the participant in any form permitted by the CLDC, as described below under "Payment for Option Shares." Stock options and SARs may be exercised as determined by the CLDC, but in no event may have a term extending beyond the 10th anniversary of the date of grant. ISOs granted to any person who owns, as of the date of grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its parents or subsidiaries must have an exercise price that is not less than 110% of the fair market value of the Shares on the date of grant and may not have a term extending beyond the 5th anniversary of the date of grant. The period during which a participant may have a right to vest in and exercise an option or SAR will be set by the CLDC. The CLDC may accelerate the vesting of an option, provided that no option may vest following its expiration, termination, or forfeiture.
Restricted Stock and Unrestricted Stock. Restricted stock is an award of nontransferable Shares that remain forfeitable unless and until specified conditions are met, and which may be subject to a purchase price. Upon the issuance of restricted stock, a participant will have all of the rights of a stockholder, including the right to receive dividends and other distributions, subject to the CLDC's discretion, and provided that any such dividends will be subject to vesting and will not be paid to the participant unless and until the restricted stock vests. The CLDC may accelerate the vesting of restricted stock by removing any and all restrictions imposed on the award. Except as otherwise determined by the CLDC, in the event a participant's service is terminated during the applicable restriction period and such participant holds an award of restricted stock, then (i) if such participant paid no price for the restricted stock award, the unvested portion of such restricted stock award shall be forfeited and cancelled for no consideration on the participant’s date of termination, or (ii) if such participant paid a price for the restricted stock award, then the Company will have the right to repurchase the unvested portion of such restricted stock award at a cash price per share equal to the price paid by the participant for such restricted stock award or such other amount as may be specified in the applicable award agreement.
An Unrestricted Stock Award is an award pursuant to which the participant may receive Shares free of any restrictions under the Restated 2015 SIP. The CLDC may grant (or sell at par value or such higher purchase price determined by the CLDC) an unrestricted stock award under the Restated 2015 SIP in respect of past services or other valid consideration, or in lieu of cash compensation due to such participant.

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Cash-Based Awards. Cash-based awards represent a right to receive a cash-denominated payment upon the attainment of specified performance goals and objectives. The CLDC will determine the maximum duration of the cash-based award, the amount of cash to which the cash-based award pertains, the conditions upon which the cash-based award will become vested or payable, and such other provisions as the CLDC will determine. Each cash-based award will specify a cash-denominated payment amount, formula or payment ranges as determined by the CLDC. Payment, if any, with respect to a cash-based award will be made in accordance with the terms of the award and may be made in cash.
Dividend Equivalent Rights. Dividend equivalents represent the right to receive the equivalent value of dividends paid on Shares and may be granted alone or in tandem with RSUs. Dividend equivalents are credited as of dividend record dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed or expires, as determined by the CLDC. Dividend Equivalents that are based on dividends paid prior to the vesting or settlement of an award will be paid out to the participant only to the extent that the award vests and is settled, and in no event may any award provide for a participant's receipt of any other dividends prior to the vesting or settlement of such award.
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Awards under the Restated 2015 SIP will be evidenced by award agreements, which will detail the terms and conditions of the awards, including any applicable vesting and payment terms, performance criteria, and post-termination exercise limitations.

Payment for Option Shares
A participant may pay for the Shares issuable pursuant to the exercise of an option in any of the following manners, unless otherwise set forth in the participant’s option agreement: (i) cash, certified or bank check, (ii) the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of Shares that are not then subject to restrictions, (iii) by a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the exercise price or (iv) with respect to options that are not ISOs, a “net exercise” arrangement.

No Individual Share Limits
The SIP previously had limits on the number of awards to a single participant in any fiscal year and on the maximum performance-based award payable to any individual grantee. These limits were intended to enable the Company to grant awards that qualified as performance-based compensation under former Section 162(m) of the Code. Because this Code exception was repealed in the Tax Cuts and Jobs Act of 2017, these limits are not included in the Restated 2015 SIP.

Performance Criteria
The CLDC in its discretion may make performance goals applicable to an award participant with respect to any award granted in its discretion, including but not limited to one or more of the performance goals listed below. Awards granted under the Restated 2015 SIP and subject to achievement of performance goals may be subject to achievement of one or more of the following measures: total stockholder return, earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Shares, economic value-added, funds from operations or similar measure, sales or revenue or bookings, Rule of 40 (based on the sum of Atlassian’s revenue growth rate and profit margin, or as otherwise determined by the CLDC), acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings (loss) per share, sales or market shares, number of customers and number of average users, or environmental, social and governance-related goals, as well as any additional measures or metrics deemed appropriate by the CLDC (all on a GAAP and non-GAAP basis, if applicable).
The performance goals applicable to awards may differ from participant to participant and from award to award. The CLDC in its discretion determines whether and the extent to which any performance goals are or are not satisfied and to which awards subject to performance goals are earned or settled, including whether any significant elements or items shall be included in or excluded from the calculation of any performance goal with respect to any awards or participants.

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Vesting
Vesting of awards granted under the Restated 2015 SIP is determined by the CLDC and may be based on the completion of a specified period of service with Atlassian, on the attainment of pre-established performance goals, on such other factors as the CLDC determines, or on a combination of the foregoing. Although subject to change at any time at the CLDC’s sole discretion, “time-based” RSUs granted to employees generally vest over four years and RSUs issued to non-employee directors under our current grant program generally vest in one year.

Recoupment of Awards
Awards granted under the Restated 2015 SIP are subject to recovery pursuant to any compensation clawback or recoupment requirements that the CLDC sets forth in any clawback policy that Atlassian adopts, including the Atlassian Corporation Compensation Recovery Policy (to the extent applicable to the participant), or that is required by applicable law.

Non-Employee Director Compensation Limit	The value of all awards granted under the Restated 2015 SIP and all other cash compensation paid by the Company to any non-employee director in any calendar year may not exceed $1,500,000.

Limited Transferability
Awards granted under the Restated 2015 SIP are not transferable except by will or the laws of descent and distribution except that the CLDC may consent to permit the transfer of an award by domestic relations order. Transfers by an individual for consideration are prohibited.

Certain Corporate Transactions
The Restated 2015 SIP provides that upon the effectiveness of a "sale event" (as defined in the Restated 2015 SIP), an acquirer or successor entity may assume, continue or substitute for the outstanding awards under the Restated 2015 SIP. To the extent that awards granted under the Restated 2015 SIP are not assumed or continued or substituted by the successor entity, all unvested and/or unexercisable awards with time-based vesting, conditions or restrictions granted under the Restated 2015 SIP will fully accelerate, and all awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in the plan administrator's discretion or to the extent specified in the applicable award agreement, in each case prior to the effectiveness of the sale event and then shall terminate. In the event of such termination, individuals holding options and stock appreciation rights will be permitted to exercise such options and stock appreciation rights (to the extent exercisable) prior to the sale event.
In addition, in connection with the termination of the Restated 2015 SIP upon a sale event, we may make or provide for a cash payment to participants holding vested and exercisable options and stock appreciation rights equal to the difference between the per share cash consideration payable to stockholders in the sale event and the exercise price of the options or stock appreciation rights.

Amendment and Termination
The Board may amend or discontinue the Restated 2015 SIP and the CLDC may amend or cancel outstanding awards for purposes of satisfying changes in law or any other lawful purpose, but no such action may materially and adversely affect rights under an award without the holder's consent. Certain amendments to the Restated 2015 SIP will require stockholder approval.

New Plan Benefits
Our executive officers and directors have an interest in approval of the Restated 2015 SIP because it relates to the issuance of equity awards for which our executive officers and directors are eligible. The benefits that will be awarded or paid under the Restated 2015 SIP to executive officers cannot currently be determined. Awards granted under the Restated 2015 SIP to executive officers are within the discretion of the CLDC, and the CLDC has not determined future awards or who might receive them. Although not required by the Restated 2015 SIP, and subject to change at any time at the CLDC’s sole discretion, our current approved program generally provides for annual grants to non-employee directors of RSUs covering the number of shares equal to $290,000 (with an additional grant of $50,000 for the Chair of the Board, $20,000 for the Chair of the Audit Committee, $15,000 for the Chair of CLDC and $10,000 for the Chair of the Nominating and Corporate Governance Committee). No awards have been granted under the Restated 2015 SIP that are contingent upon approval of the Restated 2015 SIP by our stockholders.

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Aggregate Past Grants Under the SIP
The below table sets forth, as to each NEO and the various indicated groups, the aggregate number of Shares subject to awards of RSUs granted under the SIP from the time of the SIP’s inception through September 30, 2025. Since the initial adoption of the SIP, 469,680 Shares subject to options have been granted to employees, in connection with an acquisition. No Shares subject to options have been granted under the SIP to any director or officer since the initial adoption of the SIP. No nominee for election as a director (prior to becoming a director) and no associate of any director, nominee for election as a director or executive officer has received awards under the SIP. There is no person who has received 5% or more of the available shares under the SIP.

Name of Individual or Group	Number of RSUs Granted
Michael Cannon-Brookes CEO and Co-Founder	—
Scott Farquhar Co-Founder and Former Co-CEO	—
Anu Bharadwaj President	426,284
Joe Binz Chief Financial Officer	249,059
Rajeev B. Rajan Chief Technology Officer	346,054
Brian Duffy Chief Revenue Officer	136,100
All current executive officers as a group	99,933
All current non-employee directors as a group	1,157,497
All employees, excluding current executive officers, as a group	69,053,002
U.S. Federal Income Tax Consequences of Awards Granted under the Restated 2015 SIP
The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the Restated 2015 SIP. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which a participant may reside. As a result, tax consequences for any particular participant may vary from this summary based on individual circumstances.
Incentive Stock Options
An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who neither dispose of their Shares within two years following the date the option was granted nor within one year following the exercise of the option normally will recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the Shares. If an optionee satisfies such holding periods upon a sale of the Shares, Atlassian will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of Shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the Shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the Shares generally should be deductible by Atlassian for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.
The difference between the option exercise price and the fair market value of the Shares on the exercise date is treated as an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax, which is paid if such tax exceeds the regular tax for the year.
Special rules may apply with respect to certain subsequent sales of the Shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the Shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

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Nonstatutory Stock Options
Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income equal to the amount that the fair market value of the Shares on such date exceeds the exercise price. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. No tax deduction is available to Atlassian with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. However, Atlassian will generally be entitled to a federal income tax deduction in the tax year in which the option is exercised, equal to the ordinary income recognized by the optionee as described above, except to the extent such deduction is limited by applicable provisions of the Code.
Stock Appreciation Rights
In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the fair market value of any Shares received. Any additional gain or loss recognized upon any later disposition of the Shares would be capital gain or loss. Atlassian will generally be entitled to a federal income tax deduction in the tax year in which the stock appreciation right is exercised, equal to the ordinary income recognized by the participant as described above, except to the extent such deduction is limited by applicable provisions of the Code.
Restricted Stock Unit Awards
There are no immediate tax consequences of receiving an award of RSUs. A participant who is awarded RSUs will be required to recognize ordinary income in an amount equal to the fair market value of Shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the CLDC or a participant. Atlassian will generally have a corresponding deduction at the time the participant recognizes income, except to the extent such deduction is limited by applicable provisions of the Code. Any additional gain or loss recognized upon any later disposition of any Shares received would be capital gain or loss.
Restricted Stock Awards
A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the Shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Code, to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than 30 days after the date the Shares are acquired. Atlassian will generally have a corresponding deduction at the time the participant recognizes income, except to the extent such deduction is limited by applicable provisions of the Code. Upon the sale of Shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.
Unrestricted Stock
A participant acquiring unrestricted stock generally will recognize ordinary income equal to the fair market value of the Shares on the date of receipt of such stock. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Atlassian will generally have a corresponding deduction at the time the participant recognizes income, except to the extent such deduction is limited by applicable provisions of the Code. Upon the sale of the Shares acquired pursuant to an unrestricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.
Dividend Equivalent Rights
A participant generally will not recognize taxable income upon the crediting or granting of a dividend equivalent right. However, upon the settlement of a dividend equivalent, whether in cash, Shares or a combination thereof, the participant normally will recognize ordinary income in the year of receipt in an amount equal to the amount of cash and/or fair market value of any Shares received and Atlassian will generally have a corresponding deduction, except to the extent such deduction is limited by applicable provisions of the Code

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Section 409A
Section 409A provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the Restated 2015 SIP with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the participant of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.
Tax Effect for Atlassian
As outlined above, Atlassian generally will be entitled to a tax deduction in connection with an award under the Restated 2015 SIP in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Section 162(m) of the Code limits a publicly traded company’s federal income tax deduction for compensation in excess of $1,000,000 paid to certain “covered employees.” At present, covered employees generally include any executive officer whose compensation was required to be disclosed in the Company’s annual proxy statement. Therefore, we expect that we will be unable to deduct all compensation in excess of $1,000,000 paid to our covered employees.
Vote Required and the Atlassian Board Recommendation
Approval of this proposal requires the affirmative vote of a majority of the voting power of Class A Common Stock and Class B Common Stock present or represented by proxy at the Annual Meeting and voting either “for” or “against,” as a single class. Abstentions and broker non-votes will not affect the outcome of the vote on this proposal.

THE ATLASSIAN BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT TO THE ATLASSIAN CORPORATION AMENDED AND RESTATED 2015 SHARE INCENTIVE PLAN.

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Proposal 5 - Approval of an Amendment and Restatement to the Company's 2015 Employee Share Purchase Plan

We are asking our stockholders to approve an amendment and restatement of our 2015 Employee Share Purchase Plan to, among other administrative, clarifying and conforming changes:
•increase the number of Shares reserved for issuance under such plan by an additional 14.3 million shares, plus an automatic annual increase each year thereafter during the 10-year term of the plan;
•extend the expiration date of the plan to December 2, 2035; and
•introduce additional flexibility for the CLDC to determine the purchase price of Shares under the plan (subject to the minimum price required by Section 423 of the Code, where applicable), the maximum rate of contributions to the plan and the terms of rights granted to non-U.S. employees, as well as to establish additional, sequential or overlapping offerings under the plan.
Our 2015 Employee Share Purchase Plan is designed to attract, retain and motivate highly qualified personnel and to align the interests of participating employees with those of our stockholders. Since the adoption of the 2015 Employee Share Purchase Plan, no shares have been issued under the plan and no employee purchases have been made. However, we believe that maintaining an up-to-date and modernized ESPP is consistent with our compensation belief that providing employees with the opportunity to participate in stock ownership, and in turn our long-term future performance, fosters an ownership culture. Based on this, we believe that the approval of this amendment and restatement of our 2015 Employee Share Purchase Plan to be in the best interest of our Company and its stockholders.
Background
In October 2015, the board of directors of Atlassian UK adopted and, in November 2015, the stockholders of Atlassian UK approved the Atlassian Corporation Plc 2015 Employee Share Purchase Plan, effective upon the initial public offering of Atlassian UK. Upon the completion of our U.S. Domestication in September 2022, Atlassian Corporation assumed the Atlassian Corporation Plc 2015 Employee Share Purchase Plan, and amended and restated such plan as the Atlassian Corporation Amended and Restated 2015 Employee Share Purchase Plan (the “ESPP”) in order to reflect the assumption and changes in applicable law and to provide for the securities to be issuable in connection with equity awards to be shares of Atlassian Corporation Class A common stock instead of Atlassian UK Class A ordinary shares.
On September 17, 2025, our CLDC recommended an amendment and restatement of our ESPP to the Board, and on September 22, 2025, the Board approved this amendment and restatement subject to the approval of our stockholders. If the stockholders approve this proposal, the Restated 2015 ESPP (as defined below) will become effective on the date of our 2025 Annual Meeting.
In the discussion of this proposal, we refer to the currently existing version of the Atlassian Corporation Amended and Restated 2015 Employee Share Purchase Plan as the “ESPP,” and we refer to the version of the Atlassian Corporation Amended and Restated 2015 Employee Share Purchase Plan that we are asking stockholders to approve as the “Restated 2015 ESPP.”
Shares Reserved for Issuance
If approved, as of the effective date of the Restated 2015 ESPP, a total of 20 million Shares would be reserved for issuance under the Restated 2015 ESPP, subject to adjustments for changes in capitalization, as well as to the annual increase under the “evergreen” provision described below. This reflects an increase of 14.3 million Shares to the 5.7 million Shares available for issuance under the 2015 ESPP as of July 1, 2025. Our Board and CLDC considered a number of factors in determining the share reserve for the Restated 2015 ESPP, including our anticipated headcount growth rate and our anticipated plan participation rates.
As of September 30, 2025, there were 167,238,849 shares of our Class A Common Stock and 96,049,867 shares of our Class B Common Stock outstanding. On September 30, 2025, the closing price of our Class A Common Stock on Nasdaq was $159.70.

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Key Terms of the Restated 2015 ESPP
The following is a summary of the key provisions of the Restated 2015 ESPP, as it would become effective if stockholders approve this Proposal No. 5. This summary does not purport to be a complete description of all the provisions of the Restated 2015 ESPP. A copy of the Restated 2015 ESPP has been filed with this proxy statement as Appendix C, and the following description of the Restated 2015 ESPP is qualified in its entirety by reference to that Appendix.

Tax-Qualified Status
The Restated 2015 ESPP is intended to be an employee stock purchase plan within the meaning of Section 423 of the Code (the “423 Component” of the plan). The ESPP also authorizes the grant of rights to purchase Shares that do not qualify under Section 423 pursuant to a “Non-423 Component” of the plan.

Termination Date	December 2, 2035

Administration
The Restated 2015 ESPP will be administered by the CLDC and/or any other person or body appointed by the Board to the extent permitted and subject to applicable law. The CLDC has the authority to make all determinations for administration of the ESPP.

Eligibility
Generally, all individuals classified as employees on the payroll records of the Company and each designated company as of the first day of the applicable offering are eligible to participate in any offerings under the Restated 2015 ESPP. The CLDC may, in its discretion and subject to applicable law, determine prior to an offering that an employee is ineligible to participate in the Restated 2015 ESPP if the employee has not completed at least 2 years of service since their most recent hire date, customarily works not more than 20 hours per week and not more than five months per calendar year. Additionally, if an employee owns more than 5% of the total combined voting power or value of all classes of our shares or is considered a highly compensated employee within the meaning of Section 414(q) of the Code, they are not eligible to purchase Shares under the Restated 2015 ESPP. Employees also cannot purchase more than $25,000 worth of Shares, valued at the start of the purchase period, under the Restated 2015 ESPP in any calendar year.
As of September 30, 2025, 14,084 employees, including all 5 executive officers, were eligible to participate in the ESPP if the subsidiaries for whom such employees work were designated by the CLDC as participating subsidiaries under the ESPP.

Share Reserve
Upon stockholder approval of the Restated 2015 ESPP, and subject to adjustment in the event of a share split, share dividend or other changes in our capitalization, a total of 20 million Shares will be authorized for issuance under the Restated 2015 ESPP. This reflects an increase of 14.3 million Shares to the 5.7 million Shares available for issuance under the 2015 ESPP as of September 30, 2025. The Restated 2015 ESPP provides that the number of shares reserved and available for issuance will automatically increase each July 1, beginning on July 1, 2026, by the lesser of (i) 2,850,000 Shares, (ii) 1% of the Shares on the immediately preceding June 30, or (iii) such lesser number of Shares as determined by the CLDC.

Offering Period
Offerings to our employees to purchase under the Restated 2015 ESPP may be made at such times as determined by the CLDC. Offerings will continue for such period, referred to as “offering periods”, as the CLDC may determine, but may not be longer than 27 months. Additionally, the CLDC has authority to establish additional or alternative sequential or overlapping offerings, a different number of exercise dates within an offering, a different duration for one or more offerings or different commencement or ending dates for such offerings with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first offering to be affected thereafter. Each eligible employee may elect to participate in any offering by submitting an enrollment form before the applicable offering date.

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Purchase Price; Contributions
The purchase price of the Shares will be set by the CLDC in its sole discretion, subject to applicable law. However, under the 423 Component, the purchase price may not be less than 85% of the fair market value of a Share on the first business day or the last business day of the offering period, whichever is lower.
Each employee who is a participant in the Restated 2015 ESPP may purchase Shares by authorizing payroll deductions of up to 15% of their eligible compensation during an offering period (or such other maximum as set by the CLDC). Unless the participating employee has previously withdrawn from the offering, their accumulated payroll deductions will be used to purchase Shares on the last business day of the applicable offering period equal to the lower of (i) the accumulated payroll deductions divided by either a per share price equal to 85% of the fair market value of a Share on the first business day or the last business day of the offering period, whichever is lower, (ii) 2,500 Shares, or (iii) such other lesser maximum number of Shares as shall have been established by the CLDC in advance of the offering.
The accumulated payroll deductions of any employee who is not a participant on the last day of an offering period will be refunded. An employee's rights under the Restated 2015 ESPP terminate upon voluntary withdrawal from the plan or when the employee ceases employment with us for any reason.

No Transferability	Rights to purchase Shares under the Restated 2015 ESPP may not be transferred by a participant and may be exercised during a participant ’s lifetime only by the participant.

Corporate Transactions	In the case of a “sale event” (as defined in the Restated 2015 ESPP), each outstanding right granted to a participant to purchase Shares will be equitably adjusted and assumed or substituted with an equivalent right to purchase shares by the successor corporation or a parent or subsidiary of the successor corporation. If the acquiror in the sale event refuses to assume the outstanding purchase right or is not a publicly traded company, the offering period will be shortened by setting a new purchase date specified by the CLDC. The new purchase date will occur prior to the sale event.

Amendment and Termination	The Restated 2015 ESPP may be terminated or amended by the Board at any time. Certain amendments, including those that increase the number of the Shares authorized under the Restated 2015 ESPP, require stockholder approval. The CLDC may adopt subplans under the Restated 2015 ESPP for employees of our non-U.S. subsidiaries and may permit such employees to participate in the Restated 2015 ESPP on different terms, to the extent permitted by applicable law.

New Plan Benefits
The actual number of shares that may be purchased by any individual under the Restated 2015 ESPP is not determinable in advance because the number is generally calculated using the contributed amount and the purchase price.
Aggregate Shares Purchased Under the ESPP
There have been no Shares purchased under the ESPP. The below table sets forth, as to each NEO and the various indicated groups, the aggregate number of Shares granted under the ESPP from the time of the ESPP inception through September 30, 2025.

Name of Individual or Group	Number of Shares Purchased
Michael Cannon-Brookes CEO and Co-Founder	—
Scott Farquhar Co-Founder and Former Co-CEO	—
Anu Bharadwaj President	—
Joe Binz Chief Financial Officer	—
Rajeev B. Rajan Chief Technology Officer	—
Brian Duffy Chief Revenue Officer	—
All current executive officers as a group	—
All current non-employee directors as a group(1)	—
All employees, excluding current executive officers, as a group	—
(1)Non-employee directors are not eligible to participate in the ESPP.

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U.S. Federal Income Tax Consequences of Shares Purchased under the Restated 2015 ESPP
The following brief summary of the effect of U.S. federal income taxation upon the participant and Atlassian with respect to the Shares purchased under the Restated 2015 ESPP does not purport to be complete and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside.
As stated above, the Restated 2015 ESPP is intended to be an employee stock purchase plan within the meaning of Section 423. The Restated 2015 ESPP also authorizes the grant of rights to purchase Shares that do not qualify under Section 423 pursuant to the Non-Section 423 Plan. Under an employee stock purchase plan that qualifies under Section 423, no taxable income will be recognized by a participant, and no deductions will be allowable to Atlassian, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the Shares acquired under the Restated 2015 ESPP or in the event the participant should die while still owning the purchased Shares.
If the participant sells or otherwise disposes of the purchased Shares within two years after the start date of the offering period in which the Shares were acquired or within one year after the actual purchase date of those Shares, then the participant generally will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the Shares on the purchase date exceeded the purchase price paid for those Shares, and Atlassian will be entitled to an income tax deduction, for the taxable year in which such disposition occurs equal in amount to such excess. The amount of this ordinary income will be added to the participant’s basis in the Shares, and any resulting gain or loss recognized upon the sale or disposition will be a capital gain or loss. If the Shares have been held for more than one year since the date of purchase, the gain or loss will be long-term.
If the participant sells or disposes of the purchased Shares more than two years after the start date of the offering period in which the Shares were acquired and more than one year after the actual purchase date of those Shares, then the participant generally will recognize ordinary income in the year of sale or disposition equal to the lesser of (a) the amount by which the fair market value of the Shares on the sale or disposition date exceeded the purchase price paid for those Shares, or (b) 15% of the fair market value of the Shares on the start date of that offering period. Any additional gain upon the disposition will be taxed as a long-term capital gain. Alternatively, if the fair market value of the Shares on the date of the sale or disposition is less than the purchase price, there will be no ordinary income and any loss recognized will be a long-term capital loss. Atlassian will not be entitled to an income tax deduction with respect to such disposition.
If the participant still owns the purchased Shares at the time of death, the lesser of (i) the amount by which the fair market value of the Shares on the date of death exceeds the purchase price or (ii) 15% of the fair market value of the Shares on the start date of the offering period in which those Shares were acquired will constitute ordinary income in the year of death.
Vote Required and the Atlassian Board Recommendation
Approval of this proposal requires the affirmative vote of a majority of the voting power of Class A Common Stock and Class B Common Stock present or represented by proxy at the Annual Meeting and voting either “for” or “against,” as a single class. Abstentions and broker non-votes will not affect the outcome of the vote on this proposal.

THE ATLASSIAN BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT TO THE ATLASSIAN CORPORATION AMENDED AND RESTATED 2015 EMPLOYEE SHARE PURCHASE PLAN.

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Stock Ownership Information
Security Ownership Table
The following table sets forth, as of September 30, 2025, except as indicated by footnotes below, certain information regarding beneficial ownership of our common stock by:
•all those known by us to be beneficial owners of more than five percent of the outstanding shares of our common stock;
•each of our current directors and director nominees;
•each NEO; and
•all current directors and executive officers as a group.
This table is based on information provided to us or filed with the SEC by our directors and director nominees, executive officers and principal stockholders. Unless otherwise indicated in the footnotes below, and subject to community property laws where applicable, each of the named persons has sole voting and investment power with respect to the shares shown as beneficially owned.
Except as set forth below, the address of each stockholder listed in the following table is Atlassian Corporation, 350 Bush Street, 13th Floor, San Francisco, California 94104 USA. In accordance with SEC rules, applicable percentage ownership in the following table is based on 167,238,849 shares of Class A Common Stock and 96,049,867 shares of Class B Common Stock outstanding as of September 30, 2025 Class A Common Stock trades on the Nasdaq Global Select Market under the symbol “TEAM.” Class B Common Stock is not listed.
In accordance with SEC regulations, we also include (i) shares subject to options that are currently exercisable or will become exercisable within 60 days of September 30, 2025, and (ii) shares issuable upon settlement of RSUs that are vested but unreleased, or will become vested and settled within 60 days of September 30, 2025. Those shares are deemed to be outstanding and beneficially owned by the person holding such option or RSU for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

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	Shares Beneficially Owned
	Class A		Class B		% of Total Voting Power(1)
Name of Beneficial Owner	Shares	%	Shares	%
5% Stockholders:
The Vanguard Group(2)	15,969,500	9.55%	—	—	1.42%
BlackRock, Inc.(3)	8,959,538	5.36%	—	—	*
Baillie Gifford & Co(4)	8,807,619	5.27%	—	—	*

NEOs and Directors:
Michael Cannon-Brookes(5)	—	—	48,024,933	50.00%	42.59%
Anu Bharadwaj(6)	86,458	*	—	—	*
Joe Binz(7)	76,418	*	—	—	*
Rajeev Rajan(8)	50,126	*	—	—	*
Brian Duffy(9)	13,662	*	—	—	*
Shona L. Brown(10)	35,980	*	—	—	*
Scott Belsky(11)	2,033	*	—	—	*
Karen Dykstra(12)	1,500	*
Scott Farquhar(13)	—	—	48,024,933	50.00%	42.59%
Christian Smith	—	—	—	—	—
Steven Sordello(14)	49,994	*	—	—	*
Sasan Goodarzi(15)	16,094	*	—	—	*
Jason Warner	—	—	—	—	—
Richard P. Wong(16)	123,878	*	—	—	*
Michelle Zatlyn(17)	4,167	*	—	—	*
All current executive officers and directors as a group (15 persons)(18)	460,310	*	96,049,866	100.00%	85.21%
*    Represents beneficial ownership of less than 1%
(1)Percentage of total voting power represents voting power with respect to all shares of our Class A Common Stock and Class B Common Stock as a single class. Holders of Class A Common Stock are entitled to one vote per share and holders of Class B Common Stock are entitled to ten votes per share.
(2)Based on information reported by The Vanguard Group (“Vanguard”) on a Schedule 13G/A filed with the SEC on July 10, 2024. Of the shares of Class A Common Stock beneficially owned, Vanguard reported that it has sole dispositive power with respect to 15,584,704 shares, shared dispositive power with respect to 384,796, sole voting power with respect to no shares and shared voting power with respect to 120,178 shares. Vanguard listed its address as 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(3)Based on information reported by BlackRock, Inc. (“BlackRock”) on a Schedule 13G/A filed with the SEC on January 29, 2024. Of the shares of Class A Common Stock beneficially owned, BlackRock reported that it has sole dispositive power with respect to 8,959,538 shares, shared dispositive power with respect to no shares, sole voting power with respect to 7,934,326 shares and shared voting power with respect to no shares. BlackRock listed its address as 50 Hudson Yards, New York, New York 10001.
(4)Based on information reported by Baillie Gifford & Co (“Baillie”) on a Schedule 13G filed with the SEC on January 30, 2024. Of the shares of Class A Common Stock beneficially owned, Baillie reported that it has sole dispositive power with respect to 8,807,619 shares, shared dispositive power with respect to no shares, sole voting power with respect to 4,854,324 shares and shared voting power with respect to no shares. Baillie listed its address as Calton Square, 1 Greenside Row, Edinburgh EH1 3AN, Scotland, United Kingdom.
(5)Consists of 48,024,933 shares of Class B Common Stock held of record by CBC Co Pty Limited as trustee for the Cannon-Brookes Head Trust.
(6)Consists of (i) 67,214 shares of Class A Common Stock held of record by Ms. Bharadwaj and (ii) 19,244 RSUs that vest within 60 days of September 30, 2025.
(7)Consists of (i) 60,853 shares of Class A Common Stock held of record by Mr. Binz, including 5,000 shares of Class A Common Stock of which Mr. Binz has shared voting and dispositive power, and (ii) 15,565 RSUs that vest within 60 days of September 30, 2025.
(8)Consists of (i) 28,498 shares of Class A Common Stock held of record by Mr. Rajan and (ii) 21,628 RSUs that vest within 60 days of September 30, 2025.
(9)Consists of (i) 5,156 shares of Class A Common Stock held of record by Mr. Duffy and (ii) 8,506 RSUs that vest within 60 days of September 30, 2025.
(10)Consists of 35,980 shares of Class A Common Stock held by a family trust.
(11)Consists of 578 shares of Class A Common Stock held of record by Mr. Belsky and 1,455 shares held by a family trust.
(12)Consists of 1,500 shares of Class A Common Stock held of record by Ms. Dykstra.
(13)Consists of 48,024,933 shares of Class B Common Stock held of record by Farquhar Investment Partnership No. 2.
(14)Consists of 49,994 shares of Class A Common Stock held of record by Mr. Sordello.
(15)Consists of 16,094 shares of Class A Common Stock held of record by Mr. Goodarzi.

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(16)Consists of 123,878 shares of Class A Common Stock held of record by Mr. Wong.
(17)Consists of 4,167 shares of Class A Common Stock held of record by Ms. Zatlyn.
(18)Consists of (i) 400,977 shares of Class A Common Stock, (ii) 96,049,866 shares of Class B Common Stock, and (iii) 64,943 RSUs that vest within 60 days of September 30, 2025.
Entities affiliated with our Co-Founders, Mr. Cannon-Brookes and Mr. Farquhar, hold the majority of the outstanding shares of our Class B Common Stock. Mr. Cannon-Brookes and Mr. Farquhar have each adopted a Rule 10b5-1 trading plan that is intended to satisfy the affirmative defense of Rule 10b5-1(c) (each a “Co-Founder Rule 10b5-1 Plan”), in accordance with Atlassian policies and the guidelines specified under Rule 10b5-1 of the Exchange Act, to allow them each to sell portions of their share holdings as a part of their long-term strategies for individual asset diversification and liquidity. Each of the Co-Founder Rule 10b5-1 Plans were adopted in June 2025 and, under their respective terms, Mr. Cannon-Brookes and Mr. Farquhar each intend to sell up to 1,916,250 shares of Class B Common Stock (with such shares converting into Class A Common Stock prior to sale). The sales will be spread out until each Co-Founder Rule 10b5-1 Plan expires in June 2026, in order to reduce market impact on any given day. The percentage of shares sold pursuant to each Co-Founder Rule 10b5-1 Plan is consistent with the percentage of Mr. Cannon-Brookes and Mr. Farquhar’s holdings sold in previous trading plans they have adopted each year since our initial public offering in December 2015. All sales of shares under these plans are subject to volume limitations, pursuant to Rule 144, which limits the amount of shares that can be sold in any three-month period.
We are not aware of any arrangement that may, at a subsequent date, result in a change of control of Atlassian.
Equity Compensation Plan Information
The following table provides information as of June 30, 2025 with respect the shares of our Class A Common Stock that may be issued under our existing equity compensation plans. No shares of our Class B Common Stock are issuable under any of our equity compensation plans.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants, and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Security Holders(1)	16,578,744	0.6600(2)	33,821,651(3)
Total	16,578,744	0.6600	33,821,651
(1)Includes the following plans: our Amended and Restated 2015 Share Incentive Plan (the “2015 Plan”), and our Amended and Restated 2015 Employee Share Purchase Plan (“ESPP”).
(2)Excludes shares issuable upon vesting of outstanding RSUs as of June 30, 2025, since such shares have no exercise price.
(3)As of June 30, 2025, a total of 28,121,651 shares of our Class A Common Stock were reserved for issuance pursuant to the 2015 Plan. This number does not include the 8,297,459 shares that were added to the 2015 Plan as a result of the automatic annual increase on July 1, 2025. The 2015 Plan provides that the number of shares reserved and available for issuance under the 2015 Plan will automatically increase each July 1, beginning on July 1, 2016, by 5% of the outstanding number of shares of our Class A Common Stock on the immediately preceding June 30th or such lesser number of shares as determined by our CLDC. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. The shares of Class A Common Stock underlying any awards that are forfeited, canceled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated, other than by exercise, under the 2015 Plan will be added back to the Class A Common Stock available for issuance under the 2015 Plan. As of June 30, 2025, a total of 5,700,000 of our shares of Class A Common Stock were available for future issuance pursuant to the ESPP. We may, but have not yet elected to, implement the ESPP. The ESPP provides that the number of shares reserved and available for issuance under the ESPP will automatically increase each July 1, beginning on July 1, 2016, by the lesser of 2,850,000 shares of our Class A Common Stock, 1% of the outstanding number of shares of our Class A Common Stock on the immediately preceding June 30th, or a lesser number of shares of our Class A Common Stock as determined by our CLDC. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization.

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Information About the Meeting, Voting and Procedural Matters
General
The Board is soliciting your vote with this Proxy Statement and proxy card for the Annual Meeting, to be held on Wednesday, December 2, 2025 at 2:00 p.m. Pacific Time and for any adjournment or postponement of the Annual Meeting. The Annual Meeting will be a virtual meeting held exclusively via live audio webcast at www.virtualshareholdermeeting.com/TEAM2025. Our Annual Report for the fiscal year ended June 30, 2025, including our financial statements for fiscal year 2025, is also enclosed or available online at the same website as this Proxy Statement. These proxy materials are first being made available to stockholders on October 15, 2025.
Stockholders Entitled to Vote; Record Date
As of the close of business on October 8, 2025, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 168,162,599 outstanding shares of Class A Common Stock and 95,068,747 outstanding shares of Class B Common Stock of Atlassian, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each share of Class A Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to ten votes on all matters to be voted on at the Annual Meeting, voting together as a single class. All valid proxies received before the Annual Meeting will be voted according to the instructions thereon.
Quorum; Abstentions; Broker Non-Votes
Atlassian’s Bylaws provide that the holders of a majority in voting power of the stock of Atlassian issued and outstanding and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy, constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as “present” in determining whether a quorum is present at the Annual Meeting. If a quorum is not present, we may propose to adjourn and reconvene the Annual Meeting at a later date.
If you hold your Atlassian Class A Common Stock through a brokerage firm, bank, trust or other similar organization, the broker or organization may be prevented from voting, or may otherwise choose not to vote, shares held in your brokerage account if you have not given the broker or organization voting instructions with respect to your shares (resulting in what is referred to as a “broker non-vote”). The question of whether the broker or organization will be able to vote your shares will be determined by whether a proposal is deemed “routine” or “non-routine” based on NYSE rules that regulate member brokerage firms. We expect that Proposals 1, 3, 4 and 5 will be considered “non-routine” and Proposal 2 will be considered “routine.” Accordingly, the broker or organization would not be able to vote your shares on Proposal 1, 3, 4 or 5, but would be able to do so on Proposal 2. We encourage you to vote your shares to ensure that they are represented on all matters presented at the Annual Meeting.

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For each of the proposals, the applicable voting standard, Board recommendation, and treatment of abstentions and broker non-votes, if any, are as follows:

Voting Item	Voting Options	Board Recommendation	Voting Standard	Effect of Abstentions	Effect of Broker Non-Votes, If Any
1.Election of Directors	For, against, or abstain on each nominee	FOR each nominee	Majority of the voting power of Class A and Class B Common Stock cast, for each nominee	No effect	No effect
2.Ratification of Appointment of Ernst & Young LLP	For, against, or abstain	FOR	Majority of the voting power of Class A and Class B Common Stock cast	No effect	No effect
3.Advisory Vote to Approve Named Executive Officer Compensation	For, against, or abstain	FOR	Majority of the voting power of Class A and Class B Common Stock cast	No effect	No effect
4.Approval of Amended and Restated 2015 Share Incentive Plan	For, against, or abstain	FOR	Majority of the voting power of Class A and Class B Common Stock cast	No effect	No effect
5.Approval of Amended and Restated 2015 Employee Share Purchase Plan	For, against, or abstain	FOR	Majority of the voting power of Class A and Class B Common Stock cast	No effect	No effect
Voting; Revocability of Proxies
Voting of proxies; Discretionary voting. Stockholders may vote over the internet, by telephone, by mail, or online when attending the virtual meeting, as described in “About the Annual Meeting” above. All shares entitled to vote and represented by properly executed proxy cards received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxy cards. The telephone and internet voting procedures are designed to authenticate the stockholder’s identity, to allow stockholders to vote their shares and to confirm that their voting instructions have been properly recorded. If you vote by telephone or over the internet, you do not need to complete and mail your proxy card. If you do not provide specific voting instructions on a properly executed proxy card or when voting over the phone or internet, your shares will be voted as recommended by the Board.
We are not aware of any matters to be presented at the Annual Meeting other than those described in this Proxy Statement. If any other matters are properly presented for consideration at the Annual Meeting, the persons named in the proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment.
Effect of not casting your vote. If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the voting for each of the proposals, because your bank or broker may not have discretion or may otherwise choose not to vote any uninstructed shares. Without voting instructions regarding Proposals 1, 3, 4 or 5 we expect that your nominee will not have the authority to vote on those matters, resulting in a so-called “broker non-vote.” Whether the broker, bank, or other nominee that holds your shares has discretionary authority to vote on a proposal without receiving your voting instructions is subject to stock exchange rules and final determination by the stock exchange.
If you are a stockholder of record, it is also critical that you cast your vote. If you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.
Revocability of proxy. You may revoke or change your proxy by:
•entering a new vote by telephone or over the internet;
•filing with Atlassian’s Corporate Secretary, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares; or
•attending and voting online at the virtual Annual Meeting (although attendance at the virtual Annual Meeting will not in and of itself revoke a proxy).

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Any written notice of revocation or subsequent proxy card must be received by Atlassian’s Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be sent to Atlassian’s principal executive offices at Atlassian Corporation, 350 Bush Street, 13th Floor, San Francisco, California 94104 USA, Attention: Corporate Secretary.
If a broker, bank or other nominee holds your shares, you must contact them in order to find out how to revoke or change your vote.
Expenses of Solicitation
Atlassian will bear the entire cost of solicitation. In addition, Atlassian may arrange with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the stock held of record by such persons, and Atlassian will reimburse them for their reasonable out-of-pocket expenses. Atlassian may use the services of Atlassian’s directors, officers, employees and others to solicit proxies, personally or by telephone, without additional compensation.
Procedure for Introducing Business or Director Nominations at Our 2026 Annual Meeting of Stockholders
Stockholder proposals and director nominees to be presented at the annual meeting of stockholders. Stockholders of record may introduce business or nominate directors for election at an annual meeting of stockholders, provided that the stockholder satisfies the advance notice requirements set forth in Atlassian’s Bylaws Among other things, the advance notice provisions require stockholders to give timely notice of business they propose to introduce and of any director nomination they propose to make in proper written form to Atlassian’s Corporate Secretary at Atlassian Corporation, 350 Bush Street, 13th Floor, San Francisco, California 94104 USA, Attention: Corporate Secretary. Any notice of director nomination submitted to Atlassian must include the additional information required by Rule 14a-19(b) under the Exchange Act.
To be timely for our 2026 annual meeting of stockholders, such notice must be received no earlier than the close of business (5:00 p.m. Pacific Time) August 4, 2026 and no later than the close of business (5:00 p.m. Pacific Time) on September 3, 2026. However, if the date of the 2026 annual meeting of stockholders is advanced by more than 30 days prior to, or delayed by more than 60 days after, the one-year anniversary of the date of the 2025 Annual Meeting, then notice must be received no later than the close of business (5:00 p.m. Pacific Time) on the later of the 90th day prior to the 2026 annual meeting of stockholders or the 10th day following the day on which public announcement of the date of the 2026 annual meeting of stockholders is first made.
In addition to satisfying the deadlines in these advance notice provisions of Atlassian’s Bylaws, a stockholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions must provide the notice required under Rule 14a-19 under the Exchange Act to Atlassian’s Corporate Secretary no later than October 3, 2025.
If a stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any business presented by a stockholder at our 2026 annual meeting of stockholders.
Stockholder proposals to be included in the proxy statement (Rule 14a-8 proposals). Any stockholder proposal submitted for inclusion in Atlassian’s proxy statement for the 2026 annual meeting of stockholders pursuant to Rule 14a-8 of the Exchange Act should be addressed to Atlassian’s Corporate Secretary at the address set forth above and must be received at our principal executive offices not later than the close of business (5:00 p.m. Pacific Time) on June 17, 2025. In the event the date of the annual meeting of stockholders is moved by more than 30 days from the one-year anniversary of the date of the 2025 Annual Meeting, then notice must be received within a reasonable time before Atlassian begins to make its proxy materials available.
The requirements for providing advance notice of business or nominations as summarized above are qualified in their entirety by our Bylaws, Rule 14a-19 (as applicable) and, in the case of stockholder proposals submitted for inclusion in our proxy statement, Rule 14a-8, which we recommend that you read in order to comply with the applicable requirements. Failure to timely deliver the requisite notice or satisfy the requirements in our Bylaws, Rule 14a-19 or Rule 14a-8, as applicable, may result in a proposal or nomination not being presented at our annual meeting of stockholders. You may contact Atlassian’s Corporate Secretary at our principal executive offices for a copy of our current Bylaws, including the relevant provisions regarding the requirements for making stockholder proposals and nominating director candidates, or you may refer to the copy of our Bylaws most recently filed with the SEC and available at www.sec.gov.

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78	Information About the Meeting, Voting and Procedural Matters
Delivery of Proxy Materials
To receive current and future proxy materials in either paper or electronic form, please contact Investor Relations at (415) 701-1110 or IR@atlassian.com. In addition, we will provide, free of charge, a copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2025 upon the written request of any stockholder to Investor Relations at the address set forth below.
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for Internet Notices and proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders, unless Atlassian has received contrary instructions from one or more of the stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Atlassian and some brokers household proxy materials and Internet Notices. If your proxy statement or Internet Notice is being householded and you would like to receive separate copies, or if you are receiving multiple copies and would like to receive a single copy, please contact Investor Relations at (415) 701-1110 or IR@atlassian.com, or write to Atlassian Corporation, 350 Bush Street, 13th Floor, San Francisco, California 94104 USA, Attention: Investor Relations.

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Appendix A
Non-GAAP Financial Measures and Key Business Metrics
Non-GAAP Financial Measures
In addition to financial information presented in accordance with GAAP, we regularly review other measures, that are not presented in accordance with GAAP, defined as non-GAAP financial measures by the SEC, to evaluate our business, measure our performance, identify trends, prepare financial forecasts, and make strategic decisions. These measures, including Free Cash Flow, may be different from similarly titled non-GAAP measures used by other companies. We understand that although non-GAAP financial measures are frequently used by investors and the analyst community in their evaluation of our financial performance, these measures have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.
Free Cash Flow
Free cash flow is a non-GAAP financial measure that we calculate as net cash provided by operating activities less net cash used in investing activities for capital expenditures. Management considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our business that can be used to fund our commitments, repay our debt, and for strategic opportunities, such as reinvesting in our business, making strategic acquisitions, and strengthening our financial position. Free cash flow is not a measure calculated in accordance with GAAP and should not be considered in isolation from, or as a substitute for financial information prepared in accordance with GAAP, such as GAAP net cash provided by operating activities. In addition, free cash flow may not be comparable to similarly titled metrics of other companies due to differences among methods of calculation.
The following table presents a reconciliation of net cash provided by operating activities to free cash flow for the fiscal year ended June 30, 2025 (in thousands):

GAAP net cash provided by operating activities	$1,460,393
Less: Capital expenditures	(44,850)
Free cash flow	$1,415,543
Key Business Metrics
We review a number of financial and operational metrics, including “Cloud Net Revenue Retention Rate,” to evaluate our business, measure our performance, formulate business plans, and make strategic decisions. These metrics are not based on any standardized industry methodology and are not necessarily calculated in the same manner or comparable to similarly titled measures presented by other companies.
Cloud Net Revenue Retention Rate
We calculate cloud net revenue retention rate at a point in time by dividing monthly recurring revenue from Cloud customers at the end of a reporting period (“Current Period MRR”) by the MRR for Cloud customers at the end of the prior 12-month period. Current Period MRR includes existing customer expansion net of existing customer contraction and attrition but excludes MRR from new customers in the current period.

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Appendix B
Atlassian Corporation
Amended and Restated 2015 Share Incentive Plan
SECTION 1. GENERAL PURPOSE OF THE PLAN
The purpose of the Atlassian Corporation Amended and Restated 2015 Share Incentive Plan, as may be further amended from time to time (the “Plan”) is to encourage and enable the executive officers, Employees, Non-Employee Directors and Consultants of Atlassian Corporation, a Delaware corporation, (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its businesses to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company and its Subsidiaries.
SECTION 2. DEFINITIONS
The following terms shall be defined as set forth below:
“Administrator” means either the Board or the Compensation and Leadership Development Committee of the Board or a similar committee performing the functions of the Compensation and Leadership Development Committee and which is comprised of not less than two Non‑Employee Directors who are independent.
“Applicable Law” means any applicable law, including, without limitation; (i) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (ii) corporate, securities, tax, or other laws, statutes, rules, requirements or regulations, whether U.S. or non-U.S., federal, state or local; and (iii) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.
“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards and Dividend Equivalent Rights.
“Award Agreement” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Agreement is subject to the terms and conditions of the Plan.
“Board” means the Board of Directors of the Company.
“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.
“Code” means the U.S. Internal Revenue Code of 1986, as amended, and any successor code, and related rules, regulations, guidance and interpretations.
“Consultant” means any natural person that provides bona fide services to the Company or a Subsidiary, provided that such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.
“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the Shares specified in the Dividend Equivalent Right (or other Award to which it relates) if such Shares had been issued to and held by the grantee.
“Effective Date” means the date on which the Plan becomes effective as set forth in Section 20.
“Employee” means any officer or other employee (as determined in accordance with Section 3401(c) of the Code) of the Company or of any Subsidiary.

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“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
“Fair Market Value” of a Share on any given date means the fair market value of the Share determined in good faith by the Administrator; provided, however, that if the Share is admitted to quotation on the Nasdaq Global Select Market or another national securities exchange, the determination shall be made by reference to the closing price on the given date. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations. Notwithstanding the foregoing, for U.S. and non-U.S. federal, state and local tax reporting and withholding purposes, Fair Market Value may be determined by the Administrator in accordance with uniform and nondiscriminatory standards adopted by it from time to time consistent with Applicable Law.
“GAAP” means U.S. Generally Accepted Accounting Principles.
“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive Stock Option” as defined in Section 422 of the Code.
“Non-Employee Director” means a member of the Board who is not also an Employee of the Company or any Subsidiary.
“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.
“Option” or “Stock Option” means any option to purchase Shares granted pursuant to Section 6.
“Performance Criteria” means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals applicable to an Award for a Performance Cycle. The Performance Criteria (which shall be applicable to the organizational level specified by the Administrator, including, but not limited to, the Company, Subsidiary or a unit, division or group of the Company) that will be used to establish Performance Goals may include any of the following or such other applicable criteria as selected by the Administrator, in its discretion (and in each case on a GAAP or non-GAAP basis, if applicable): total stockholder return, earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Shares, economic value-added, funds from operations or similar measure, sales or revenue or bookings, Rule of 40 (based on the sum of the Company’s revenue growth rate and profit margin, or as otherwise determined by the Administrator), acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings (loss) per share, sales or market shares, number of customers and number of average users, or environmental, social and governance-related goals, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group or in such other manner as determined appropriate by the Administrator. The Administrator may appropriately adjust any evaluation of performance under a Performance Criterion to exclude any of the following events that occurs during a Performance Cycle or such other events as determined appropriate by the Administrator: (i) asset write-downs or impairments, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reporting results, (iv) accruals for reorganizations and restructuring programs, and (v) any item of an unusual nature or of a type that indicates infrequency of occurrence, or both, including those described in the Financial Accounting Standards Board’s authoritative guidance or similar guidance from any other accounting standards board relevant to the Company and/or in management’s discussion and analysis of financial condition of operations appearing the Company’s annual report to stockholders for the applicable year.
“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria or other criteria will be measured for the purpose of determining a grantee’s right to and the payment of an Award that is subject to the attainment of Performance Goals or other performance goals and objectives. Unless otherwise determined by the Administrator, each such period shall not be less than 12 months.
“Performance Goals” means the specific goals established in writing by the Administrator for a Performance Cycle based upon the Performance Criteria.
“Plan” means this Amended and Restated 2015 Share Incentive Plan, as last amended as of the Effective Date, and as may be further amended from time to time.
“Restricted Shares” means the Shares underlying a Restricted Stock Award that remain subject to a risk of forfeiture or the Company’s right of repurchase.
“Restricted Stock Award” means an Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant.

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“Restricted Stock Units” means an Award of stock units subject to such restrictions and conditions as the Administrator may determine at the time of grant.
“Sale Event” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity (including in connection with a voluntary winding up of the Company), (ii) a merger, reorganization or consolidation pursuant to which the stockholders of the Company’s outstanding voting power and outstanding shares immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding shares or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the shares of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company. The Administrator shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Sale Event has occurred pursuant to the foregoing definition, the date of such Sale Event and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Sale Event is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.
“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per Share pursuant to a Sale Event.
“Section 409A” means Section 409A of the Code.
“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations thereunder.
“Share” means the Class A Common Stock, par value USD $0.00001 per share, of the Company, subject to adjustments pursuant to Section 4.
“Stock Appreciation Right” means an Award entitling the recipient to receive Shares or a cash payment having a value equal to the excess of the Fair Market Value of the Share on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of Shares with respect to which the Stock Appreciation Right shall have been exercised.
“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has more than a 50 percent interest, either directly or indirectly.
“Substitute Award” means an Award granted upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company acquired by the Company or with which the Company combines. Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan.
“Tax Liability” means any amount of U.S. or non-U.S. federal, state or local income tax, employment tax, social security (or similar) contributions, payroll tax, fringe benefits tax, payment on account and/or other tax-related items related to any Award granted under the Plan and legally applicable to the grantee, which any member of the Company and/or a Subsidiary becomes liable to pay on the grantee’s behalf to the relevant authorities in any jurisdiction.
“Ten Percent Owner” means an Employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of shares of the Company or any parent or subsidiary corporation.
“Unrestricted Stock Award” means an Award of Shares free of any restrictions.
SECTION 3. ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS
(a) Administration of Plan. The Plan shall be administered by the Administrator.
(b) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:
(i) to select the individuals to whom Awards may from time to time be granted;
(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;
(iii) to determine the number of Shares to be covered by any Award;

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(iv) to determine that any Award granted hereunder shall be subject to the attainment of Performance Goals or other performance goals and objectives, as well as the Performance Cycle during which performance is to be measured, and such other limitations and conditions as it shall determine for such Awards.
(v) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Agreements;
(vi) to accelerate at any time the exercisability or vesting of all or any portion of any Award;
(vii) to modify or otherwise adjust the vesting of Awards (including, but not limited to, extending on a proportionate basis the vesting period) or the number of Shares or cash amount subject to Awards in the event that a grantee changes between full-time and part-time status or takes a leave of absence;
(viii) subject to the provisions of Section 6(c), to extend at any time the period in which Stock Options and Stock Appreciation Rights may be exercised; and
(ix) at any time to adopt, alter and repeal such rules, subplans, guidelines and practices for operation and administration of the Plan, to ensure or facilitate compliance with local laws and regulations and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.
All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.
(c) Delegation of Authority to Grant Awards. Subject to Applicable Law, the Administrator, in its discretion, may delegate to a Chief Executive Officer of the Company, the Chair of the Compensation and Leadership Development Committee of the Board or a committee including a Chief Executive Officer of the Company or the Chair of the Compensation and Leadership Development Committee of the Board, or any other body or person, all or part of the Administrator’s authority and duties with respect to the granting of Awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. Any such delegation by the Administrator shall include a limitation as to the amount of Shares underlying Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria, as well as such other terms and parameters required by Applicable Law. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.
(d) Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.
(e) Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.
(f) Non-U.S. Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply or facilitate compliance with the laws and regulations in other countries in which the Company and its Subsidiaries operate or have Employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply or facilitate compliance with applicable non-U.S. laws and regulations; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable; provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 4(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply or facilitate compliance with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, no Awards shall be granted and no Shares pursuant to Awards shall be issued that would violate any Applicable Law or any other governing statute, regulation or law which the Company or a Subsidiary is subject to.

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SECTION 4. SHARES ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION
(a) Shares Issuable. Subject to adjustment as provided in Section 4(b), the maximum number of Shares reserved and authorized for issuance under the Plan shall be equal to the sum of (i) 85,890,333, the aggregate number of Shares reserved and authorized under the Plan as of July 1, 2025 plus (ii) a cumulative annual increase on the first day of each fiscal year during the term of the Plan beginning with the fiscal year starting July 1, 2026 and continuing for ten fiscal years (ending with the fiscal year starting July 1, 2035), in each case in an amount equal to five percent of the total number of Shares issued and outstanding (on an as-converted basis) on the immediately preceding June 30 or such lesser number of Shares as determined by the Administrator in its sole discretion (the “Annual Increase”). Subject to such overall limitation, the maximum aggregate number of Shares that may be issued in the form of Incentive Stock Options shall not exceed the Initial Limit cumulatively increased on July 1, 2026 and on each July 1 thereafter during the term of the Plan by the lesser of the Annual Increase for such year or 8,350,000 Shares, subject in all cases to adjustment as provided in Section 4(b). For purposes of the share reserve, the Shares underlying any Awards (excluding Substitute Awards) under the Plan that are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Shares or otherwise terminated (other than by exercise) shall be added back to the Shares available for issuance under the Plan. In the event the Company repurchases Shares on the open market, such Shares shall not be added to the Shares available for issuance under the Plan. Subject to such overall limitations, Shares may be issued up to such maximum number pursuant to any type or types of Award. The Shares available for issuance under the Plan may be authorized but unissued Shares or Shares reacquired by the Company.
(b) Changes in Shares. Subject to Section 4(d) hereof, if, as a result of any reorganization, recapitalization, reclassification, share dividend, share split, reverse share split or other similar change in the Company’s capital share, the outstanding Shares are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such Shares or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding Shares are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (iv) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive.
(c) Substitute Awards; Company Acquisitions.
(i) Any Shares underlying Substitute Awards shall not be counted against the Shares authorized for issuance under the Plan, except as may be required by reason of Section 422 of the Code, and shall, subject to Applicable Law, increase the number of Shares available for issuance hereunder, unless determined otherwise by the Administrator.
(ii) In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not be counted against the Shares authorized for issuance under the Plan, except as may be required by reason of Section 422 of the Code, and shall, subject to Applicable Law, increase the number of Shares available for issuance hereunder, unless determined otherwise by the Administrator; provided, however, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall be made only to individuals who were not employed by or providing services to the Company or its Subsidiaries immediately prior to such acquisition or combination, all in accordance with Applicable Law.
(d) Mergers and Other Transactions. In the case of and subject to the consummation of a Sale Event, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To the extent the parties to such Sale Event do not provide for the assumption, continuation or substitution of Awards, upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate. In such case, except as may be otherwise provided in the relevant Award Agreement, all Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of the Sale

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Event shall become fully exercisable as of the effective time of the Sale Event, all other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event, and all Awards with conditions and restrictions relating to the attainment of Performance Goals or other performance goals and objectives may become vested and nonforfeitable in connection with a Sale Event in the Administrator’s discretion or to the extent specified in the relevant Award Agreement. In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of Shares subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights; or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights (to the extent then exercisable) held by such grantee.
(e) Non-Employee Director Limit. Notwithstanding anything to the contrary in this Plan, in any calendar year, the aggregate value of all Awards awarded under this Plan to a Non-Employee Director and all other cash compensation earned by such Non-Employee Director, in each case for services as a Non-Employee Director, shall not exceed USD $1,500,000. For the purpose of this limitation, the value of any Award shall be its grant date fair value, as determined in accordance with FASB ASC 718 but excluding the impact of estimated forfeitures related to service-based vesting provisions.
SECTION 5. ELIGIBILITY
Grantees under the Plan will be such full or part-time executive officers and other Employees, Consultants and Non-Employee Directors of the Company and its Subsidiaries, as are selected from time to time by the Administrator in its sole discretion.
SECTION 6. STOCK OPTIONS
(a) Award of Stock Options. The Administrator may grant Stock Options under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.
Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to Employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.
Stock Options granted pursuant to this Section 6 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.
(b) Exercise Price. The exercise price per Share covered by a Stock Option granted pursuant to this Section 6 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the exercise price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date. Notwithstanding the foregoing, in the case of an Option that is a Substitute Award, the exercise price per share of the Shares subject to such Option may be less than the Fair Market Value per share on the grant date, provided that the exercise price of any Substitute Award must be determined in accordance with the applicable requirements of Section 424 and 409A of the Code.
(c) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.
(d) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to Shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.
(e) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company or an agent designated by the Company, specifying the number of Shares to be purchased. Payment of the exercise price may be made by one or more of the following methods except to the extent otherwise provided in the Option Award Agreement:
(i) In cash, by certified or bank check or other instrument acceptable to the Administrator;

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(ii) Through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of Shares that are not then subject to restrictions under any Company plan. Such surrendered Shares shall be valued at Fair Market Value on the exercise date;
(iii) By the optionee delivering to the Company or an agent designated by the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the exercise price; provided that in the event the optionee chooses to pay the exercise price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure; or
(iv) With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issuable upon exercise by the largest whole number of Shares with a Fair Market Value that does not exceed the aggregate exercise price.
Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the Shares to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full exercise price for such Shares and the fulfillment of any other requirements contained in the Option Award Agreement or applicable provisions of laws and regulations (including the satisfaction of any Tax Liability). In the event an optionee chooses to pay the exercise price by previously-owned Shares through the attestation method, the number of Shares transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested Shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.
(f) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or a Subsidiary become exercisable for the first time by an optionee during any calendar year shall not exceed USD $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.
SECTION 7. STOCK APPRECIATION RIGHTS
(a) Award of Stock Appreciation Rights. The Administrator may grant Stock Appreciation Rights under the Plan. A Stock Appreciation Right is an Award entitling the recipient to receive Shares or a cash payment having a value equal to the excess of the Fair Market Value of a Share on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of Shares with respect to which the Stock Appreciation Right shall have been exercised.
(b) Exercise Price of Stock Appreciation Rights. The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Share on the date of grant. Notwithstanding the foregoing, in the case of a Stock Appreciation Right that is a Substitute Award, the exercise price per share of the Shares subject to such Stock Appreciation Right may be less than the Fair Market Value per share on the date of grant, provided that the exercise price of any Substitute Award must be determined in accordance with the applicable requirements of Section 424 and 409A of the Code.
(c) Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 6 of the Plan.
(d) Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator. The term of a Stock Appreciation Right may not exceed ten years.
SECTION 8. RESTRICTED STOCK AWARDS
(a) Nature of Restricted Stock Awards. The Administrator may grant Restricted Stock Awards under the Plan. A Restricted Stock Award is any Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established Performance Goals or such other performance goals and objectives. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.
(b) Rights as a Stockholder. Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Shares and receipt of dividends; provided that any dividends paid by the Company during the period in which the Restricted Stock Award is unvested shall accrue and shall not be paid to the grantee until and to the extent the Restricted Stock Award vests. Unless the Board shall otherwise determine,

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Restricted Shares shall be uncertificated in accordance with Section 19(b) and such uncertificated Restricted Shares shall be accompanied by a notation on the records of the Company or its transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 8(d) below.
(c) Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Agreement. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 17 below, in writing after the Award is issued, if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Shares that have not vested at the time of termination shall automatically and without any requirement of notice to such grantee from, or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder.
(d) Vesting of Restricted Shares. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established Performance Goals or such other performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established Performance Goals or such other performance goals, objectives and other conditions, the Shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed “vested.”
SECTION 9. RESTRICTED STOCK UNITS
(a) Nature of Restricted Stock Units. The Administrator may grant Restricted Stock Units under the Plan. A Restricted Stock Unit is an Award of stock units that may be settled in Shares upon the satisfaction of such restrictions and conditions at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established Performance Goals or such other performance goals and objectives. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Except in the case of Restricted Stock Units with a deferred settlement date that complies with Section 409A, at the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of Shares or in the form of a cash payment. Restricted Stock Units with deferred settlement dates held by U.S. federal taxpayers are subject to Section 409A and shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A.
(b) Election to Receive Restricted Stock Units in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A, if applicable, and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Share on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Agreement.
(c) Rights as a Stockholder. A grantee shall have the rights as a stockholder only as to Shares acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the stock units underlying his Restricted Stock Units, subject to the provisions of Section 12 and such terms and conditions as the Administrator may determine.
(d) Termination. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 17 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.
SECTION 10. UNRESTRICTED STOCK AWARDS
Grant or Sale of Unrestricted Stock. The Administrator may grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. An Unrestricted Stock Award is an Award pursuant to which the grantee may receive Shares free of any restrictions under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

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SECTION 11. CASH-BASED AWARDS
Grant of Cash-Based Awards. The Administrator may grant Cash-Based Awards under the Plan. A Cash-Based Award is an Award that entitles the grantee to a payment in cash upon the attainment of specified Performance Goals or other performance goals and objectives. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash.
SECTION 12. DIVIDEND EQUIVALENT RIGHTS
(a) Dividend Equivalent Rights. The Administrator may grant Dividend Equivalent Rights under the Plan. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the Shares specified in the Dividend Equivalent Right (or other Award to which it relates) if such Shares had been issued to the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units or as a freestanding Award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional Shares, which may thereafter accrue additional dividend equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or installments. However, notwithstanding anything to the contrary herein, to the extent that a Dividend Equivalent Right is subject to vesting or is granted as a component of an award of Restricted Stock Units, such Dividend Equivalent Right shall be settled only upon vesting, settlement or payment of, or lapse of restrictions on the Dividend Equivalent Right or such award of Restricted Stock Units, and such Dividend Equivalent Right shall expire or be forfeited or annulled if the applicable vesting conditions are not met.
(b) Termination. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 17 below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.
SECTION 13. TRANSFERABILITY OF AWARDS
(a) Transferability. Except as provided in Section 13(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative, legatee or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or, if permitted by the Administrator, pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.
(b) Administrator Action. Notwithstanding Section 13(a), the Administrator, in its discretion, may provide either in the Award Agreement regarding a given Award or by subsequent written approval that the grantee (who is an Employee, Consultant or Non-Employee Director) may transfer his or her Non-Qualified Stock Options to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award Agreement. In no event may an Award be transferred by a grantee for value.
(c) Family Member. For purposes of Section 13(b), “family member” shall mean a spouse, civil partner, surviving spouse, surviving civil partner or minor children or step-children of such grantee or a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.
(d) Death of Grantee. In the event of the grantee’s death, the grantee’s legal representative or legatee shall have the right to exercise an Award and/or receive Shares or payment under an Award payable on or after the grantee’s death.
SECTION 14. TAX WITHHOLDING
Each grantee agrees, by participating the Plan, that the Company and its Subsidiaries shall, to the extent permitted by law, have the rights to deduct any Tax Liability from any payment of any kind otherwise due to the grantee and/or to direct that the proceeds from a sale of Shares on behalf of a grantee be paid over to the Company or its Subsidiaries to satisfy any Tax Liability.
Where a Tax Liability arises in connection with the Plan, the Company may require that as a condition of the exercise of an Award and/or receiving payment under an Award and/or as a condition to the Company’s obligation to deliver evidence of book entry (or share certificates) to any grantee, the grantee must either: (i) make a payment to the Company, or as the Company directs, of an

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amount equal to the Company’s estimate of the amount of the Tax Liability; or (ii) enter into agreements which are acceptable to the Company, and which are subject to approval by the Administrator, to secure that such payment is made, whether by surrender of Shares, cancellation of part of an Award, the Company’s withholding Shares otherwise issuable under an Award in an amount up to the maximum statutory amount, the sale of Shares or otherwise.
SECTION 15. SECTION 409A AWARDS
To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable on account of a grantee’s termination of employment, then such amount shall only be paid to the extent such termination of employment qualifies as a “separation from service” (within the meaning of Section 409A), and if the grantee is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Notwithstanding anything to the contrary in the Plan, in order to make payment of a 409A Award upon a Sale Event, the applicable transaction or event described in the “Sale Event” provisions of Section 2 must qualify as a change in control within the meaning of Section 409A(a)(2)(A)(v) of the Code, and if it does not, then unless otherwise specified in the applicable Award Agreement, payment of such 409A Award will be made on the Award’s original payment schedule or, if earlier, upon the death of the grantee. Additionally, the settlement of any such 409A Award may not be accelerated except to the extent permitted by Section 409A.
To the extent applicable, the Plan and any Award Agreements shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that the Administrator determines that any Award may be subject to Section 409A, the Administrator may (but is not obligated to), without a grantee’s consent, adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (i) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Section 409A and thereby avoid the application of any penalty taxes under Section 409A. The Company makes no representations or warranties as to the tax treatment of any Award under Section 409A or otherwise. The Company shall have no obligation under this Section 15 or otherwise to take any action (whether or not described herein) to avoid the imposition of taxes, penalties or interest under Section 409A with respect to any Award and shall have no liability to any grantee or any other person if any Award, compensation or other benefits under the Plan are determined to constitute non-compliant, “nonqualified deferred compensation” subject to the imposition of taxes, penalties and/or interest under Section 409A.
SECTION 16. TERMINATION OF EMPLOYMENT, TRANSFER, LEAVE OF ABSENCE, ETC.
(a) Termination of Employment. If the grantee’s employer ceases to be a Subsidiary, the grantee shall be deemed to have terminated employment for purposes of the Plan.
(b) For purposes of the Plan, the following events shall not be deemed a termination of employment:
(i) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or
(ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Company otherwise so provides in writing.
SECTION 17. AMENDMENTS AND TERMINATION; NO REPRICING
The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or regulations, or for any other lawful purpose; provided that no such action shall materially and adversely affect rights under any outstanding Award without the grantee’s consent, unless such action is to comply with Applicable Law or regulations. Except as provided in Section 4(b) or 4(d), without prior stockholder approval, in no event may the Administrator exercise its discretion to (i) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per Share, (ii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right exercise price per Share exceeds the Fair Market Value of the underlying Shares, or (iii) cancel an Option or Stock Appreciation Right in exchange for an Option or Stock Appreciation Right with a lower exercise price than such original Option or Stock Appreciation Right. To the extent required under the rules of any securities exchange or market system on which the Share is listed, or to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by the Company’s stockholders entitled to vote at a meeting of the stockholders. Nothing in this Section 17 shall limit the Administrator’s authority to take any action permitted pursuant to Section 4(b) or 4(d).

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SECTION 18. STATUS OF PLAN
With respect to the portion of any Award that has not been exercised and any payments in cash, Shares or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Shares or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.
SECTION 19. GENERAL PROVISIONS
(a) No Distribution. The Administrator may require each person acquiring Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof.
(b) Delivery of Shares. No certificates will be issued in respect of the Shares unless the Board determines otherwise and instead such Shares shall be recorded in the books of the Company or, as applicable, its share transfer agent, or otherwise as permitted by Applicable Law. Subject to the foregoing, uncertificated Shares shall be deemed delivered for all purposes when the Company or a share transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any Shares pursuant to the exercise or settlement of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such Shares is in compliance with all Applicable Laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed, quoted or traded and that the Shares are covered by an effective registration statement or applicable exemption from registration. The inability or impracticability of the Company to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained, and shall constitute circumstances in which the Administrator may determine to amend or cancel Awards pertaining to such Shares, with or without consideration to the grantee. All Shares delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with local, federal, state or non-U.S. jurisdiction, securities or other laws, rules and quotation systems on which the Share is listed, quoted or traded. The Administrator may place legends on any Shares to reference restrictions applicable to the Share. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.
(c) Stockholder Rights. Until a Share is deemed delivered in accordance with Section 19(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to Shares to be issued or transferred in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.
(d) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any grantee any right to continued employment or service relationship with the Company or any Subsidiary.
(e) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.
(f) Clawback Policy/Recoupment of Awards. All Awards (including any proceeds, gains or other economic benefit actually or constructively received by a grantee upon receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to forfeiture and/or repayment to the Company to the extent and in the manner required (i) to comply with any requirements imposed under Applicable Laws and/or the rules and regulations of the securities exchange or inter-dealer quotation system on which the Shares are listed or quoted, (ii) under the terms of, or to comply with a recoupment obligation arising under, the Atlassian Corporation Compensation Recovery Policy, to the extent applicable to the grantee and (iii) under the terms of any other clawback policy or guideline adopted by the Company (as may be amended from time to time) for reasons related to compliance with Applicable Law, fraud prevention, governance, avoidance of monetary or reputational damage to the Company and its affiliates and/or similar considerations, whether or not such policy or guideline was in place at the time of grant of an Award (and such requirements shall be deemed incorporated into this Plan without the consent of grantee). No recovery of compensation under such a clawback policy or guidelines or under Applicable Law will be an event giving rise to a grantee’s right to voluntarily terminate employment upon a “resignation for good reason” or for a “constructive termination” or any similar term under any plan or agreement with Company or a Subsidiary.

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(g) Fractional Shares. Unless otherwise determined by the Administrator, no fractional Shares shall be issued under the Plan, and in its sole discretion, the Administrator may make a cash payment in lieu of any fractional shares.
SECTION 20. EFFECTIVE DATE OF PLAN
This Plan shall become effective on December 2, 2025 (the “Effective Date”), which is the date on which the amendment and restatement of the Plan, as adopted by the Board on September 22, 2025 (the “Board Approval Date”) is approved by the Company’s stockholders. The Plan was originally adopted on December 9, 2015, and was previously amended and restated in connection with the redomicile of the parent holding company of the Atlassian company group from the United Kingdom to the United States, effective as of September 30, 2022.
Unless earlier terminated pursuant to Section 17, the Plan shall remain in effect for a term of 10 years from the Effective Date. Any Awards that remain outstanding at the time of such termination shall continue in full force and effect in accordance with their terms, including the terms of the Plan as in effect on the date of its termination. No grants of Awards may be made hereunder after the tenth anniversary of the Effective Date, provided that no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the Board Approval Date.
SECTION 21. GOVERNING LAW
This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of California, applied without regard to conflict of law principles.
DATE APPROVED BY BOARD OF DIRECTORS: September 22, 2025

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Appendix C
Atlassian Corporation
Amended and Restated 2015 Employee Share Purchase Plan
The purpose of the Atlassian Corporation Amended and Restated 2015 Employee Share Purchase Plan, as may be further amended from time to time, (the “Plan”) is to provide eligible employees of Atlassian Corporation, a Delaware corporation (the “Company”), and each Designated Company with opportunities to purchase shares of the Company’s Class A common stock, par value $0.00001 per share (the “Shares”). Subject to adjustment as provided in Section 16, the maximum number of Shares approved and reserved for issuance under the Plan is equal to the sum of (i) 5,700,000, the aggregate number of Shares reserved under the Plan as of July 1, 2025 and (ii) 14,300,000 Shares, plus (iii) a cumulative annual increase on the first day of each fiscal year during the term of the Plan beginning with the fiscal year starting July 1, 2026 and continuing for ten fiscal years (ending with the fiscal year starting July 1, 2035), in each case in an amount equal to the lesser of (i) 2,850,000 Shares, (ii) 1% of the number of Shares issued and outstanding (on an as-converted basis) on the immediately preceding June 30 or (iii) such lesser number of Shares determined by the Administrator.
The Plan includes two components: a Code Section 423 Component (the “423 Component”) and a non-Code Section 423 Component (the “Non-423 Component”). It is intended for the 423 Component to constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the Code and the 423 Component shall be interpreted in accordance with that intent (although the Company makes no undertaking or representation to maintain such qualification). In addition, this Plan authorizes the grant of Options under the Non-423 Component that does not qualify as an “employee stock purchase plan” under Section 423 of the Code. Except as otherwise provided herein, the Non-423 Component will operate and be administered in the same manner as the 423 Component.
1. Administration. The Plan will be administered by the Company’s Board of Directors (the “Board”), the Compensation and Leadership Development Committee of the Board and/or any other person or body appointed by the Board for such purpose to the extent permitted and subject to such parameters as required by Applicable Law (such administrator, the “Administrator”). The Administrator has authority at any time to: (i) adopt, alter and repeal such rules, guidelines and practices for the administration and operation of the Plan and for its own acts and proceedings as it shall deem advisable, including, without limitation, to accommodate the specific requirements of local laws, regulations and procedures for jurisdictions outside of the United States, as further provided in Section 12 below; (ii) interpret the terms and provisions of the Plan; (iii) make all determinations it deems advisable for the administration of the Plan; (iv) decide all disputes arising in connection with the Plan; and (v) otherwise supervise the administration of the Plan. All interpretations and decisions of the Administrator shall be binding on all persons, including the Company and the Participants. No member of the Board or individual exercising administrative authority with respect to the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any Options granted hereunder. All determinations by the Administrator in carrying out and administering the Plan and in construing and interpreting the Plan and any enrollment form or other instrument or agreement relating to the Plan will be made in the Administrator’s sole discretion and will be final, binding and conclusive for all purposes and upon all interested persons.
2. Offerings. The Company will make one or more offerings to eligible employees to purchase Shares under the Plan (“Offerings”). The Administrator shall determine the commencement and duration of each Offering, provided that no Offering shall exceed 27 months in duration. Additionally, the Administrator has authority to establish additional or alternative sequential or overlapping Offerings, a different number of Exercise Dates within an Offering, a different duration for one or more Offerings or different commencement or ending dates for such Offerings with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering to be affected thereafter. Unless otherwise determined by the Administrator, each Offering to employees of each separate Subsidiary conducted under the 423 Component of the Plan is intended to constitute a “separate offering” for purposes of Section 423 of the Code.
3. Eligibility.
(a) General. All individuals classified as employees on the payroll records of the Company and each Designated Company as of the first day of the applicable Offering (the “Offering Date”) are eligible to participate in any one or more of the Offerings under the Plan. Notwithstanding any other provision herein, individuals who are not contemporaneously classified as employees of the Company or a Designated Company for purposes of the Company’s or applicable Designated Company’s payroll system are not considered to be eligible employees of the Company or any Designated Company and shall not be eligible to

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participate in the Plan. In the event any such individuals are reclassified as employees of the Company or a Designated Company for any purpose, including, without limitation, common law or statutory employees, by any action of any third party, including, without limitation, any government agency, or as a result of any private lawsuit, action or administrative proceeding, such individuals shall, notwithstanding such reclassification, remain ineligible for participation. Notwithstanding the foregoing, the exclusive means for individuals who are not contemporaneously classified as employees of the Company or a Designated Company on the Company’s or Designated Company’s payroll system to become eligible to participate in this Plan is through a duly adopted amendment to the Plan, which specifically renders such individuals eligible to participate in an applicable Offering thereunder.
(b) Limitations on Eligibility. Notwithstanding Section 4(a) above, the Administrator, in its discretion, from time to time may, prior to an Offering, determine (on a uniform and nondiscriminatory basis for Offerings under the 423 Component) that an employee will not be eligible to participate in Plan or an applicable Offering if he or she: (i) has not completed at least two years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (ii) customarily works not more than 20 hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (iii) customarily works not more than five months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (v) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or who is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act. Further, notwithstanding Section 4(a) above, the Administrator may exclude an employee from an Offering to the extent otherwise permitted under Section 423 of the Code or, in the case of an Offering under the Non-423 Component, to the extent it determines, in its sole discretion, that participation of such employee is not advisable or practicable for any reason.
4. Participation.
(a) General. An eligible employee who is not a Participant on any Offering Date may participate in such Offering by submitting an enrollment form to the Company or any third party designated by the Company (either in electronic or written form, according to procedures established by the Company) at least 15 business days before the Offering Date (or by such other deadline as shall be established by the Administrator for the Offering).
(b) Enrollment. The enrollment form will (i) state a whole percentage to be contributed from an eligible employee’s Compensation per pay period, ranging from 1% up to 15% or such other maximum contribution rate as may be established by the Administrator and (ii) authorize the purchase of Shares in each Offering in accordance with the terms of the Plan. An employee who does not enroll in accordance with the procedures established by the Company will be deemed to have waived the right to participate. Unless a Participant submits a new enrollment form or withdraws from the Plan, such Participant’s contributions and purchases will continue at the same percentage of Compensation for future Offerings, provided he or she remains eligible.
(c) Notwithstanding the foregoing, participation in the Plan will neither be permitted nor be denied contrary to the requirements of the Code and any Applicable Law.
5. Employee Contributions. Each eligible employee may authorize payroll deductions at a minimum of 1% up to a maximum of 15% of such employee’s Compensation for each pay period (or such other maximum contribution rate as may be established by the Administrator); provided, however, that if payroll deductions are not permitted or problematic under Applicable Law or for administrative reasons, the Company, in its discretion, may allow eligible employees to contribute to the Plan by other means. The Company will maintain book accounts showing the amount of payroll deductions or other contributions made by each Participant for each Offering. No interest will accrue or be paid on payroll deductions or other contributions, unless required under Applicable Law.
6. Contribution Changes. Except as may be determined by the Administrator in advance of an Offering, a Participant may not increase or decrease more than once his or her contributions during any Offering, but may increase or decrease his or her contributions with respect to the next Offering (subject to the limitations of Section 5) by submitting a new enrollment form at least 15 business days before the next Offering Date (or by such other deadline as shall be established by the Administrator for the Offering). Notwithstanding the foregoing, unless otherwise determined by the Administrator, a Participant may reduce his or her rate of contributions to 0%, to become effective as soon as possible after completing an amended enrollment form. If a Participant reduces his or her rate of contributions to 0% during an Offering, the contributions made by the Participant prior to such reduction will be applied to the purchase of Shares on the next Exercise Date. If the Participant does not increase such rate of contributions above 0% prior to the commencement of the next subsequent Offering (or by such other deadline as determined by the Administrator), such action will be treated as the Participant’s withdrawal from the Plan in accordance with Section 7 below. Additionally, the Administrator may, in advance of any Offering, establish other rules permitting a Participant to increase, decrease or terminate his or her contributions during an Offering.

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7. Withdrawal. A Participant may withdraw from participation in the Plan by submitting a notice of withdrawal to the Company or any third party designated by the Company (either in electronic or written form, according to procedures established by the Company). The Participant’s withdrawal will be effective as soon as reasonably practicable. Following a Participant’s withdrawal, the Company will promptly refund such individual’s entire account balance under the Plan, if any, to him or her (after payment for any Shares purchased before the effective date of withdrawal). Partial withdrawals are not permitted. Such an employee may not begin participation again during the remainder of the Offering, but may enroll in a subsequent Offering in accordance with Section 5.
8. Grant of Options. On each Offering Date, the Company will grant to each eligible employee who is then a Participant in the Plan an Option to purchase on the last day of such Offering (the “Exercise Date”), at the Option Price hereinafter provided for, the lowest of (a) a number of Shares determined by dividing such Participant’s accumulated contributions on such Exercise Date by the lower of (i) 85% of the Fair Market Value of the Shares on the Offering Date, or (ii) 85% of the Fair Market Value of the Shares on the Exercise Date; (b) 2,500 Shares (or such other Option Price as may be established by the Administrator); or (c) such other lesser maximum number of Shares as shall have been established by the Administrator in advance of the Offering; provided, however, that such Option shall be subject to the limitations set forth below. Each Participant’s Option shall be exercisable only to the extent of such Participant’s accumulated payroll deductions and/or other contributions on the Exercise Date. The purchase price for each Share purchased under each Option (the “Option Price”) will be set by the Administrator in its sole discretion, subject to Applicable Law; provided, however, that the Option Price for an Offering under the Section 423 Component will not be less than 85% of the lesser of (i) the Fair Market Value of the Shares on the Offering Date or (ii) the Fair Market Value of the Shares on the Exercise Date.
Notwithstanding the foregoing, no Participant may be granted an Option hereunder if such Participant, immediately after the Option was granted, would be treated as owning shares possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or any Parent or Subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the share ownership of a Participant, and all shares which the Participant has a contractual right to purchase shall be treated as shares owned by the Participant. In addition, no Participant may be granted an Option which permits his or her rights to purchase Shares under the Plan, and any other employee stock purchase plan of the Company and its Parents and Subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Share (determined on the Option grant date or dates) for each calendar year in which the Option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code and shall be applied taking Options into account in the order in which they were granted.
9. Exercise of Option and Purchase of Shares. Each employee who continues to be a Participant in the Plan on the Exercise Date shall be deemed to have exercised his or her Option on such date and shall acquire from the Company such number of Shares reserved for the purpose of the Plan as his or her accumulated contributions on such date will purchase at the Option Price, subject to any other limitations contained in the Plan. Any amount remaining in a Participant’s account at the end of an Offering solely by reason of the inability to purchase a fractional Share will be carried forward to the next Offering, unless the Administrator determines (on a uniform and nondiscriminatory basis for Offerings under the 423 Component) to refund such amount to the Participant; any other balance remaining in a Participant’s account at the end of an Offering will be refunded to the Participant promptly.
If a Participant has more than one Option outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (i) each agreement or notice delivered by that Participant shall be deemed to apply to all of his or her Options under the Plan, and (ii) an Option with a lower Option Price (or an earlier granted Option, if different Options have identical Option Prices) shall be exercised to the fullest possible extent before an Option with a higher Option Price (or a later granted Option if different Options have identical Option Prices) shall be exercised.
10. Issuance of Certificates. No certificates will be issued in respect of the Shares unless the Board determines otherwise and instead such Shares shall be recorded in the books of the Company or, as applicable, its share transfer agent, or otherwise as permitted by Applicable Law, under the name of the Participant. Subject to the foregoing, uncertificated Shares shall be deemed delivered for all purposes when the Company or a share transfer agent of the Company shall have given to the Participant by electronic mail (with proof of receipt) or by United States mail, addressed to the Participant, at the Participant’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records).
11. Rights on Termination of Employment. Unless otherwise required by Applicable Law, if a Participant’s employment terminates for any reason before the Exercise Date for any Offering, no contributions will be taken from any pay due and owing to the Participant and the balance in the Participant’s account will be paid to such Participant or, in the case of such Participant’s death, if permitted by the Administrator, to his or her designated beneficiary as if such Participant had withdrawn from the Plan under Section 7. An employee will be deemed to have terminated employment, for this purpose, if the entity that employs him or her, having been a Designated Company, ceases to be an Affiliate or Subsidiary, as applicable, or if the employee is transferred to any entity other than the Company or a Designated Company. Except as otherwise required by Section 423 of the Code, an employee will not be deemed to have terminated employment for this purpose, if the employee is on an approved leave of absence for military service or sickness or for any other purpose approved by the Company, if the employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise provides in writing.

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12. Special Rules; Non-U.S. Sub-Plans. Notwithstanding anything herein to the contrary, the Administrator may adopt special rules applicable to the employees of a particular Designated Company, whenever the Administrator determines that such rules are necessary or appropriate for the implementation of the Plan in a jurisdiction where such Designated Company has employees, including, without limitation, such rules, procedures, agreements, appendices, or sub-plans (collectively, “Sub-Plans”) as are necessary or appropriate to facilitate participation in the Plan by employees who are foreign nationals or employed outside the United States and/or to take advantage of tax-qualified treatment for the Plan that may be available in certain jurisdictions. The terms of any such Sub-Plans may take precedence over other provisions of this Plan with the exception of the maximum number of Shares approved and reserved for issuance under the Plan and the term of the Plan, but unless otherwise superseded by the terms of such Sub-Plan, the provisions of this Plan will govern the operation of any such Sub-Plan. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt Sub-Plans for particular non-U.S. jurisdictions that modify or supplement the terms of the Plan to meet applicable local requirements, customs or procedures regarding, without limitation, (i) eligibility to participate, (ii) the definition of Compensation, (iii) the dates and duration of Offerings or other periods during which Participants may make contributions towards the purchase of Shares, (iv) the method of determining the Option Price and the discount from Fair Market Value at which Shares may be purchased, (v) any minimum or maximum amount of contributions a Participant may make in an Offering or other specified period under the applicable Sub-Plan, (vi) the treatment of purchase rights upon a Sale Event or a change in capitalization of the Company, (vii) the handling of payroll deductions, (viii) establishment of bank, building society or trust accounts to hold contributions, (ix) payment of interest, (x) conversion of local currency, (xi) obligations to pay payroll tax, (xii) determination of beneficiary designation requirements, (xiii) withholding procedures and (xiv) handling of Share issuances. To the extent that any special rules or Sub-Plans adopted under this Section 12 are inconsistent with the requirements of Section 423 of the Code, the applicable Designated Companies and Sub-Plans will be considered part of the Non-423 Component.
13. Participants Not Stockholders. Neither the granting of an Option to a Participant nor the deductions from his or her Compensation or other contributions shall deem such Participant to be a holder of the Shares covered by an Option under the Plan until such Shares have been purchased by and issued or transferred to him or her.
14. Rights Not Transferable. Options under the Plan are not transferable by a Participant other than by will or the laws of descent and distribution, and are exercisable during the Participant’s lifetime only by the Participant.
15. Application of Funds. All funds received or held by the Company under the Plan may be combined with other corporate funds and may be used for any corporate purpose, unless otherwise required under Applicable Law.
16. Adjustment in Case of Changes Affecting Shares. In the event of a subdivision of outstanding Shares, the payment of a dividend in Shares or any other change affecting the Shares, the number of Shares approved for the Plan and the Share limitation set forth in Section 8, the purchase price per Share and the number of Options that have not yet been exercised shall be equitably or proportionately adjusted in such manner as deemed appropriate by the Administrator to give proper effect to such event.
17. Sale Event. In the event of a Sale Event, each outstanding Option will be equitably adjusted and assumed or substituted with an equivalent right to purchase shares by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation in a Sale Event refuses to assume or substitute an outstanding Option or the successor corporation is not a publicly traded corporation, the Offering then in progress will be shortened by setting a new Exercise Date, which will be before the date of the proposed Sale Event. At least 10 days prior to the new Exercise Date or by such other deadline as set by the Administrator, the Administrator will notify each Participant in writing of the new Exercise Date, and that Shares will be purchased automatically for the Participant on the new Exercise Date, unless prior to such date the Participant has withdrawn from the Offering, as provided in Section 7 hereof.
18. Amendment of the Plan. The Board may at any time and from time to time amend the Plan in any respect, except that without the approval within 12 months of such Board action by the stockholders, no amendment shall be made increasing the number of Shares approved for the Plan or making any other change that would require stockholder approval in order for the 423 Component of the Plan, as amended, to qualify as an “employee stock purchase plan” under Section 423(b) of the Code or that would otherwise require stockholder approval with respect to the Non-423 Component.
19. Insufficient Shares. If the total number of Shares that would otherwise be purchased on any Exercise Date plus the number of Shares purchased under previous Offerings under the Plan exceeds the maximum number of Shares issuable under the Plan, the Shares then available shall be apportioned among Participants in proportion to the amount of contributions accumulated on behalf of each Participant that would otherwise be used to purchase Shares on such Exercise Date.
20. Termination of the Plan. The Plan may be terminated at any time by the Board. Upon termination of the Plan, all amounts in the accounts of Participants shall be promptly refunded. The Plan shall automatically terminate on the ten year anniversary of the Effective Date.

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21. Compliance with Law. The Company’s obligation to sell and deliver Shares under the Plan is subject to completion of any registration or qualification of the Shares under any U.S. or non-U.S. local, state or federal securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, and to obtaining any approval or other clearance from any U.S. and non-U.S. local, state or federal governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Company is under no obligation to register or qualify the Shares with the SEC or any other U.S. or non-U.S. securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares.
22. Governing Law. This Plan and all Options and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of California, applied without regard to conflict of law principles.
23. Issuance or Transfer of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Shares or, in the alternative, the Company may arrange for the transfer of Shares (including from Shares held in the treasury of the Company, or from any other proper source).
24. Tax Withholding. Each Participant agrees, by participating in the Plan, that the Company, and its Affiliates and Subsidiaries shall have the right to withhold any Tax Liability from any payment of any kind otherwise due to the Participant, including Shares issuable under the Plan. Where a Tax Liability arises in connection with the Plan, the Company and/or a Designated Company may require that, as a condition of exercise of an Option and purchase of Shares, a Participant must either:
(a) make a payment to the Company, or otherwise as the Company directs, of an amount equal to the Company’s estimate of the amount of the Tax Liability; or
(b) enter into arrangements acceptable to the Company to secure that such payment is made (whether by surrender of Shares, net share issuance, the sale of Shares, withholding from wages or other compensation, or otherwise).
25. Code Section 409A. Options granted under the Section 423 Component are exempt from the application of Section 409A of the Code and Options granted under the Non-423 Component are intended to be exempt from Section 409A of the Code pursuant to the “short-term deferral” exemption contained therein. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that an Option granted under the Plan may be subject to Section 409A of the Code or that any provision in the Plan would cause a right under the Plan to be subject to Section 409A of the Code, the Administrator may amend the terms of the Plan and/or of an outstanding Options granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding Options or future Option that may be granted under the Plan from or to allow any such rights to comply with Section 409A of the Code, but only to the extent any such amendments or action by the Administrator would not violate Section 409A of the Code. Notwithstanding the foregoing, the Company will have no liability to a Participant or any other party if an Option that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Administrator with respect thereto. The Company makes no representation that any Option is compliant with or exempt from Section 409A of the Code.
26. Notification Upon Sale of Shares. Each Participant who is subject to tax in the United States with respect to his or her participation in the Plan agrees, by entering the Plan, to give the Company prompt notice of any disposition of Shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such Shares were purchased.
27. Effective Date. The Plan shall become effective on December 2, 2025 (the “Effective Date”), which is the date on which the amendment and restatement of the Plan, as adopted by the Board on September 22, 2025 is approved by the Company’s stockholders.
28. Fractional Shares. Unless otherwise determined by the Administrator, no fractional Shares shall be issued under the Plan.
29. Definitions.
(a) The term “Affiliate” means any entity that is directly or indirectly controlled by the Company which does not meet the definition of a Subsidiary below, as determined by the Administrator, whether new or hereafter existing.
(b) The term “Applicable Law” means any applicable law, including, without limitation, (i) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (ii) corporate, securities, tax, or other laws, statutes, rules, requirements or regulations, whether U.S. or non-U.S., federal, state or local; and (iii) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

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(c) The term “Code” means the U.S. Internal Revenue Code of 1986, as amended, together with the regulations and official guidance promulgated thereunder.
(d) The term “Compensation” means base pay, prior to reduction pursuant to Sections 125, 132(f) or 401(k) of the Code or comparable reductions under laws outside the United States, but excluding overtime, incentive or bonus awards, commissions, allowances and reimbursements for expenses such as relocation allowances or travel expenses, income or gains on the exercise of Company share options or other equity incentive awards and similar items. The Administrator shall have the discretion to determine the application of this definition to Participants outside of the United States.
(e) The term “Designated Company” means any present or future Affiliate or Subsidiary (as defined below) that has been designated by the Administrator to participate in the Plan. The Administrator may so designate any Affiliate or Subsidiary, or revoke any such designation, at any time and from time to time, either before or after the Plan is approved by the stockholders and may further designate such companies as participating in the 423 Component or the Non-423 Component. For purposes of the 423 Component, only Subsidiaries may be Designated Companies.
(f) The term “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
(g) The term “Fair Market Value of the Shares” on any given date means the fair market value of the Shares determined in good faith by the Administrator; provided, however, that if the Shares are admitted to quotation on the National Association of Securities Dealers Automated Quotation System, Nasdaq Global Market or another national securities exchange, the determination shall be made by reference to the closing price on such date. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.
(h) The term “Option” means a right granted to a Participant to purchase Shares pursuant to the terms and conditions of the Plan.
(i) The term “Parent” means a “parent corporation” with respect to the Company, as defined in Section 424(e) of the Code.
(j) The term “Participant” means an individual who is eligible as determined in Section 3 and who has complied with the provisions of Section 4.
(k) The term “Plan” means this Amended and Restated 2015 Employee Share Purchase Plan, as may be further amended from time to time.
(l) The term “Sale Event” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity (including in connection with a voluntary winding up of the Company), (ii) a merger, reorganization or consolidation pursuant to which the stockholders of the Company’s outstanding voting power and outstanding shares immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding shares or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the shares of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company. The Administrator shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Sale Event has occurred pursuant to the foregoing definition, the date of such Sale Event and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Sale Event is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.
(m) The term “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations thereunder.
(n) The term “Subsidiary” means a “subsidiary corporation” with respect to the Company, as defined in Section 424(f) of the Code.
(o) The term “Tax Liability” means any amount of U.S. or non-U.S. federal, state or local income tax, social security (or similar) contributions, payroll tax, fringe benefits tax, payment on account and/or other tax-related items related to the participation in the Plan and legally applicable to the Participant, which the Company and/or an Affiliate or Subsidiary may become liable to pay on the Participant’s behalf to the relevant authorities in any jurisdiction.

2025 Proxy Statement

www.atlassian.com

ATLASSIAN

ATLASSIAN CORPORATION
350 BUSH STREET
13TH FLOOR
SAN FRANCISCO, CA 94104
ATTN: INVESTOR RELATIONS

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V80550-P37908

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ATLASSIAN CORPORATION

The Board of Directors recommends you vote FOR each of the following nominees to serve until the 2026 Annual Meeting of Stockholders:

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Scott Belsky	☐	☐	☐
1b. Shona L. Brown	☐	☐	☐
1c. Michael Cannon-Brookes	☐	☐	☐
1d. Karen Dykstra	☐	☐	☐
1e. Scott Farquhar	☐	☐	☐
1f. Sasan Goodarzi	☐	☐	☐
1g. Christian Smith	☐	☐	☐
1h. Steven Sordello	☐	☐	☐
1i. Jason Warner	☐	☐	☐
1j. Richard P. Wong	☐	☐	☐
1k. Michelle Zatlyn	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 through 5.	For	Against	Abstain
2. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2026.	☐	☐	☐
3. An advisory vote to approve the compensation of our named executive officers for the fiscal year ended June 30, 2025.	☐	☐	☐
4. Approval of an amendment and restatement to our 2015 Share Incentive Plan.	☐	☐	☐
5. Approval of an amendment and restatement to our 2015 Employee Share Purchase Plan.	☐	☐	☐

NOTE: In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

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Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
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V80551-P37908

ATLASSIAN CORPORATION
Annual Meeting of Stockholders
December 2, 2025 2:00 PM Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoints Stan Shepard and Grant Reid, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ATLASSIAN CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 PM Pacific Time on December 2, 2025, at the Virtual Meeting at: www.virtualshareholdermeeting.com/TEAM2025, and any adjournment or postponement thereof. In the event that any of the nominees named on the reverse side of this form are unavailable for election or unable to serve, the shares represented by this proxy may be voted for a substitute nominee selected by the Board of Directors.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

SPECIAL INFORMATION FOR BENEFICIAL OWNERS OF ATLASSIAN CORPORATION SHARES HELD IN THE COMPUTERSHARE DEPOSITARY: *Beneficial owners of shares held by Computershare DR Nominees Limited as custodian for Computershare Trustees (Jersey) Limited (the "Computershare Depositary") hereby instruct the Computershare Depositary to procure that the relevant shares are voted in accordance with the instructions indicated on the reverse side of this card, and in accordance with the judgement of the Computershare Depositary upon other business as may properly come before the Annual Meeting of Stockholders and any adjournment or postponement thereof. You may not vote directly at the Annual Meeting of Stockholders in relation to your beneficial ownership of these shares; the Computershare Depositary shall instead procure that the relevant shares are voted. The Computershare Depositary must receive your proxy instructions no later than 11:59 p.m. (Eastern Time) on November 25, 2025. If no such instructions are received by this time, the Computershare Depositary will take no action in respect of the relevant shares. Please note that Broadridge has been appointed as agent to tally the vote and provide the tabulated instructions to the Computershare Depositary prior to the Annual Meeting of Stockholders.*

Continued and to be signed on reverse side